PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(2)
(to prospectus dated May 21, 2003)	Registration Nos. 333-88564 and 333-88564-01

FNANB Credit Card Master Note Trust

Issuer

DC Funding International, Inc. Transferor	First North American National Bank Servicer

$423,500,000 Class A Floating Rate Asset Backed Notes, Series 2003-A

The class A notes are highly structured. Before you purchase the class A notes, please consider carefully the risk factors beginning on page S-11 of this prospectus supplement.

The class A notes are not deposits, and none of the class A notes, the accounts or the receivables is insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The class A notes are obligations of the issuer only and do not represent interests in or obligations of First North American National Bank, DC Funding International, Inc., Circuit City Stores, Inc. or any of their affiliates.

Class A Notes
Principal Amount	$423,500,000
Interest Rate	0.48% Plus One-Month LIBOR Per Annum
Distribution Dates (Interest)	Monthly Beginning July 15, 2003
Expected Final Distribution Date	May 2006 Distribution Date
Stated Series Termination Date	May 2011 Distribution Date
Price to Public	$423,500,000 (100.000%)
Underwriting Discount	$1,164,625 (0.275%)
Proceeds to DC Funding	$422,335,375 (99.725%)

The class A notes are the only securities offered for sale through this prospectus supplement and the attached prospectus. This prospectus supplement may be used to offer and sell the class A notes only if accompanied by the prospectus. The issuer will issue, in addition to the class A notes, $126,500,000 of class B notes. The class B notes will be subordinated to the class A notes to the extent described in this prospectus supplement.

Credit Enhancement:

•	The class A notes will benefit from the subordination of the class B notes and from any amounts on deposit in a spread account established for the benefit of the class A noteholders, the servicer and the insurer.
•	The class A notes will also benefit from a note guarantee insurance policy issued by Ambac Assurance Corporation, which insurance policy will guarantee the timely payment of interest on the class A notes on each distribution date and the full and ultimate payment of principal of the class A notes on the stated series termination date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Underwriters of the Class A Notes

Banc of America Securities LLC	Wachovia Securities

Morgan Stanley

SunTrust Robinson Humphrey

May 21, 2003

OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS

SUPPLEMENT AND THE ATTACHED PROSPECTUS

This prospectus supplement provides specific information about the class A notes. The attached prospectus provides general information about the issuer and the notes issued by the issuer, including information which may not apply to the class A notes.

You must read carefully this prospectus supplement and the attached prospectus in their entirety to understand fully the structure and terms of the class A notes. If the specific information about the class A notes provided in this prospectus supplement varies from the general information about the issuer and the notes issued by the issuer provided in the attached prospectus, you should rely on the information provided in this prospectus supplement.

This prospectus supplement begins with the following introductory sections describing the issuer and the class A notes in summary form:

•	the “Overview of Series 2003-A” section sets forth the basic structure of series 2003-A;

•	the “Principal Terms of the Class A Notes” section sets forth the principal terms of the class A notes;

•	the “Series 2003-A Summary” section describes the key structural features of series 2003-A and includes cross references to captions under which you can find additional, related information; and

•	the “Risk Factors” section describes the material risks that apply to an investment in the class A notes.

You should rely only on the information provided in, or incorporated by reference into, this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with additional or different information.

We include in this prospectus supplement and the attached prospectus cross-references to captions under which you can find additional, related discussions. The preceding table of contents and the table of contents included in the attached prospectus, as applicable, set forth the pages on which these captions are located.

We include in this prospectus supplement and the attached prospectus capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page S-56 of this prospectus supplement and the glossary beginning on page 75 of the attached prospectus, as applicable, contain the definitions of these capitalized terms.

We are not offering the class A notes in any state where the offer is not permitted.

OVERVIEW OF SERIES 2003-A

Issuer	FNANB Credit Card Master Note Trust, a Delaware statutory business trust referred to in this prospectus supplement and the attached prospectus as the issuer
Certificate Trust	FNANB Credit Card Master Trust, a New York common law trust referred to in this prospectus supplement and the attached prospectus as the certificate trust
Transferor	DC Funding International, Inc., a Delaware corporation referred to in this prospectus supplement and the attached prospectus as DC Funding
Servicer

First North American National Bank, a national banking association referred to in this prospectus supplement and the attached prospectus as FNANB, or any successor servicer appointed in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable

Indenture Trustee and Certificate Trustee	JPMorgan Chase Bank, a New York banking corporation referred to in this prospectus supplement and the attached prospectus as the indenture trustee or the certificate trustee, as applicable
Owner Trustee	Wilmington Trust Company, a Delaware banking corporation referred to in this prospectus supplement and the attached prospectus as the owner trustee
Insurer	Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company referred to in this prospectus supplement and the attached prospectus as the insurer
Primary Assets of the Issuer

An interest in all receivables created from time to time in a portfolio of MasterCard® and VISA® credit card accounts originated by FNANB, all monies due or to become due and all amounts received in payment of the receivables, including recoveries on charged-off receivables, and the other property described in this prospectus supplement and the attached prospectus(1)

	Principal Amount	Percentage of Total Principal Amount
Class A Notes	$423,500,000	77.0%
Class B Notes	126,500,000	23.0

Total	$550,000,000	100.0%

(1)	MasterCard® and VISA® are federally registered service marks of MasterCard International and VISA U.S.A., Inc., respectively.

PRINCIPAL TERMS OF THE CLASS A NOTES

Anticipated Ratings (Moody’s/Fitch/ Standard & Poor’s)	Aaa/AAA/AAA*
Credit Enhancement	Subordination of Class B Notes, a Spread Account and a Note Guarantee Insurance Policy
Pricing Date	May 21, 2003
Closing Date	May 29, 2003
Minimum Denomination	$1,000
Clearance and Settlement	DTC/Clearstream/Euroclear
Principal Amount	$423,500,000
Interest Rate	0.48% Plus One-Month LIBOR Per Annum
Distribution Dates (Interest)	Monthly Beginning July 15, 2003
Interest Accrual Method	Actual/360
Interest Period	From and Including Closing Date/Distribution Date to but Excluding Following Distribution Date
Interest Rate Determination Dates	May 27, 2003, June 12, 2003 and Two London Business Days Before Each Subsequent Interest Period
Servicing Fee Percentage	2.00% Per Annum (Subject to Adjustment)
Expected Final Distribution Date	May 2006 Distribution Date
Scheduled Commencement of Accumulation Period	May 1, 2005
Stated Series Termination Date	May 2011 Distribution Date
CUSIP Number	302514AH7
ISIN	US302514AH75
Common Code	016965308

*	It is a condition to the issuance of the class A notes that one of these ratings be obtained.

SERIES 2003-A SUMMARY

This summary is a simplified presentation of the major structural components of series 2003-A. This summary does not contain all of the information that you need to consider in making a decision to invest in the class A notes. You should carefully read this entire prospectus supplement and the attached prospectus before you purchase any class A notes.

Series Structure

The issuer will issue the class A notes and the class B notes as series 2003-A.

The series 2003-A notes will be issued by the issuer under the series 2003-A indenture supplement to the indenture. We are offering the class A notes for sale through this prospectus supplement and the attached prospectus. We are not offering the class B notes for sale through this prospectus supplement or the attached prospectus.

The class B notes will be subordinated to the class A notes.

Collateral for the Series 2003-A Notes

The series 2003-A notes are secured by a beneficial interest in a pool of receivables that arise under certain MasterCard and VISA credit card accounts originated by FNANB. The MasterCard and VISA credit card accounts originated by FNANB, other than Circuit City Plus™ accounts, are referred to in this prospectus supplement as the bank card accounts.

FNANB has transferred to the certificate trust, either directly or through DC Funding, the receivables in certain bank card accounts designated by FNANB. The MasterCard and VISA credit card accounts designated by FNANB are referred to in this prospectus supplement as the trust portfolio.

The certificate trust has issued a collateral certificate representing an interest in the receivables and the other assets of the certificate trust to DC Funding. DC Funding has transferred the collateral certificate to the issuer, and the collateral certificate will serve as collateral for the series 2003-A notes.

After all outstanding series of certificates that have been issued by the certificate trust have been retired, other than the collateral certificate held by the issuer, DC Funding may cause the certificate trust to terminate, at which time the receivables will be transferred to the issuer and will be held directly by the issuer as collateral for the series 2003-A notes.

The receivables in the certificate trust as of March 31, 2003 were as follows:

•	total receivables: $1,543,623,278.32

•	principal receivables: $1,480,017,410.85

•	finance charge receivables: $63,605,867.47

•	total accounts: 1,230,124.

Other Claims on the Receivables

The issuer has previously issued one other series of notes, which series is currently outstanding, and may issue additional series of notes from time to time without your consent. Any additional series of notes will be secured, directly or indirectly, by the receivables. The terms of any additional series of notes issued by the issuer may be significantly different from the terms of the series 2003-A notes. Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

The certificate trust has previously issued other series of certificates, other than the collateral certificate, some of which will remain outstanding on the closing date and will represent an undivided interest in the receivables. The certificate trust may issue additional series of certificates from time to time in the future, and those additional series will represent undivided interests in the receivables.

Neither you nor any other noteholder will have the right to consent to the issuance of future series of certificates. See “Annex I: Previously Issued Series” beginning on page S-64 of this prospectus supplement for a summary of the terms of the series of certificates previously issued by the certificate trust that are currently outstanding.

The certificates and the notes are referred to collectively in this prospectus supplement as the securities, and the certificateholders and the noteholders are referred to collectively in this prospectus supplement as the securityholders.

The class A notes will be included in a group of securities designated as group one. The class A notes will be entitled to share amounts collected on the receivables during each month and allocated to other series of securities issued by either the issuer or the certificate trust that are included in group one, to the extent those amounts are not needed to make required payments with respect to those other series, in each case in the manner and to the extent specified in the series 2003-A indenture supplement and the indenture supplements or series supplements for those other series.

Interest Payments

The class A interest rate for each interest period is 0.48% per annum above LIBOR prevailing on the related LIBOR determination date. LIBOR will be determined on May 27, 2003 for the period from and including the closing date to but excluding June 16, 2003 and will be determined on June 12, 2003 for the period from and including June 16, 2003 to but excluding July 15, 2003. The class A interest rate for each subsequent interest period will be determined on the second business day preceding that interest period.

Each class A note will represent the right to receive interest payments on each distribution date in an amount equal to the product of:

•	the class A interest rate for the preceding interest period or, in the case of the first interest period, the weighted average of the two class A interest rates for the first interest period;

•	a fraction, the numerator of which is the actual number of days in that preceding interest period and the denominator of which is 360; and

•	the outstanding principal balance of that class A note as of the close of business on the preceding distribution date or, in the case of the first distribution date, as of the closing date.

The distribution dates for series 2003-A will be the fifteenth day of each month or, if that day is not a business day, the following business day, beginning July 15, 2003. The interest periods for series 2003-A will be each period from and including a distribution date, or, in the case of the first interest period, the closing date, to but excluding the following distribution date.

Any interest on the class A notes due but not paid on a distribution date will be payable on the following distribution date, together with additional interest on the unpaid amount at the class A interest rate, plus 2.00% per annum. The final interest payment on the class A notes will be made no later than the stated series termination date.

Principal Payments

The class A notes are scheduled to receive a single principal payment on the expected final distribution date following the accumulation of principal in a segregated trust account referred to in this prospectus supplement as the principal funding account. We cannot assure you, however, that principal payments will not be made before or after the expected final distribution date.

If various events referred to in this prospectus supplement as early amortization events occur, principal payments may be made earlier than the expected final distribution date. If the actual payment rate on the receivables is lower than the payment rate that was assumed in determining the length of the accumulation period, the principal funding account may not be funded as expected and the noteholders may not be paid in full on the expected final distribution date. There is no penalty for the early or late payment of principal.

The final principal payment on the class A notes will be made no later than the stated series termination date. If the class A notes have not been paid in full by the stated series termination date, the indenture trustee will make a claim for payment on the insurance policy for the unpaid amount. The class B noteholders will in no event begin to receive principal payments until the class A notes and all amounts payable to the insurer have been paid in full.

Credit Enhancement

Credit enhancement for the class A notes will be provided by the subordination of the class B notes, a segregated trust account referred to in this prospectus supplement as the spread account and a note guarantee insurance policy issued by the insurer.

Subordination of Class B Notes

The issuance of the class B notes is intended to protect you against payment delays or losses with respect to your notes. The class B noteholders will not receive payments of interest and principal until required payments have been made to the class A noteholders, the servicer and the insurer. As a result, the class B notes will absorb any shortfalls in collections or losses on the receivables prior to the class A notes.

Spread Account

On the closing date, the initial balance on deposit in the spread account will be $16,500,000. After the series 2003-A notes are issued, deposits to the spread account will be made each month from collections of finance charge receivables allocated to series 2003-A plus various other amounts specified in the series 2003-A indenture supplement up to the required spread account amount as described in this prospectus supplement under “Description of the Class A Notes—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement and “—The Spread Account” beginning on page S-46 of this prospectus supplement. Amounts on deposit in the spread account will be used on each distribution date:

•	to make interest payments to the class A noteholders;

•	to pay the servicing fee to the servicer; and

•	to cover any potential reduction in the invested amount on that distribution date to an amount below an amount equal to the outstanding principal balance of the class A notes, minus any amount on deposit in the principal funding account, as a result of defaults and adjustment amounts allocated to series 2003-A;

in each case to the extent that collections of finance charge receivables allocated to series 2003-A plus various other amounts specified in the series 2003-A indenture supplement are not sufficient to cover those amounts.

Insurance Policy

The insurance policy will guarantee the timely payment of interest on the class A notes on each distribution date and the full and ultimate payment of principal on the class A notes on the stated series termination date. The insurance policy will also cover any potential reductions in the invested amount that would cause the invested amount to be reduced below an amount equal to the outstanding principal balance of the class A notes, minus any amount on deposit in the principal funding account, as a result of defaults and adjustment amounts allocated to series 2003-A on each distribution date.

Unless the insurer is insolvent or has defaulted on its obligations under the insurance policy, it will be entitled to exercise all voting and other rights of the class A noteholders. In the case of any amendment or waiver that would require the consent of all affected noteholders, the consent of the affected noteholders will be required in addition to the insurer’s consent.

Allocation of Collections, Default Amounts and Adjustment Amounts

On each determination date, the servicer will allocate to series 2003-A a portion of:

•	the collections of finance charge receivables and principal receivables received during the preceding month;

•	the receivables, if any, charged off as uncollectible during the preceding month, which amount is referred to in this prospectus supplement as the default amount; and

•	the amount of any unreimbursed deficiency in trust assets attributable to downward adjustments in the amount of principal receivables in the trust made for non-credit reasons during the preceding month, which amount is referred to in this prospectus supplement as the adjustment amount.

The determination dates for series 2003-A will be the eighth day of each month or, if that day is not a business day, the following business day, beginning July 8, 2003.

Application of Finance Charge Collections

On each distribution date, collections of finance charge receivables received during the preceding month and allocated to series 2003-A plus various other amounts specified in the series 2003-A indenture supplement will be applied:

•	to pay the interest due on the class A notes on that distribution date;

•	to pay the servicing fee due to the servicer on that distribution date;

•	to fund the default amount, if any, for the preceding month plus the adjustment amount, if any, as of the last day of the preceding month, in each case to the extent that amount is allocated to series 2003-A;

•	if the invested amount for series 2003-A has been reduced below an amount equal to the outstanding principal balance of the class A notes, minus any amount on deposit in the principal funding account, as a result of defaults and adjustment amounts allocated to series 2003-A or reallocated principal collections, to reimburse reductions in the invested amount for series 2003-A that have not been reimbursed, until the invested amount equals the outstanding principal balance of the class A notes, minus any amount on deposit in the principal funding account;

•	to pay the premium due on the insurance policy on that distribution date;

•	to fund any deficiency in a segregated trust account referred to in this prospectus supplement as the reserve account, which account is intended to help ensure the payment of interest on the class A notes on each distribution date relating to the accumulation period;

•	to fund any deficiency in the spread account;

•	to reimburse the insurer for claims on the insurance policy;

•	to pay any other amounts owing to the insurer under the insurance agreement;

•	to reimburse reductions in the invested amount for series 2003-A resulting from defaults and adjustment amounts allocated to series 2003-A and from reallocated principal collections, in each case that have not been reimbursed; and

•	to pay interest due on the class B notes on that distribution date.

Any remaining collections of finance charge receivables allocated to series 2003-A will be shared with other series in group one or, to the extent those collections are not needed to make required payments with respect to other series in group one, will be paid to DC Funding or its assigns.

Application of Principal Collections

The timing and amount of principal payments to be made on any distribution date will depend on whether that distribution date relates to the revolving period, the accumulation period or the early amortization period. In addition, on each distribution date, a portion of the collections of principal receivables received during the preceding month and allocated to series 2003-A may be reallocated to fund required payments of interest on the class A notes and monthly servicing fee payments with respect to the series 2003-A notes.

Revolving Period

The series 2003-A notes will include a period during which collections of principal receivables allocated to series 2003-A will not be accumulated for or paid to the holders of the series 2003-A notes. This period, which is referred to in this prospectus supplement as the revolving period, will begin on the closing date and end on the earlier of the commencement of the accumulation period and the commencement of the early amortization period.

On each distribution date relating to the revolving period, collections of principal receivables received during the preceding month and allocated to series 2003-A, other than collections reallocated to fund required payments of interest on the class A notes and monthly servicing fee payments with respect to the series 2003-A notes:

•	will be treated as shared principal collections and applied to make required payments with respect to other series in group one; and

•	to the extent those collections are not applied to make required payments with respect to other series in group one, will be deposited into the excess funding account or paid to DC Funding or its assigns.

Accumulation Period

The series 2003-A notes may include a period during which collections of principal receivables allocated to series 2003-A, up to a specified amount, will be deposited on or before each distribution date into the principal funding account. This period, which is referred to in this prospectus supplement as the accumulation period, is scheduled to begin on May 1, 2005 and end on the earlier of the commencement of the early amortization period and the date on which the series 2003-A notes are paid in full. DC Funding may postpone the commencement of the accumulation period or suspend the accumulation period under certain limited circumstances.

On or before each distribution date relating to the accumulation period, collections of principal receivables received during the preceding month and allocated to series 2003-A, other than collections reallocated to fund required payments of interest on the class A notes and monthly servicing fee payments with respect to the series 2003-A notes:

•	will be deposited into the principal funding account up to a specified amount;

•	to the extent those collections are not deposited into the principal funding account, will be treated as shared principal collections and applied to make required payments with respect to other series in group one; and

•	to the extent those collections are not applied to make required payments with respect to other series in group one, will be deposited into the excess funding account or paid to DC Funding or its assigns.

On the expected final distribution date, the amount on deposit in the principal funding account will be paid to the class A noteholders; provided, however, that, if the early amortization period begins prior to the expected final distribution date, the amount on deposit in the principal funding account will be paid to the class A noteholders on the first distribution date relating to the early amortization period.

Early Amortization Period

The series 2003-A notes may include a period during which collections of principal receivables allocated to series 2003-A will be applied on each distribution date to make principal payments to the noteholders. This period, which is referred to in this prospectus supplement as the early amortization period, will begin on the date on which an early amortization event occurs and will end on the earlier of the date on which the series 2003-A notes and all amounts payable to the insurer are paid in full and the stated series termination date.

On each distribution date relating to the early amortization period, collections of principal receivables received during the preceding month and allocated to series 2003-A, other than collections reallocated to fund required payments of interest on the class A notes and monthly servicing fee payments with respect to the series 2003-A notes:

•	will be paid to the class A noteholders until the class A notes have been paid in full;

•	if the class A notes have been paid in full and any amounts are payable to the insurer, will be paid to the insurer until such amounts have been paid in full; and

•	if the class A notes and any amounts payable to the insurer have been paid in full, will be paid to the class B noteholders until the class B notes have been paid in full.

See “Description of the Class A Notes—Early Amortization Events” beginning on page S-49 of this prospectus supplement for a further discussion of the early amortization events applicable to series  2003-A.

Application of Certain Insurance Payments

All amounts paid by the insurer under the insurance policy in respect of principal, including any payments in respect of potential class A charge-offs, will be deposited into the principal funding account. On the expected final distribution date and on each distribution date relating to the early amortization period, all insurance payments then on deposit in the principal funding account will be paid to the class A noteholders.

Events of Default

The series 2003-A notes are subject to the events of default described under “Description of the Class A Notes—Events of Default” beginning on page S-50 of this prospectus supplement. The events of default include, among other things, the failure to pay interest on the class A notes when it is due or within a specified grace period and the failure to pay principal on the class A notes when it is due on the stated series termination date.

If an event of default involving bankruptcy, insolvency or similar events relating to the issuer occurs, the principal amount of the series 2003-A notes automatically will become immediately due and payable. If any other event of default occurs and is continuing with respect to the series 2003-A notes, the indenture trustee, acting at the direction of or with the consent of the insurer, so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, or the holders of more than 50% of the then-outstanding principal balance of the series 2003-A notes, may declare the principal amount of the series 2003-A notes to be immediately due and payable. This declaration may be rescinded by the holders of more than 50% of the then-outstanding principal balance of the series 2003-A notes if the related event of default has been cured, subject to the conditions described under “Description of the Indenture—Events of Default; Rights upon Event of Default” beginning on page 39 of the attached prospectus.

After an event of default and the acceleration of the series 2003-A notes, funds allocated to series 2003-A and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the series 2003-A notes to the extent permitted by law. Principal collections and finance charge collections allocated to series 2003-A will be applied to make monthly principal and interest payments on the series 2003-A notes until the earlier of the date on which the series 2003-A notes are paid in full and the stated series termination date.

If the series 2003-A notes are accelerated or the issuer fails to pay the principal of the series 2003-A notes on the stated series termination date, subject to the conditions described under “Description of the Indenture—Events of Default; Rights upon Event of Default” beginning on page 39 of the attached prospectus, the indenture trustee may, if legally permitted and acting at the direction of or with the consent of the insurer so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, cause the trust to sell principal receivables, or interests therein, in an amount equal to the invested amount for series 2003-A and the related finance charge receivables.

Unless the insurer is insolvent or has defaulted on its obligations under the insurance policy, the insurer will have the right to accelerate the series 2003-A notes following an event of default and will have the right to direct the indenture trustee to sell receivables, or interests therein, following acceleration of the series 2003-A notes, in each case without the consent of the class A noteholders. See “Risk Factors—The Insurer Will Be Entitled to Exercise Your Voting And Other Rights Prior To An Insurer Default” beginning on page S-25 of this prospectus supplement and “Description of the Class A Notes—Events of Default” beginning on page S-50 of this prospectus supplement for a further discussion of the rights of the insurer.

Optional Redemption

The servicer will have the option to purchase the class A notes when the outstanding principal balance of the class A notes is reduced to an amount less than or equal to 10% of the initial outstanding principal balance of the class A notes.

Tax Status of the Class A Notes and the Issuer

McGuireWoods LLP, special tax counsel to FNANB and DC Funding, is of the opinion that:

•	the class A notes will be treated as debt for federal income tax purposes; and

•	neither the certificate trust nor the issuer will be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

See “Material Federal Income Tax Consequences” beginning on page S-52 of this prospectus supplement and “Material Federal Income Tax Consequences” beginning on page 65 of the attached prospectus for a further discussion of the tax consequences of acquiring, holding and disposing of the class A notes.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” beginning on page S-53 of this prospectus supplement and “ERISA Considerations” beginning on page 71 of the attached prospectus, the class A notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the class A notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of those notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Additional Information

You may obtain additional information about the class A notes by contacting FNANB in writing at 225 Chastain Meadows Court, Kennesaw, Georgia 30144, Attention: Treasury Department, or by telephone at (770) 423-7900.

RISK FACTORS

This section summarizes the material risks that apply to an investment in the class A notes. You should consider these risks in deciding whether to purchase the class A notes.

Any Reduction In The Insurer’s Ratings Or Claims-Paying Ability Ratings May Cause A Reduction In The Ratings Of The Class A Notes

The credit ratings assigned to the class A notes are based on each rating agency’s determination of the value of the receivables and the availability of any credit enhancement, including the claims-paying ability ratings of the insurer. Any reduction in the insurer’s ratings or claims-paying ability may cause a reduction in the ratings of the class A notes.

The Credit Enhancement May Not Be Sufficient To Prevent Payment Delays Or Losses On Your Notes

The class A notes will benefit from the subordination of the class B notes, the spread account and the insurance policy. We cannot assure you, however, that the subordination of the class B notes, the amount on deposit in the spread account or the insurance policy will be sufficient to prevent payment delays on your notes or, if the insurer fails to perform its obligations under the insurance policy, losses on your notes.

If the receivables experience higher losses, greater downward adjustments for non-credit reasons, lower yields or lower monthly payment rates than were assumed in determining the principal balance of the class B notes:

•       if and to the extent that sufficient funds are not available in the spread account and the insurer defaults under the insurance policy, the issuer may not have sufficient funds to pay in full the interest and principal owed on your notes on one or more distribution dates and you will suffer payment delays with respect to your notes; and

•       if and to the extent that the amount of that insufficiency is not offset on subsequent distribution dates, sufficient funds are not available in the spread account and the insurer defaults under the insurance policy, you will suffer losses with respect to your notes.

See“—If The Yield On The Receivables Declines Or Losses On The Receivables Increase, You May Be Exposed To Reinvestment Risk” beginning on page S-18 of this prospectus supplement for a further discussion of the events that could result in a decline in the yield on the receivables or an increase in losses on the receivables. See “—If The Principal Payment Rate On The Receivables Declines, You May Receive Principal Payments Later Than The Expected Final Distribution Date” beginning on page S-22 of this prospectus supplement for a further discussion of the events that could result in a decline in the principal payment rate. See “Description of the Class A Notes—Subordination of the Class B Notes” beginning on page S-42 of this prospectus supplement for a further discussion of the subordination feature.

If A Transfer Of Receivables To The Certificate Trust Or The Issuer Is Characterized As A Financing Rather Than A Sale, The Interest Of The Certificate Trust Or The Issuer In Those Receivables May Be Subject To Various Nonconsensual Liens

The following transfers of receivables have occurred or will occur under the master pooling and servicing agreement or the transfer and servicing agreement:

•       the transfer of receivables by FNANB to the certificate trust under the master pooling and servicing agreement as in effect prior to December 31, 2001;

• the transfer of receivables by DC Funding to the certificate trust under the master pooling and servicing agreement as in effect on and after December 31, 2001; and
• the transfer of receivables by DC Funding to the issuer under the transfer and servicing agreement as in effect after the termination of the certificate trust.

Each of these transfers constitutes or will constitute either an absolute sale of the related receivables or the grant of a security interest in the related receivables to the certificate trust or the issuer, as applicable. If a court were to conclude that any of these transfers constituted the grant of a security interest in the receivables, a tax, governmental or other nonconsensual lien on property of FNANB or DC Funding, as applicable, arising before new receivables came into existence might have priority over the interests of the certificate trust or the issuer, as applicable, in those receivables. The risk of a court reaching this conclusion may be increased by the retention by FNANB, prior to December 31, 2001, of the exchangeable transferor certificate and various subordinated securities with respect to other series of certificates and the acquisition or retention by DC Funding, on or after December 31, 2001, of the exchangeable transferor certificate, the subordinate securities previously retained by FNANB, the class B notes and any similar interests issued and retained with respect to other series of securities. See “Legal Matters Relating to the Receivables—Transfer of Receivables” beginning on page 60 of the attached prospectus for a further discussion of the circumstances under which the interest of the certificate trust or the issuer in the receivables might be subject to prior liens.

If FNANB Ceases To Be The Servicer, You May Suffer Payment Delays Or Losses On Your Notes

FNANB may resign as servicer under very limited circumstances and may be removed as servicer if it defaults in the performance of its servicing obligations. If FNANB were to resign or be removed as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments on your notes. In addition, if FNANB were to resign or be removed as servicer and there were a material interruption in collection activities, the collection rate on the receivables could decline, which could result in losses on your notes. See “Description of the Notes—The Servicer” and “—Servicer Defaults” beginning on page 32 and page 34 of the attached prospectus for a further discussion of the circumstances under which FNANB may resign or be removed as servicer.

If Total System Services, Inc. Fails To Perform, You May Suffer Payment Delays Or Losses On Your Notes

Total Systems provides various data processing services to FNANB in connection with the servicing of the MasterCard and VISA credit card accounts. If Total Systems were to fail to perform those services, delays in processing account information could occur, which could delay payments on your notes or result in losses on your notes. We cannot assure you that Total Systems will continue to perform under its services contract with FNANB.

The Appointment Of A Receiver Or Conservator For FNANB Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

FNANB is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If FNANB were to become insolvent or be in an unsound condition, or if it were to violate its bylaws or various federal regulations, the OCC would be authorized to appoint the FDIC as receiver or conservator for FNANB.

If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC would be authorized by statute to repudiate any contract of FNANB, including the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement, upon payment of actual direct compensatory damages. An FDIC regulation dealing with the issuance of asset-backed securities indicates, however, that the FDIC would not seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred by FNANB to the certificate trust or DC Funding if various conditions were met at the time of that transfer, including that the transfer qualified for sale accounting treatment under GAAP, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud FNANB or its creditors. FNANB believes that the conditions of the FDIC regulation were met in connection with each transfer of receivables by FNANB to the certificate trust and have been, and will be, met in connection with each transfer of receivables by FNANB to DC Funding. If the OCC were to appoint the FDIC as receiver or conservator for FNANB and the conditions of the FDIC regulation were not met in connection with a transfer of receivables by FNANB to the certificate trust or DC Funding, payments on your notes could be delayed or reduced.

If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC could, even if the conditions of the FDIC regulation were met in connection with a transfer of receivables by FNANB to the certificate trust or DC Funding:

•       repudiate FNANB’s ongoing obligations under the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the receivables;

• require the certificate trustee, the indenture trustee or DC Funding to go through an administrative claims procedure to establish its right to amounts collected on the receivables; or
• request a stay of proceedings with respect to the claims of the certificate trust, the issuer or DC Funding against FNANB.
In addition, if the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC might have the power to:
• prevent or require the commencement of the early amortization period;
• prevent or require the early sale of the receivables or termination of the certificate trust or the issuer;
• prohibit the continued transfer of receivables to DC Funding;
• prevent the appointment of a successor servicer or authorize FNANB to stop servicing the receivables; or

• increase the amount or priority of the servicing fee due to FNANB or otherwise alter the terms under which FNANB services the receivables.

If the FDIC were to take any of these actions, or if the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement or a transfer of receivables by FNANB to the certificate trust or DC Funding were found to violate the regulatory requirements of the FDIA, payments on your notes could be delayed or reduced. See “Legal Matters Relating to the Receivables—Insolvency Matters Relating to FNANB” beginning on page 61 of the attached prospectus for a further discussion of the implications of the appointment of a receiver or conservator for FNANB.

Regulatory Actions Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

The federal bank regulatory agencies have broad enforcement powers over FNANB. If an appropriate banking agency were to find that any obligation of FNANB or an affiliate under a securitization or other agreement, or any activity of FNANB or an affiliate, constituted an unsafe or unsound practice or violated any applicable law, rule or regulation, or any written condition or agreement applicable to FNANB or an affiliate, that agency would have the power to order FNANB or the affiliate, among other things, to rescind that contractual obligation or terminate that activity or to take such other action as that agency deemed appropriate. If an appropriate banking agency were to reach such a conclusion, and were to order that FNANB or an affiliate rescind or amend its securitization agreements, payments on your notes could be delayed or reduced, FNANB might not be liable to you for contractual damages for complying with that order and you might not have any legal recourse against that agency. See “Legal Matters Relating to the Receivables—Certain Regulatory Matters” beginning on page 63 of the attached prospectus for a further discussion of bank regulatory matters.

A Bankruptcy Filing With Respect To Circuit City Or DC Funding Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

Each of Circuit City and DC Funding is subject to the United States Bankruptcy Code and similar state insolvency laws. FNANB has taken steps in structuring the transactions contemplated by the receivables purchase agreement, the master pooling and servicing agreement and the transfer and servicing agreement to reduce the risk that a bankruptcy filing with respect to Circuit City would adversely affect your notes or that DC Funding would become a debtor in a voluntary or involuntary bankruptcy case. We cannot assure you, however, that payments on your notes will not be delayed or reduced as a result of a bankruptcy proceeding.

If Circuit City were to become a debtor in a voluntary or involuntary bankruptcy case, a creditor or trustee-in-bankruptcy of Circuit City, or Circuit City as debtor-in-possession, might take the position that:

•       the transfer of receivables by DC Funding to the certificate trust under the master pooling and servicing agreement as in effect on and after December 31, 2001 or to the issuer under the transfer and servicing agreement should be characterized as the grant of a security interest in the receivables; and

•       the assets and liabilities of DC Funding, which would include the receivables transferred to the certificate trust and the issuer if those transfers were to be characterized as grants of a security interest, should be substantively consolidated with the assets and liabilities of Circuit City.

If a bankruptcy court in such a proceeding were to characterize the transfer of receivables by DC

Funding to the certificate trust or the issuer as the grant of a security interest and were to order that the assets and liabilities of Circuit City and DC Funding be substantively consolidated, payments on your notes could be delayed or reduced.

If Circuit City or DC Funding were to become a debtor in a voluntary or involuntary bankruptcy case, an early amortization event would occur with respect to all outstanding series. In addition, if DC Funding were to become a debtor in a voluntary or involuntary bankruptcy case, newly created receivables would not be transferred to the certificate trust or the issuer, the certificate trustee or the owner trustee, as applicable, would proceed to liquidate the receivables unless otherwise instructed by the securityholders or the insurer or otherwise required by the bankruptcy court and payments on your notes could be delayed or reduced. See “Legal Matters Relating to the Receivables—Insolvency Matters Relating to Circuit City and DC Funding” beginning on page 63 of the attached prospectus for a further discussion of the implications of a bankruptcy filing with respect to Circuit City or DC Funding.

Adverse Economic Changes In Certain States Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

As of March 31, 2003, a substantial percentage of cardholders whose accounts were included in the certificate trust had billing addresses in California, Texas, Florida, Illinois and Ohio. As a result, adverse changes in the economic conditions in these states could have an adverse impact on the creation of receivables or the timing or amount of payments on your notes. See “Characteristics of the Trust Receivables — Composition by Cardholder Billing Address” beginning on page S-31 of this prospectus supplement for additional information with respect to the geographic composition of the accounts included in the certificate trust.

Acts Of Terrorism And Related Political And Military Actions Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

The acts of terrorism which occurred in the United States on September 11, 2001 had an immediate impact on commercial activities in the United States, including the use of credit cards and the payment of credit card bills during the first few days after the terrorist attacks. The ongoing effect of the terrorist attacks on credit card use and payment patterns is unclear. The impact of the political and military actions taken in response to the terrorist attacks on credit card use and payment patterns is also unclear. We cannot predict the extent to which these events or similar events in the future will have an adverse effect on general economic conditions, consumer confidence or general market liquidity or on credit card use or payment patterns. If delinquencies or losses on the receivables increase or the yield on the receivables, the rate at which new receivables are created or the principal payment rate on the receivables declines as a result of these events or similar events in the future, you may suffer payment delays or losses with respect to your notes or be exposed to reinvestment risk.

Military Conflicts Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

On March 19, 2003, the United States began military action against Iraq. In preparation for that action, President Bush ordered the activation of several thousand members of the armed forces reserves. We cannot predict whether similar military conflicts will occur and, if so, whether additional reservists will be called to active duty. If a member of the military or a reservist who is called to active duty is a cardholder, the interest rate limitation under the Soldiers’ and Sailors’ Civil Relief Act of 1940, and any comparable state law, will apply. We cannot assure you that the application of these laws will not have an adverse impact on the timing or amount of payments on your notes. See “Legal Matters Relating to the Receivables — Consumer Protection Laws” beginning on page 64 of the attached prospectus for a further discussion of the Soldiers’ and Sailors’ Civil Relief Act of 1940.

The Application Of Federal Or State Consumer Protection Laws Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

A number of federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. The existing consumer protection laws could be amended to impose additional restrictions on the creation and enforcement of consumer loans. In addition, new consumer protection laws could be adopted imposing those additional restrictions. The events of September 11, 2001 or similar events in the future may increase the likelihood that existing laws will be amended or that new laws will be adopted. We cannot assure you that the application of federal or state consumer protection laws will not have an adverse impact on the timing or amount of payments on your notes. See “Legal Matters Relating to the Receivables—Consumer Protection Laws” beginning on page 64 of the attached prospectus for a further discussion of federal and state consumer protection laws.

If The Yield On The Receivables Declines Or Losses On The Receivables Increase, You May Be Exposed To Reinvestment Risk

An early amortization event will occur with respect to series 2003-A if the excess spread on the receivables falls below a specified level. If the yield on the receivables declines or losses on the receivables increase, an early amortization event may occur and you may receive principal payments earlier than the expected final distribution date. The following events, each of which is discussed in more detail below, could result in a decline in the yield on the receivables:

	•	a reduction in the periodic finance charges or other fees and charges assessed on the accounts instituted by FNANB for competitive reasons;
	•	a reduction in the discount percentage;
	•	a reduction in the periodic finance charges or other fees and charges assessed on the accounts required by law; or
	•	a reduction in the amount of periodic finance charges or other fees and charges paid by cardholders as a result of economic, social or other factors.

The receivables could experience higher losses if, among other events, overall economic conditions decline and bankruptcy filings increase. If you receive principal payments earlier than expected, you may be unable to reinvest that principal in an investment security that earns a rate of return comparable to the interest rate on your notes or that has risk characteristics comparable to the risk characteristics of your notes. See “Description of the Class A Notes—Early Amortization Events” beginning on page S-49 of this prospectus supplement for a further discussion of the early amortization events applicable to series 2003-A.

Reduction for Competitive Reasons

The credit card industry is highly competitive and has experienced a substantial increase in the use of advertising, target marketing, price reductions and incentive programs as new issuers seek to enter the market and existing issuers seek to increase their market share. In many cases, consumers select credit cards on the basis of product features, such as interest rate and credit limit, and will change credit cards or use other sources of credit to take advantage of more attractive credit terms. As owner of the accounts included in the certificate trust, FNANB has the right to change various account terms, including the periodic finance charges and other fees and charges assessed on the accounts. In addition, FNANB may from time to time offer interest free or reduced interest rate promotions under which cardholders are able to purchase goods or services on an interest free or reduced interest rate basis for a specified period. We cannot assure you that FNANB will not reduce the periodic finance charges or other fees and charges assessed on the accounts in response to increased competition from other credit card issuers or other credit providers or that the use of interest free or reduced interest rate promotions will not cause a decline in the yield on the receivables.

Reduction in Discount Percentage

DC Funding has exercised its option to cause a specified percentage of receivables in the certificate trust or the issuer, as applicable, that would otherwise be treated as principal receivables to be treated as finance charge receivables. The discount percentage is currently 2.00%. DC Funding may increase, reduce or eliminate the discount percentage upon satisfaction of various conditions. We cannot assure you that DC Funding will not reduce the discount percentage or that a reduction in the discount percentage will not cause a decline in the yield on the receivables. See “Description of the Notes—Discount Option” beginning on page 23 of the attached prospectus for a further discussion of the discount option.

Reduction Required by Law

A number of federal and state consumer protection laws regulate the creation and enforcement of consumer loans such as the receivables. The existing consumer protection laws could be amended to limit the fees and charges that may be assessed with respect to credit card accounts. In addition, new consumer protection laws could be adopted limiting those fees and charges. The events of September 11, 2001 or similar events in the future may enable certain cardholders to reduce and cap the interest rate applicable to their receivables and may increase the likelihood that existing laws will be amended or that new laws will be adopted to provide additional relief to consumers. We cannot assure you that FNANB will not be required by law to reduce the periodic finance charges and other fees and charges assessed on the accounts.

Economic, Social and Other Factors

A variety of economic, social or other factors could cause cardholders who have historically incurred periodic finance charges or other fees and charges to begin paying account balances in full on a monthly basis. These factors include increases in disposable income, changes in consumer attitudes toward the repayment of revolving debt and the availability of competing sources of credit. The events of September 11, 2001 or similar events in the future could also affect credit card payment patterns. We cannot assure you that the amount of periodic finance charges and other fees and charges assessed on the accounts will not decline as a result of economic, social or other factors.

If The Rate At Which New Receivables Are Created Declines, You May Be Exposed To Reinvestment Risk

DC Funding is required to transfer additional receivables to the certificate trust or the issuer, as applicable, if there would otherwise be insufficient receivables to support all outstanding series of securities. If the rate at which new receivables are created declines and DC Funding is unable to transfer additional receivables to the certificate trust or the issuer, as applicable, an early amortization event may occur and you may receive principal payments earlier than the expected final distribution date. The following events, each of which is discussed in more detail below, could result in a decline in the rate at which new receivables are created:

•       a decline in bank card use resulting from economic, social or other factors;

• a decline in bank card use resulting from increased competition from other providers of consumer credit or increased use of other methods of payment; or
• a decline in bank card use resulting from increased competition from the Circuit City Plus credit card.

If you receive principal payments earlier than expected, you may be unable to reinvest that principal in an investment security that earns a rate of return comparable to the interest rate on your notes or that has risk characteristics comparable to the risk characteristics of your notes. See “Description of the Class A Notes—Early Amortization Events” beginning on page S-49 of this prospectus supplement for a further discussion of the early amortization events applicable to series 2003-A.

Economic, Social and Other Factors

The rate at which cardholders use the FNANB bank cards could decline as a result of various economic, social and other factors, including increased inflation or unemployment rates, changes in consumer attitudes toward financing purchases with debt and new payment methods such as debit cards. The events of September 11, 2001 or similar events in the future could also affect credit card use. We cannot assure you that the rate at which cardholders use of the FNANB bank cards will not decline. If credit card use declines, the rate at which new receivables are created will also decline.

Increase in Credit Competition and Other Methods of Payment

The FNANB bank cards compete or may compete in the future with various other credit cards and other methods of payment, including American Express, MasterCard, VISA and Discover credit cards, debit cards, checks and cash. We cannot assure you that increased competition from other credit card issuers or other credit providers or increased use of other methods of payment will not cause FNANB bank card use to decline. If credit card use declines, the rate at which new receivables are created will also decline.

Increase in Competition from the Circuit City Plus Credit Card
FNANB currently issues the Circuit City Plus credit card, which may be used by cardholders to purchase goods and services wherever VISA credit cards are accepted. FNANB may solicit its bank card customers to open Circuit City Plus credit card accounts or other revolving credit card accounts that offer benefits not available under the bank card accounts. We cannot assure you that increased competition from the Circuit City Plus credit card will not cause FNANB bank card use to decline. If credit card use declines, the rate at which new receivables are created will also decline.

If The Principal Payment Rate On The Receivables Declines, You May Receive Principal Payments Later Than The Expected Final Distribution Date

If the rate at which principal payments are made on the receivables declines during the accumulation period, the issuer may be unable to accumulate principal in the principal funding account in an amount sufficient to pay the class A notes in full on the expected final distribution date. The following events, each of which is discussed in more detail below, could result in a decline in the principal payment rate:

• changes in account terms that reduce principal payment requirements or make it less costly for cardholders to defer principal payments; or
• changes in cardholder payment habits resulting from economic, social or other factors.

Changes in Account Terms

The rate at which cardholders make principal payments is influenced by various account terms. If FNANB were to reduce the minimum monthly payment requirement applicable to the accounts or the periodic finance charges assessed on the accounts, either for competitive reasons or as required by law, cardholders might reduce the amount of their monthly payments. We cannot assure you that FNANB will not change the account terms in a way that causes the principal payment rate on the receivables to decline.

Economic, Social and Other Factors

A variety of economic, social or other factors could cause cardholders to reduce the amount of their monthly principal payments. These factors include reductions in disposable income, changes in consumer attitudes toward the repayment of revolving debt and seasonal payment habits. The events of September 11, 2001 or similar events in the future could also affect credit card payment patterns. We cannot assure you that the principal payment rate on the receivables will not decline as a result of economic, social or other factors.

The Addition Of Accounts Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

All accounts meeting the eligibility requirements set forth in the master pooling and servicing agreement and the transfer and servicing agreement will, subject to various limitations imposed by the rating agencies, be automatically included as accounts upon the identification of those accounts in FNANB’s master computer files by one of several specified code numbers or in a computer file or microfiche list delivered to the certificate trustee or the owner trustee, as applicable. In addition:

• DC Funding may from time to time in its discretion designate additional eligible accounts to be included as accounts; and
• DC Funding will be required to designate additional eligible accounts to be included as accounts if there would otherwise be insufficient receivables to support all outstanding series.
DC Funding will transfer all existing and future receivables in the automatic additional accounts and the designated additional accounts to the certificate trust or the issuer, as applicable.

The payment rate or the delinquency or loss experience of the additional accounts may be different from the payment rate or the delinquency or loss experience of the accounts included in the trust on the date of this prospectus supplement. In addition, the terms of the receivables in the additional accounts may be different from the terms of the receivables in the accounts included in the certificate trust on the date of this prospectus supplement.

We cannot assure you that the creation or designation of additional accounts will not have an adverse impact on the timing or amount of payments on your notes. See “Description of the Notes—Addition of Accounts” beginning on page 21 of the attached prospectus for a further discussion of the procedure by which additional accounts will be included in the certificate trust or the issuer, as applicable.

The Issuance Of A New Series Of Securities Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

The certificate trust and the issuer have previously issued other series of securities, some of which are currently outstanding. The certificate trust and the issuer may issue additional series of securities from time to time without your consent. The terms of the other series issued by the certificate trust or the issuer may be significantly different from the terms of the class A notes.

It is a condition to the issuance of each new series of securities that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of that outstanding series. We cannot assure you, however, that the terms of any other series will not have an adverse impact on the timing or amount of payments on your notes. See “Description of the Notes—Issuing New Series” beginning on page 17 of the attached prospectus for a further discussion of the procedure for issuing a new series of notes.

The Issuance Of A Companion Series Could Adversely Affect The Timing Or Amount Of Payments On Your Notes

The issuer may issue a companion series of notes with respect to series 2003-A without your consent. The terms of a companion series issued by the issuer may be significantly different from the terms of the class A notes and may include early amortization events not included with respect to the class A notes. If an early amortization event were to occur with respect to a companion series prior to the payment in full of the class A notes, the allocation percentage used to allocate collections of principal receivables to series 2003-A might be reduced and you might receive principal payments later than the expected final distribution date.

It is a condition to the issuance of each new series of notes, including a companion series, that each rating agency that has rated an outstanding series of securities confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating of any class of that outstanding series. We cannot assure you, however, that the terms of any companion series will not have an adverse impact on the timing or amount of payments on your notes. See “Description of the Notes—Companion Series” beginning on page 27 of the attached prospectus for a further discussion of the companion series feature.

If DC Funding Obtains A Qualified Maturity Agreement And That Agreement Is Terminated, You May Receive Principal Payments Later Than The Expected Final Distribution Date

DC Funding may suspend the accumulation period if it obtains a qualified maturity agreement. If DC Funding obtains a qualified maturity agreement, the provider of that agreement will agree to deposit into the principal funding account on or with respect to the expected final distribution date an amount equal to the outstanding principal balance of the class A notes as of the expected final distribution date minus any amount on deposit in the principal funding account immediately before that deposit. If a qualified maturity agreement is terminated before the expected final distribution date as a result of the occurrence of an early amortization event, the amount paid to the class A noteholders on the first distribution date relating to the early amortization period may be less than the amount that would have been paid had the accumulation period not been suspended and the amount of principal collections allocated to series 2003-A may not be sufficient to pay the class A notes in full on the expected final distribution date. If a qualified maturity agreement is terminated and not replaced before the expected final distribution date as a result of a downgrade in the ratings assigned to the provider of that agreement, the issuer may be unable to accumulate principal collections in the principal funding account in an amount sufficient to pay the class A notes in full on the expected final distribution date. See “Description of the Class A Notes – Suspension of Accumulation Period” beginning on page S-39 of this prospectus supplement for a further discussion of the circumstances under which the accumulation period may be suspended.

The Insurer Will Be Entitled To Exercise Your Voting And Other Rights Prior To An Insurer Default

Unless the insurer is insolvent or has defaulted on its obligations under the insurance policy, it will be entitled to exercise all voting and other rights of the class A noteholders, which include the rights:

•       to declare an event of default under the indenture and accelerate the series 2003-A notes;

•       to direct the indenture trustee to sell receivables, or interests therein, after an event of default and acceleration of the series 2003-A notes;

•       to consent to the appointment of a successor servicer; and

•       to consent to all amendments and other actions that require noteholder consent;

except in the case of any amendment or waiver that would require the consent of all affected noteholders, in which case the consent of the affected noteholders will be required in addition to the insurer’s consent.

Actions pursued by the insurer under these circumstances could be adverse to your interests, and the insurer will have no obligation to consider any possible adverse effects on your interests in pursuing these actions.

Securityholders Of Other Series May Take Actions Which Are Opposed To Your Interests

The consent or approval of the holders of a specified percentage of the aggregate principal amount of all outstanding series of securities is required before various actions may be taken under the indenture, the master pooling and servicing agreement, the transfer and servicing agreement and the other transaction documents. These actions include the appointment of a successor servicer following a servicer default, the amendment of the indenture, the master pooling and servicing agreement, the transfer and servicing agreement and the other transaction documents under specified circumstances and the repurchase or liquidation of the receivables. We cannot assure you that the interests of the securityholders of other series will coincide with your interests with respect to these actions.

DELINQUENCY AND LOSS EXPERIENCE FOR THE

TRUST RECEIVABLES

Delinquency Experience

The following table sets forth the delinquency experience for the receivables as of each of the dates shown. We cannot assure you that the future delinquency experience for the receivables will be similar to the historical delinquency experience set forth in the table. If an Early Amortization Event occurs and new receivables are not being transferred to the Trust, the performance of the receivables may be volatile and may materially deteriorate.

Delinquency Experience

Trust Portfolio

(Dollars in Thousands)

	As of March 31

	2003		2002

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Total Receivables Outstanding	$1,543,623	100.00%	$1,536,025	100.00%

Delinquent 31 to 60 Days	$35,096	2.27%	$36,841	2.40%
Delinquent 61 to 90 Days	27,518	1.78	29,360	1.91
Delinquent 91 or More Days	58,695	3.80	62,437	4.06

Total	$121,309	7.86%	$128,639	8.37%

	As of December 31

	2002		2001		2000

	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Total Receivables Outstanding	$1,587,543	100.00%	$1,625,920	100.00%	$1,688,158	100.00%

Delinquent 31 to 60 Days	$38,931	2.45%	$43,757	2.69%	$42,443	2.51%
Delinquent 61 to 90 Days	29,243	1.84	34,005	2.09	29,767	1.76
Delinquent 91 or More Days	59,705	3.76	61,824	3.80	61,277	3.63

Total	$127,879	8.06%	$139,585	8.58%	$133,487	7.91%

The delinquency periods are calculated based on the number of days a payment is contractually past due. All receivables are charged off not later than the earlier of the day on which they become 181 days delinquent on a contractual basis and 30 days after receipt of notice by FNANB that the related obligor has died or declared bankruptcy. As a result, no receivable reported as delinquent in the delinquency experience table was more than 180 days delinquent as of the reporting date.

The percentages set forth for each delinquency period and each reporting date are calculated by dividing the total delinquent receivables outstanding for that delinquency period as of that reporting date by the total receivables outstanding as of that reporting date. The totals reported in the delinquency experience table may not equal the sum of the related amounts or percentages due to rounding.

Loss Experience

The following table sets forth the loss experience for the receivables for each of the periods shown. We cannot assure you that the future loss experience for the receivables will be similar to the historical loss experience set forth in the table.

Loss Experience

Trust Portfolio

(Dollars in Thousands)

	Three Months Ended March 31,		Twelve Months Ended December 31,

	2003	2002	2002	2001	2000
Average Principal Receivables Outstanding	$1,535,987	$1,544,163	$1,509,701	$1,580,333	$1,615,637
Gross Principal Charge-Offs	$59,421	$60,002	$231,298	$231,038	$199,670
Recoveries	$7,094	$8,473	$33,688	$33,647	$30,922
Net Principal Charge-Offs	$52,327	$51,529	$197,610	$197,391	$168,748
Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding	13.63%	13.35%	13.09%	12.49%	10.44%

The Average Principal Receivables Outstanding for any period equals the average of the average principal receivables outstanding for each month during that period (the average principal receivables outstanding for any month equals the average of the principal receivables outstanding at the beginning and end of that month). The Gross Principal Charge-Offs for any period do not include fraud losses. The exclusion of fraud losses in calculating gross principal charge-offs for any period does not have a material effect on that calculation. The Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding reflected for the three months ended March 31, 2002 and March 31, 2003 are annualized. Annualized figures are not necessarily indicative of results for the entire year.

As indicated in the loss experience table, loss rates for the receivables have increased in recent years. The loss experience for the receivables reflects, among other factors, a decline in overall economic conditions and an increase in bankruptcy filings. We cannot assure you that loss rates will not continue to increase in the future. See “Risk Factors—If The Yield On The Receivables Declines Or Losses On The Receivables Increase, You May Be Exposed To Reinvestment Risk” beginning on page S-18 of this prospectus supplement for a further discussion of the events that could result in an increase in losses on the receivables.

CHARACTERISTICS OF THE TRUST RECEIVABLES

As of March 31, 2003:

•	the receivables included $1,480,017,410.85 of Principal Receivables and $63,605,867.47 of Finance Charge Receivables (including $30,204,436.96 of Principal Receivables treated as Finance Charge Receivables because of the application of the Discount Percentage);

•	the Accounts with debit balances had an average receivables balance of $2,858.79;

•	the average credit limit of the Accounts was $4,280.17;

•	the average receivables balance of the Accounts with debit balances divided by the average credit limit of all the Accounts, expressed as a percentage, was 66.79%;

•	the average age of the Accounts was 64.40 months and the average age of the Accounts weighted by receivables balance was 68.13 months; and

•	the obligors on the Accounts had billing addresses in all 50 states, the District of Columbia and various U.S. territories and possessions.

The following tables set forth information with respect to the Accounts and the receivables as of March 31, 2003. If there is a material adverse change in the characteristics of the Accounts or the receivables between March 31, 2003 and the date on which the offering price for the Class A notes is determined, we will send you updated information with respect to the Accounts and the receivables. In each case where information in the following tables is presented as a percentage of the total number of Accounts or as a percentage of the total receivables, the sum of the percentages presented may be less than or greater than 100.00% due to rounding.

Composition by Account Balance

Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Credit Balance	8,674	0.71%	$-898,454.95	-0.06%
Zero Balance	681,190	55.38	0.00	0.00
$0.01 to $1,500.00	235,046	19.11	155,509,406.04	10.07
$1,500.01 to $3,000.00	114,027	9.27	247,395,893.31	16.03
$3,000.01 to $4,500.00	64,882	5.27	239,804,112.47	15.54
$4,500.01 to $10,000.00	112,541	9.15	749,529,969.25	48.56
Over $10,000.00	13,764	1.12	152,250,074.31	9.86

TOTAL	1,230,124	100.00%	$1,543,591,000.43	100.00%

Composition by Credit Limit

Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Zero Limit	66	0.01%	$1,066.13	0.00%
$0.01 to $1,500.00	379,290	30.83	94,111,313.85	6.10
$1,500.01 to $3,000.00	221,381	18.00	156,196,194.58	10.12
$3,000.01 to $4,500.00	151,714	12.33	161,695,922.33	10.48
$4,500.01 to $10,000.00	403,911	32.83	720,448,377.56	46.67
$10,000.01 to $15,000.00	73,762	6.00	411,138,125.98	26.64

TOTAL	1,230,124	100.00%	$1,543,591,000.43	100.00%

Composition by Payment Status

Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not Delinquent	1,162,175	94.48%	$1,326,917,651.63	85.96%
Delinquent 1 to 30 Days	31,488	2.56	95,364,259.36	6.18
Delinquent 31 to 60 Days	10,759	0.87	35,089,631.83	2.27
Delinquent 61 to 90 Days	8,032	0.65	27,511,389.14	1.78
Delinquent 91 to 120 Days	6,802	0.55	22,525,558.42	1.46
Delinquent 121 to 150 Days	5,886	0.48	19,500,923.66	1.26
Delinquent 151 to 180 Days	4,982	0.40	16,681,586.39	1.08

TOTAL	1,230,124	100.00%	$1,543,591,000.43	100.00%

Composition by Account Age

Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
0 to 3 Months	18,365	1.49%	$7,164,184.38	0.46%
4 to 6 Months	20,802	1.69	10,878,500.48	0.70
7 to 9 Months	21,937	1.78	17,133,471.02	1.11
10 to 12 Months	18,852	1.53	11,757,110.43	0.76
13 to 24 Months	70,566	5.74	64,854,472.63	4.20
25 to 36 Months	111,597	9.07	109,587,247.34	7.10
37 or More Months	968,005	78.69	1,322,216,014.15	85.66

TOTAL	1,230,124	100.00%	$1,543,591,000.43	100.00%

Composition by Cardholder Billing Address

Trust Portfolio

Cardholder Billing Address	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Alabama	9,671	0.79%	$10,212,956.32	0.66%
Alaska	788	0.06	774,295.79	0.05
Arizona	18,985	1.54	24,165,900.68	1.57
Arkansas	9,034	0.73	12,011,436.42	0.78
California	147,129	11.96	165,233,785.52	10.70
Colorado	18,984	1.54	27,311,015.51	1.77
Connecticut	16,499	1.34	21,720,558.21	1.41
Delaware	2,974	0.24	4,342,531.19	0.28
District of Columbia	3,436	0.28	4,979,797.42	0.32
Florida	86,603	7.04	108,921,362.49	7.06
Georgia	43,821	3.56	51,405,200.65	3.33
Hawaii	1,557	0.13	1,486,621.98	0.10
Idaho	3,107	0.25	4,061,795.32	0.26
Illinois	57,080	4.64	80,760,016.63	5.23
Indiana	27,186	2.21	38,091,679.36	2.47
Iowa	9,447	0.77	10,918,567.47	0.71
Kansas	10,834	0.88	14,240,425.72	0.92
Kentucky	19,286	1.57	23,758,841.24	1.54
Louisiana	18,158	1.48	23,752,212.85	1.54
Maine	3,718	0.30	4,325,542.17	0.28
Maryland	28,206	2.29	35,820,215.54	2.32
Massachusetts	23,069	1.88	25,036,149.40	1.62
Michigan	41,910	3.41	58,782,296.10	3.81
Minnesota	17,226	1.40	20,626,964.92	1.34
Mississippi	8,698	0.71	11,921,373.93	0.77
Missouri	31,725	2.58	40,511,948.62	2.62
Montana	2,753	0.22	3,247,247.10	0.21
Nebraska	6,080	0.49	5,800,078.48	0.38
Nevada	13,921	1.13	19,267,106.98	1.25
New Hampshire	5,244	0.43	6,414,265.37	0.42
New Jersey	55,108	4.48	74,134,437.98	4.80
New Mexico	6,155	0.50	8,990,558.52	0.58
New York	44,888	3.65	45,408,542.38	2.94
North Carolina	42,240	3.43	42,693,600.68	2.77
North Dakota	2,596	0.21	3,061,602.84	0.20
Ohio	56,167	4.57	77,704,630.79	5.03
Oklahoma	16,795	1.37	22,286,053.12	1.44
Oregon	16,990	1.38	22,984,644.54	1.49
Other	2,097	0.17	2,441,332.32	0.16
Pennsylvania	49,565	4.03	62,211,417.40	4.03
Rhode Island	8,145	0.66	8,739,680.52	0.57
South Carolina	13,041	1.06	15,805,828.43	1.02
South Dakota	2,413	0.20	2,889,486.84	0.19
Tennessee	43,615	3.55	48,066,383.09	3.11
Texas	85,504	6.95	127,709,685.34	8.27
Utah	5,304	0.43	6,530,625.57	0.42
Vermont	1,680	0.14	1,946,094.87	0.13
Virginia	35,435	2.88	41,492,284.52	2.69
Washington	27,432	2.23	32,183,420.92	2.08
West Virginia	4,454	0.36	5,705,460.20	0.37
Wisconsin	21,957	1.78	28,800,628.42	1.87
Wyoming	1,414	0.11	1,902,411.76	0.12

TOTAL	1,230,124	100.00%	$1,543,591,000.43	100.00%

As of March 31, 2003, a substantial percentage of cardholders whose Accounts were included in the Trust had billing addresses in California, Texas, Florida, Illinois and Ohio. As a result, adverse changes in the economic conditions in these states could have an adverse impact on the creation of receivables or the timing or amount of payments on the Class A notes.

MATURITY CONSIDERATIONS

The Class A notes are scheduled to receive a single principal payment on the Expected Final Distribution Date following the accumulation of principal in the Principal Funding Account. We expect that the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be sufficient to make this payment. We cannot assure you, however, that this payment will be made. If the actual payment rate on the receivables is lower than the payment rate that was assumed in determining the length of the Accumulation Period, the Principal Funding Account may not be funded as expected and the Class A noteholders may not be paid in full on the Expected Final Distribution Date. If the Class A noteholders are not paid in full on the Expected Final Distribution Date, an Early Amortization Event will occur with respect to series 2003-A. See “Description of the Class A Notes—Principal Payments—Accumulation Period” beginning on page S-37 of this prospectus supplement for a further discussion of the Accumulation Period.

The Class A noteholders will not receive principal payments before the Expected Final Distribution Date unless an Early Amortization Event occurs that results in the commencement of the Early Amortization Period. If the Early Amortization Period begins prior to the Expected Final Distribution Date, any amount then on deposit in the Principal Funding Account will be paid to the Class A noteholders on the first Distribution Date relating to the Early Amortization Period. On each subsequent Distribution Date relating to the Early Amortization Period, Available Principal Collections for that Distribution Date and all insurance payments then on deposit in the Principal Funding Account will be paid to the Class A noteholders until the Class A notes have been paid in full, then to the insurer until all amounts payable to the insurer have been paid in full and then to the Class B noteholders until the Class B notes have been paid in full. If the Class A notes have not been paid in full by the Stated Series Termination Date, after giving effect to the application of Available Principal Collections on that date, the indenture trustee will make a claim for payment on the insurance policy for the unpaid amount.

If an Early Amortization Event occurs with respect to series 2003-A, the Class A noteholders may begin to receive principal payments earlier than the Expected Final Distribution Date. See “Description of the Class A Notes—Principal Payments—Early Amortization Period” beginning on page S-38 of this prospectus supplement for a further discussion of the Early Amortization Period. See “Description of the Class A Notes—Early Amortization Events” beginning on page S-49 of this prospectus supplement and “Description of the Notes—Early Amortization Events” beginning on page 30 of the attached prospectus for a further discussion of the Early Amortization Events applicable to series 2003-A.

The following table sets forth the highest and lowest cardholder monthly payment rates on the receivables for any month during the periods shown and the average cardholder monthly payment rates on the receivables for all months during the periods shown. The payment rates are calculated for each month by dividing the total amount of collections received during that month, including interchange and recoveries, by the receivables balance at the beginning of that month.

Monthly Payment Rate

Trust Portfolio

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2003	2002	2002	2001	2000
Lowest Month	7.51%	8.13%	7.61%	7.10%	8.32%
Highest Month	8.62%	8.80%	8.94%	9.75%	10.74%
Monthly Average	7.97%	8.49%	8.32%	8.75%	9.27%

As indicated in the monthly payment rate table, the payment rate on the receivables has declined in recent years. We cannot assure you that the payment rate on the receivables will not continue to decline in the future. See “Receivable Yield Considerations” beginning on page S-33 of this prospectus supplement for a related discussion of the yield on the receivables. See “Risk Factors—If The Principal Payment Rate On The Receivables Declines, You May Receive Principal Payments Later Than The Expected Final Distribution Date” beginning on page S-22 of this prospectus supplement for a further discussion of the events that could result in a decline in the rate at which principal payments are made on the receivables.

RECEIVABLE YIELD CONSIDERATIONS

The following table sets forth the yield from periodic finance charges and fees billed to the Accounts for each of the periods shown. The historical yield percentages set forth in the table are calculated on an accrual basis. The yield percentages in respect of the receivables are calculated on a cash basis and may not reflect the historical yield experience set forth in the table. Yield calculated on a cash basis may differ from, and is generally lower than, yield calculated on an accrual basis due to, among other factors, delays between when finance charges and fees are billed with respect to cardholder accounts and when those finance charges and fees are collected.

Portfolio Yield

Trust Portfolio

(Dollars in Thousands)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2003	2002	2002	2001	2000
Average Principal Receivables Outstanding	$1,535,987	$1,544,163	$1,509,701	$1,580,333	$1,615,637
Finance Charges and Fees Billed	$76,384	$84,333	$323,612	$369,227	$383,591
Interchange	$3,675	$3,788	$17,637	$20,354	$22,404
Sum of Finance Charges Billed, Fees Billed and Interchange	$80,059	$88,120	$341,249	$389,582	$405,996
Yield from Finance Charges Billed, Fees Billed and Interchange	20.85%	22.83%	22.60%	24.65%	25.13%
Average Principal Receivables Outstanding, Discount-Adjusted	$1,505,267	$1,513,279	$1,479,507	$1,548,726	$1,583,325
Discount Option Receivable Collections	$5,789	$6,207	$23,495	$25,794	$28,738
Portfolio Yield, Discount-Adjusted	22.81%	24.93%	24.65%	26.82%	27.46%

The Average Principal Receivables Outstanding for any period equals the average of the average principal receivables outstanding for each month during that period (the average principal receivables outstanding for any month equals the average of the principal receivables outstanding at the beginning and end of that month). Finance Charges and Fees Billed are presented net of finance charge and other fee charge-offs. Average Principal Receivables Outstanding, Discount-Adjusted, represents the Average Principal Receivables Outstanding adjusted to reflect the exercise of the Discount Option and a Discount Percentage of 2.00% for all periods indicated. The Portfolio Yield, Discount-Adjusted, represents the historical portfolio yield adjusted to reflect the exercise of the Discount Option and a Discount Percentage of 2.00% for all periods indicated. The Yield from Finance Charges Billed, Fees Billed and Interchange and the Portfolio Yield, Discount-Adjusted for the three months ended March 31, 2002 and March 31, 2003 are annualized. Annualized figures are not necessarily indicative of results for the entire year.

As indicated in the portfolio yield table, yield from finance charges and fees as a percentage of Average Principal Receivables Outstanding, Discount-Adjusted has declined in recent years and for the three months ended March 31, 2003. In addition, the Portfolio Yield, Discount-Adjusted for the calendar month ending April 30, 2003 has decreased to 22.11%, due primarily to seasonal fluctuations. The Trust consists of credit card accounts that have floating annual percentage rates. As a result, the decline in yield is primarily attributable to the decline in interest rates in recent years. Further, the recent decline in yield has contributed to the recent decline in payment rates. We cannot assure you that the yield on the receivables will not continue to decline in the future. See “Risk Factors—If The Yield On The Receivables Declines Or Losses On The Receivables Increase You May Be Exposed To Reinvestment Risk” beginning on page S-18 of this prospectus supplement for a further discussion of the events that could result in a decline in the yield on the receivables.

USE OF PROCEEDS

The net proceeds from the sale of the Class A notes will be paid to DC Funding. DC Funding will use these proceeds to repay a portion of the series 2001-C variable funding certificates. The series 2001-C variable funding certificates are owned in part by a multi-seller commercial paper vehicle administered by affiliates of Banc of America Securities LLC, in part by a multi-seller commercial paper vehicle administered by affiliates of Wachovia Securities, Inc. and in part by a multi-seller commercial paper vehicle administered by affiliates of SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc.

RECENT FINANCIAL INFORMATION FOR

CIRCUIT CITY AND FNANB

As of February 28, 2003, Circuit City had consolidated assets of approximately $3.80 billion and equity of approximately $2.34 billion.

As of February 28, 2003, FNANB had assets of approximately $133.5 million and equity of approximately $36.7 million.

DESCRIPTION OF THE INSURER

The following information has been supplied by Ambac for inclusion in this prospectus supplement. No representation is made by the transferor, the servicer, the underwriters or any of their affiliates as to the accuracy or completeness of the information.

Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac.

The consolidated financial statements of Ambac and its subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 28, 2003, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (which was filed with the SEC on May 15, 2003) and the Current Reports on Form 8-K filed with the SEC on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003 and April 21, 2003 as they relate to Ambac, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13 (c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

The following table sets forth the capitalization of Ambac as of December 31, 2001, December 31, 2002 and March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Ambac Assurance Corporation and Subsidiaries

Consolidated Capitalization Table

(Dollars in Millions)

	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)
Unearned premiums	$1,790	$2,137	$2,174
Other liabilities	972	1,976	2,101

Total liabilities	2,762	4,113	4,275

Stockholder’s equity:
Common Stock	82	82	82
Additional paid-in capital	928	920	995
Accumulated other comprehensive income	81	231	237
Retained earnings	2,386	2,849	2,974

Total stockholder’s equity	3,477	4,082	4,288

Total liabilities and stockholder’s equity	$6,239	$8,195	$8,563

For additional information concerning Ambac, see the audited financial statements of Ambac incorporated by reference in this prospectus supplement. Copies of the financial statements of Ambac incorporated by reference and copies of Ambac’s annual statement for the year ended December 31, 2002 prepared on the basis of statutory accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Ambac makes no representation regarding the notes or the advisability of investing in the Class A notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by Ambac and presented under the heading “Description of the Insurer” and in the financial statements incorporated herein by reference.

EXPERTS

The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three year period ended December 31, 2002, are incorporated by reference into this prospectus supplement and in the registration statement, in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference into this prospectus supplement, and upon the authority of that firm as experts in accounting and auditing.

DESCRIPTION OF THE CLASS A NOTES

The Class A notes will be issued by the issuer under the indenture and an indenture supplement related to series 2003-A. The following is a summary of the material terms of the Class A notes. You should refer to the indenture and the series 2003-A indenture supplement for a complete description of all terms of the Class A notes.

Book-Entry Registration

The Class A notes will initially be issued in book-entry form. You may hold the Class A notes through DTC in the United States or through Clearstream or Euroclear in Europe. See “Registration and Transfer of the Notes” beginning on page 50 in the attached prospectus for a further discussion of the book-entry registration system and the limited circumstances under which the Class A notes will be issued in fully registered, certificated form.

Interest Payments

The Class A notes will accrue interest from and including the Closing Date to but excluding July 15, 2003 and during each subsequent Interest Period at the Class A interest rate for that period. An Interest Period is the period from and including a Distribution Date, or, in the case of the first Interest Period, from and including the Closing Date, to but excluding the following Distribution Date. Interest will be distributed on July 15, 2003 and on each subsequent Distribution Date to the Class A noteholders in whose names the Class A notes were registered at the close of business on the last Business Day of the preceding month.

The Class A interest rate for each Interest Period is 0.48% per annum above LIBOR prevailing on the related LIBOR Determination Date. LIBOR will be determined on May 27, 2003 for the period from and including the Closing Date to but excluding June 16, 2003 and will be determined on June 12, 2003 for the period from and including June 16, 2003 to but excluding July 15, 2003. The interest due on the Class A notes on each Distribution Date will equal the product of:

•	the Class A interest rate for the preceding Interest Period or, in the case of the first Interest Period, the weighted average of the two Class A interest rates for the first Interest Period;

•	a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

•	the outstanding principal balance of the Class A notes as of the close of business on the preceding Distribution Date or, in the case of the interest due on the first Distribution Date, as of the Closing Date.

If the interest due on the Class A notes on any Distribution Date is not paid in full, the shortfall will be due on the next Distribution Date, together with additional interest on the amount of the shortfall at the Class A interest rate for the preceding Interest Period plus 2.00% per annum. This additional interest will be payable only to the extent permitted by law.

The Class A noteholders may obtain the interest rates applicable to the Class A notes for the current and preceding Interest Periods by requesting those rates from the indenture trustee in writing at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services – Structured Finance. This information will also be included in statements delivered to the series 2003-A noteholders on each Distribution Date.

Principal Payments

The principal due on any Distribution Date will be funded from Available Principal Collections for that Distribution Date and from amounts paid by the insurer under the insurance policy in respect of principal, including any payments in respect of Potential Class A Charge-Offs. The timing and amount of principal payments to be made on any Distribution Date will depend on whether that Distribution Date relates to the Revolving Period, the Accumulation Period or the Early Amortization Period.

Revolving Period

The Revolving Period will begin on the Closing Date and end on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period. The noteholders will not receive principal payments during the Revolving Period.

On each Distribution Date relating to the Revolving Period, the Available Principal Collections for that Distribution Date will be applied in the following order of priority:

•	if other series of securities in group one require additional collections of Principal Receivables, the Available Principal Collections will be treated as Shared Principal Collections and applied to make required payments with respect to those other series;

•	if the Transferor Amount is less than the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be deposited in the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount; and

•	if the Transferor Amount equals or exceeds the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be paid to DC Funding or its assigns.

Accumulation Period

The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2005 Collection Period and end on the earlier of the commencement of the Early Amortization Period and the date on which the series 2003-A notes are paid in full; provided, however, that DC Funding may postpone the commencement of the Accumulation Period or suspend the Accumulation Period under certain limited circumstances. The Accumulation Period is intended to enable the issuer to make a single principal payment, rather than a series of principal payments, to the Class A noteholders.

On or before each Distribution Date relating to the Accumulation Period, the indenture trustee will deposit into the Principal Funding Account, in addition to any insurance payments to be deposited into the Principal Funding Account with respect to that Distribution Date, an amount equal to the least of:

•	the Available Principal Collections for that Distribution Date;

•	the Controlled Deposit Amount for that Distribution Date; and

•	the Class A Invested Amount as of that Distribution Date before giving effect to that deposit;

provided, however, that, if the Accumulation Period is suspended and then reinstated after the later of the date on which the Accumulation Period was scheduled to begin before giving effect to that suspension and the date to which the commencement of the Accumulation Period may be postponed in accordance with the series 2003-A indenture supplement, the amount to be deposited into the Principal Funding Account on or before each Distribution Date relating to the Accumulation Period will be calculated without regard to the Controlled Deposit Amount for that Distribution Date. See “—Postponement of Accumulation Period” beginning on page S-39 of this prospectus supplement for a discussion of the circumstances under which the commencement of the Accumulation Period may be postponed. See “—Suspension of Accumulation Period” beginning on page S-39 of this prospectus supplement for a discussion of the circumstances under which the Accumulation Period may be suspended.

The amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be paid to the Class A noteholders until the Class A notes have been paid in full; provided, however, that, if the Early Amortization Period begins prior to the Expected Final Distribution Date, the amount on deposit in the Principal Funding Account on the first Distribution Date relating to the Early Amortization Period will be paid to the Class A noteholders on that Distribution Date. If the amount on deposit in the Principal Funding Account is not sufficient to pay the Class A notes in full on the Expected Final Distribution Date, that amount will be paid to the Class A noteholders and the Early Amortization Period will begin on that Distribution Date.

We expect that the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be sufficient to make the principal payment scheduled to be made on that date. We cannot assure you, however, that this payment will be made. See “Maturity Considerations” beginning on page S-32 of this prospectus supplement for a further discussion of the circumstances under which principal payments might be made earlier or later than expected.

On each Distribution Date relating to the Accumulation Period, the amount, if any, by which the Available Principal Collections for that Distribution Date exceed the Available Principal Collections deposited into the Principal Funding Account on or in respect of that Distribution Date will be applied in the following order of priority:

•	if other series in group one require additional collections of Principal Receivables, the remaining Available Principal Collections, if any, will be treated as Shared Principal Collections and applied to make required payments with respect to those other series;

•	if the Transferor Amount is less than the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be deposited in the Excess Funding Account until the Transferor Amount equals the Minimum Transferor Amount; and

•	if the Transferor Amount equals or exceeds the Minimum Transferor Amount, the remaining Available Principal Collections, if any, will be paid to DC Funding or its assigns.

Early Amortization Period

The Early Amortization Period will begin on the date on which an Early Amortization Event occurs and will end on the earlier of the date on which the series 2003-A notes and all amounts payable to the insurer are paid in full and the Stated Series Termination Date. On each Distribution Date relating to the Early Amortization Period, Available Principal Collections for that Distribution Date and all insurance payments then on deposit in the Principal Funding Account will be paid in the following order of priority:

•	to the Class A noteholders until the Class A notes have been paid in full;

•	if the Class A notes have been paid in full, and if any amounts are payable to the insurer, to the insurer until all such amounts have been paid in full; and

•	if the Class A notes and all amounts payable to the insurer have been paid in full, to the Class B noteholders until the Class B notes have been paid in full.

See “—Early Amortization Events” beginning on page S-49 of this prospectus supplement and “Description of the Notes—Early Amortization Events” beginning on page 30 of the attached prospectus for a further discussion of the Early Amortization Events applicable to series 2003-A.

If the Class A notes have not been paid in full by the Stated Series Termination Date, after giving effect to the application of Available Principal Collections on that date, the indenture trustee will make a claim for payment on the insurance policy for the unpaid amount.

Postponement of Accumulation Period

The Accumulation Period is scheduled to begin at the close of business on the last day of the April 2005 Collection Period. DC Funding may elect to postpone the commencement of the Accumulation Period, however, if it determines that fewer than 12 months will be needed to accumulate in the Principal Funding Account an amount equal to the initial Class A Note Principal Balance.

On each Determination Date prior to the commencement of the Accumulation Period, the servicer will calculate the amount of principal collections that it expects to receive during each Collection Period prior to the Expected Final Distribution Date and, based on that calculation, will determine the number of months needed to accumulate in the Principal Funding Account an amount equal to the initial Class A Note Principal Balance. In making this determination, the servicer will, in general, consider:

•	the collections of Principal Receivables expected to be allocated to the securityholders of other series, assuming a principal payment rate no greater than the lowest monthly principal payment rate for the preceding 12 months; and

•	the amount of principal expected to be distributable to the securityholders of other series that are not expected to be in their revolving periods during the Accumulation Period.

If the servicer determines that fewer than 12 months will be needed to accumulate in the Principal Funding Account an amount equal to the initial Class A Note Principal Balance, the servicer may elect to postpone the commencement of the Accumulation Period such that the number of months in the Accumulation Period equals or exceeds the number of months that the servicer determines will be needed to accumulate that amount; provided, however, that the length of the Accumulation Period may not be less than one month after giving effect to that postponement unless the Accumulation Period is suspended as described below.

Suspension of Accumulation Period

DC Funding may elect to suspend the Accumulation Period if it obtains a Qualified Maturity Agreement. The Accumulation Period will be suspended upon delivery by DC Funding to the indenture trustee of written notice of the suspension, a copy of the executed Qualified Maturity Agreement and an opinion of counsel to the effect that the Qualified Maturity Agreement constitutes a valid and enforceable obligation of the provider of that agreement. DC Funding will pledge to the indenture trustee, for the benefit of the Class A noteholders, all right, title and interest of DC Funding in any Qualified Maturity Agreement.

If DC Funding obtains a Qualified Maturity Agreement, it will cause the provider of that agreement to deposit into the Principal Funding Account on or with respect to the Expected Final Distribution Date an amount equal to the Class A Note Principal Balance as of that Distribution Date minus any amount on deposit in the Principal Funding Account immediately before that deposit; provided, however, that, if certain events occur, DC Funding may cause the provider of a Qualified Maturity Agreement to deposit into the Principal Funding Account on or with respect to the Expected Final Distribution Date such lesser amount as may be specified in the Qualified Maturity Agreement or in any related indenture supplement or series supplement. DC Funding may fund all or any portion of the amount that would otherwise be funded by the provider of a Qualified Maturity Agreement with the proceeds of the issuance of a new series of securities, Available Principal Collections or amounts required or permitted to be deposited into the Principal Funding Account in accordance with the indenture supplement or series supplement for any other series of securities. The amount on deposit in the Principal Funding Account on the Expected Final Distribution Date will be paid to the Class A noteholders as if the Accumulation Period had not been suspended.

Any Qualified Maturity Agreement will terminate on the earliest of:

•	the termination date specified in the Qualified Maturity Agreement, which date may not be earlier than the close of business on the Expected Final Distribution Date;

•	the date on which the Class A notes are paid in full; and

•	the date on which an Early Amortization Event occurs, whether or not that event results in the commencement of the Early Amortization Period.

DC Funding may terminate a Qualified Maturity Agreement prior to the close of business on the Expected Final Distribution Date if it obtains a substitute Qualified Maturity Agreement or if the provider of that agreement ceases to qualify as a Qualified Institution and DC Funding is unable to obtain a substitute Qualified Maturity Agreement. In addition, DC Funding may terminate a Qualified Maturity Agreement prior to the later of the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period, and the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of that agreement. If the provider of a Qualified Maturity Agreement ceases to qualify as a Qualified Institution, DC Funding will, unless it elects to terminate the Qualified Maturity Agreement and is not required to obtain a substitute Qualified Maturity Agreement, use its best efforts to obtain a substitute Qualified Maturity Agreement.

If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Final Distribution Date and the commencement of the Early Amortization Period and DC Funding does not obtain a substitute Qualified Maturity Agreement, the Accumulation Period will begin on the latest of:

•	the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period;

•	at the election of DC Funding, the date to which the commencement of the Accumulation Period may be postponed, as determined on the Determination Date preceding the termination of the Qualified Maturity Agreement; and

•	the first day of the Collection Period following the termination of the Qualified Maturity Agreement.

If a Qualified Maturity Agreement is terminated prior to the Expected Final Distribution Date or a default occurs under a Qualified Maturity Agreement, you may receive principal payments later than the Expected Final Distribution Date.

The Principal Funding Account

The servicer will establish and maintain with an Eligible Institution, for the benefit of the Class A noteholders, a segregated trust account designated as the Principal Funding Account. On or before each Distribution Date relating to the Accumulation Period, the indenture trustee will deposit into the Principal Funding Account all or a portion of the Available Principal Collections for that Distribution Date and any insurance payments to be deposited into the Principal Funding Account with respect to that Distribution Date. The amount on deposit in the Principal Funding Account will be used to make principal payments to the Class A noteholders. See “—Principal Payments—Accumulation Period” beginning on page S-37 of this prospectus supplement for a further discussion of the administration of the Principal Funding Account.

The servicer will direct the indenture trustee to invest amounts on deposit in the Principal Funding Account in Eligible Investments that mature not later than the Business Day preceding the next Distribution Date. On each Distribution Date relating to the Accumulation Period, all net investment earnings on funds on deposit in the Principal Funding Account received during the preceding Collection Period will be withdrawn from the Principal Funding Account and applied as Available Funds. If the net investment earnings on funds on deposit in the Principal Funding Account received during any Collection Period are less than the Covered Amount for the following Distribution Date, the amount, if any, on deposit in the Reserve Account on that Distribution Date will be applied to fund the shortfall.

The Reserve Account

The servicer will establish and maintain with an Eligible Institution, for the benefit of the Class A noteholders, a segregated trust account designated as the Reserve Account. The Reserve Account is intended to help ensure the payment of interest on the Class A notes on each Distribution Date relating to the Accumulation Period.

The servicer will direct the indenture trustee to invest amounts on deposit in the Reserve Account in Eligible Investments that mature not later than the Business Day preceding the next Distribution Date. On each Distribution Date, all net investment earnings on funds on deposit in the Reserve Account received during the preceding Collection Period will be applied as follows:

•	if the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount for that Distribution Date, the net investment earnings will be retained in the Reserve Account to the extent of that deficiency; and

•	if the amount on deposit in the Reserve Account equals or exceeds the Required Reserve Account Amount for that Distribution Date, the net investment earnings will be withdrawn from the Reserve Account and deposited into the Collection Account.

The Reserve Account will have an initial balance of zero. On the Reserve Account Funding Date and on each subsequent Distribution Date prior to the termination of the Reserve Account, the indenture trustee will deposit Available Funds and Shared Excess Finance Charge Collections allocated to series 2003-A for that Distribution Date into the Reserve Account as described in clause (6) under “—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement until the amount on deposit in the Reserve Account equals the Required Reserve Account Amount for that Distribution Date; provided, however, that the indenture trustee will not deposit amounts into the Reserve Account during any period that the Accumulation Period is suspended. If, on any Distribution Date, the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount for that Distribution Date, in each case after making any required deposits into or withdrawals from the Reserve Account, the indenture trustee will withdraw that excess from the Reserve Account and distribute it to DC Funding or its assigns in accordance with the series 2003-A indenture supplement.

On each Distribution Date relating to the Accumulation Period and on the first Distribution Date relating to the Early Amortization Period, the indenture trustee, acting at the written direction of the servicer, will withdraw from the Reserve Account and deposit into the Collection Account the lesser of:

•	the amount on deposit in the Reserve Account on that Distribution Date; and

•	the amount, if any, by which the Covered Amount for that Distribution Date exceeds the net investment earnings on funds on deposit in the Principal Funding Account received during the preceding Collection Period.

Any amount withdrawn from the Reserve Account and deposited into the Collection Account will be applied as Available Funds as specified in the series 2003-A indenture supplement. The Reserve Account will terminate on the earliest of:

•	the date on which the issuer is terminated;

•	the date on which the Class A notes are paid in full;

•	if the Accumulation Period has not commenced, the date on which an Early Amortization Event occurs with respect to series 2003-A; and

•	if the Accumulation Period has commenced, the earlier of the first Distribution Date relating to the Early Amortization Period and the Expected Final Distribution Date.

On the date on which the Reserve Account is terminated, the indenture trustee, after the prior payment of all amounts owing to the series 2003-A noteholders which are payable from the Reserve Account, will withdraw the amount on deposit in the Reserve Account and distribute that amount to DC Funding or its assigns in accordance with the series 2003-A indenture supplement.

Subordination of the Class B Notes

The Class B notes will be subordinated to the Class A notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes. Principal payments on the Class B notes will not begin until the Class A notes have been paid in full.

In addition, the Class B notes will absorb, prior to the Class A notes, reductions in the Invested Amount that could occur if:

•	collections of Principal Receivables are reallocated to pay interest on the Class A notes and monthly servicing fee payments with respect to the series 2003-A notes when Available Funds, Shared Excess Finance Charge Collections allocated to series 2003-A and amounts available to be withdrawn from the Spread Account are not sufficient to make those payments on any Distribution Date; or

•	Available Funds, Shared Excess Finance Charge Collections allocated to series 2003-A and amounts available to be withdrawn from the Spread Account are not sufficient to cover the Allocable Amount for series 2003-A on any Distribution Date.

See “—Reallocation of Principal Collections” beginning on page S-45 of this prospectus supplement for a further discussion of the reallocation of principal collections and the circumstances under which that reallocation will cause the Invested Amount to be reduced.

Allocation of Collections

On each Determination Date, the servicer will allocate all collections of Finance Charge Receivables received during the preceding Collection Period and all collections of Principal Receivables received during the preceding Collection Period among series 2003-A, each other outstanding series of securities, the Transferor Interest and, to the extent provided in the series supplement or indenture supplement for any other outstanding series of securities, any provider of credit enhancement for that other series. The servicer will allocate collections of Finance Charge Receivables received during any Collection Period to series 2003-A in an amount equal to the product of the amount of those collections and the Floating Allocation Percentage for that Collection Period.

The servicer will allocate collections of Principal Receivables to series 2003-A as follows:

•	collections of Principal Receivables received during any Collection Period during the Revolving Period will be allocated to series 2003-A in an amount equal to the amount of those collections and the Floating Allocation Percentage for that Collection Period; and

•	collections of Principal Receivables received during any Collection Period during the Accumulation Period or the Early Amortization Period will be allocated to series 2003-A in an amount equal to the product of the amount of those collections and the Fixed Allocation Percentage for that Collection Period.

Deposits into Collection Account

The servicer will deposit amounts collected on the receivables that are allocated to series 2003-A into the Collection Account no later than the second Business Day following the date those collections are processed; provided, however, that:

•	the servicer will not be required to deposit collections into the Collection Account until the Business Day before each Distribution Date if it satisfies the conditions described under “Description of the Notes—The Collection Account” beginning on page 23 of the attached prospectus;

•	in general, collections of Finance Charge Receivables allocated to series 2003-A received during any Collection Period during the Revolving Period or the Accumulation Period need not be deposited into the Collection Account on a daily basis after an amount equal to interest due on the series 2003-A notes for the following Distribution Date plus an amount equal to 150% of the average of the Default Amounts allocated to series 2003-A for the preceding three Collection Periods plus the share of the monthly servicing fee allocated to series 2003-A for that following Distribution Date plus certain amounts due to the insurer plus an amount equal to the excess, if any, of the Required Reserve Account Amount for the preceding Distribution Date over the amount currently on deposit in the Reserve Account plus an amount equal to the excess, if any, of the Required Spread Account Amount for the preceding Distribution Date over the amount currently on deposit in the Spread Account has been deposited into the Collection Account; provided, however, that all such collections must in any event be deposited into the Collection Account until the LIBOR Determination Date for the Interest Period that commences during that Collection Period; and, provided further, that if, on that LIBOR Determination Date, the aggregate amount deposited into the Collection Account does not equal or exceed the amount described above, certain collections of Principal Receivables allocated to series 2003-A received during that Collection Period must also be deposited into the Collection Account.

•	in general, collections of Principal Receivables allocated to series 2003-A received during any Collection Period during the Revolving Period need not be deposited into the Collection Account; and

•	in general, collections of Principal Receivables allocated to series 2003-A received during any Collection Period during the Accumulation Period need not be deposited into the Collection Account after the Controlled Deposit Amount for that Collection Period has been deposited into the Collection Account.

See “Description of the Notes—The Collection Account” beginning on page 23 of the attached prospectus for a further discussion of the Collection Account.

Shared Excess Finance Charge Collections

Series 2003-A will share with other series of securities in group one collections of Finance Charge Receivables allocated to series 2003-A in excess of the amount needed to make all required payments or deposits described in clauses (1) through (11) under “—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement. If Available Funds for any Collection Period are not sufficient to make all required payments or deposits described in clauses (1) through (11) on the related Distribution Date, series 2003-A will have a Finance Charge Shortfall in the amount of that deficiency. On any Distribution Date on which series 2003-A has a Finance Charge Shortfall, series 2003-A will receive its pro rata share of any excess collections of Finance Charge Receivables available to other series in group one based on the Finance Charge Shortfall for series 2003-A and the Finance Charge Shortfalls, if any, for other series of securities in group one.

Application of Available Funds and Shared Excess Finance Charge Collections

On each Distribution Date, the servicer or the indenture trustee, acting at the written direction of the servicer, will apply the Available Funds and Shared Excess Finance Charge Collections allocated to series 2003-A for the preceding Collection Period in the following order of priority:

(1)	an amount equal to the Class A Monthly Interest for that Distribution Date plus any unpaid Class A Monthly Interest for prior Distribution Dates plus any Class A Additional Interest for that Distribution Date plus any unpaid Class A Additional Interest for prior Distribution Dates will be distributed to the Class A noteholders;

(2)	an amount equal to the Servicing Fee for that Distribution Date plus any unpaid Servicing Fees for prior Distribution Dates will be distributed to the servicer;

(3)	an amount equal to the Allocable Amount for that Distribution Date will be treated as a portion of Available Principal Collections for that Distribution Date and applied as described under “—Principal Payments” beginning on page S-37 of this prospectus supplement;

(4)	if the Invested Amount has been reduced below the Class A Invested Amount as a result of unreimbursed Investor Charge-Offs or Reallocated Principal Collections, an amount equal to the excess of the Class A Invested Amount over the Invested Amount will be treated as a portion of Available Principal Collections for that Distribution Date and applied as described under “—Principal Payments” beginning on page S-37 of this prospectus supplement;

(5)	an amount equal to the monthly premium due on the insurance policy on that Distribution Date plus any unpaid monthly premium due on the insurance policy for prior Distribution Dates, together with interest thereon, will be distributed to the insurer;

(6)	an amount equal to the excess, if any, of the Required Reserve Account Amount for that Distribution Date over the amount on deposit in the Reserve Account on that Distribution Date will be deposited into the Reserve Account;

(7)	an amount equal to the excess, if any, of the Required Spread Account Amount for that Distribution Date over the amount on deposit in the Spread Account on that Distribution Date will be deposited into the Spread Account;

(8)	an amount equal to any unreimbursed claims on the insurance policy, together with interest thereon, will be distributed to the insurer;

(9)	an amount equal to any other amounts owing to the insurer under the insurance agreement, plus interest on any such amounts due on any prior Distribution Date but not paid, will be distributed to the insurer;

(10)	an amount equal to the aggregate unreimbursed reductions in the Invested Amount resulting from Investor Charge-Offs or Reallocated Principal Collections, after giving effect to any application under clause (4) above on that Distribution Date, will be treated as a portion of Available Principal Collections for that Distribution Date and applied as described under “—Principal Payments” beginning on page S-37 of this prospectus supplement;

(11)	an amount equal to the Class B Monthly Interest for that Distribution Date plus any unpaid Class B Monthly Interest for prior Distribution Dates plus any Class B Additional Interest for that Distribution Date plus any unpaid Class B Additional Interest for prior Distribution Dates will be distributed to the Class B noteholders; and

(12)	the balance, if any, will constitute Shared Excess Finance Charge Collections with respect to group one and will be applied to other series in group one or paid to DC Funding or its assigns in accordance with the indenture.

Allocation of Default Amount

On each Determination Date, the servicer will allocate the Default Amount for the preceding Collection Period to series 2003-A in an amount equal to the product of that Default Amount and the Floating Allocation Percentage for that Collection Period. See “Description of the Notes—Allocation of Default Amount” beginning on page 28 of the attached prospectus for a further discussion of the Default Amount.

Allocation of Adjustment Amount

On each Determination Date, the servicer will allocate the Adjustment Amount for the preceding Collection Period to series 2003-A in an amount equal to the product of that Adjustment Amount and the Floating Allocation Percentage for that Collection Period. The Adjustment Amount allocated to series 2003-A will be reduced to the extent that the aggregate amount of Principal Receivables in the Trust increases, amounts allocable to series 2003-A are deposited into the Excess Funding Account, the Aggregate Invested Amount is reduced or a payment is made in respect of the Adjustment Amount. The amount of the reduction in the Adjustment Amount allocated to series 2003-A will equal the portion of such increase, deposit, reduction or payment allocated to series 2003-A. See “Description of the Notes—Allocation of Adjustment Amount” beginning on page 28 of the attached prospectus for a further discussion of the Adjustment Amount.

Calculation of Allocable Amount; Investor Charge-Offs

On each Determination Date, the servicer will calculate the Allocable Amount for the following Distribution Date. The Allocable Amount for any Distribution Date represents the sum of the portion of the Default Amount for the preceding Collection Period allocated to the series 2003-A notes plus the portion of the Adjustment Amount for that Collection Period allocated to the series 2003-A notes. If the Allocable Amount for any Distribution Date is greater than the Available Funds and Shared Excess Finance Charge Collections applied on that Distribution Date to cover that amount as described in clause (3) under “—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement and any amounts withdrawn from the Spread Account to cover any portion of the Allocable Amount as described under “—The Spread Account” beginning on page S-46 of this prospectus supplement, then the Invested Amount will be reduced by the amount of that deficiency; provided, however, that, if the servicer determines on any Determination Date that such reduction would cause the Invested Amount to be less than the Class A Invested Amount, the indenture trustee will make a claim for payment on the insurance policy by no later than the third Business Day preceding that Distribution Date in an amount equal to the amount by which the Invested Amount would have been reduced below the Class A Invested Amount and the Invested Amount will be reduced to an amount equal to the Class A Invested Amount on that Distribution Date. This claim amount is referred to in this prospectus supplement as a Potential Class A Charge-Off.

If the insurer fails to make a payment in respect of any Potential Class A Charge-Off as required under the insurance policy, the Invested Amount will be reduced by the amount the insurer failed to pay.

Any reduction in the Invested Amount attributable to an inability to fund the Allocable Amount for any Distribution Date will be reimbursed on subsequent Distribution Dates:

•	to the extent that Available Funds and Shared Excess Finance Charge Collections allocated to series 2003-A are available for that purpose as described in clauses (4) and (10) under “—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement; or

•	in the case of a reduction in the Invested Amount resulting from the allocation of an Adjustment Amount, to the extent that a reduction in that Adjustment Amount is allocated to series 2003-A as described under “—Allocation of Adjustment Amount” beginning on page S-44 of this prospectus supplement.

Reallocation of Principal Collections

If Available Funds, Shared Excess Finance Charge Collections allocated to series 2003-A and amounts available to be withdrawn from the Spread Account are not sufficient to fund required payments of interest on the Class A notes and the monthly servicing fee payments with respect to the series 2003-A notes on any Distribution Date, then collections of Principal Receivables received during the preceding Collection Period and allocated to series 2003-A will be reallocated to cover those amounts. The Invested Amount will be reduced by the amount of collections of Principal Receivables reallocated to cover those amounts. The amount of collections of Principal Receivables that will be reallocated on any Distribution Date will not exceed an amount equal to the lesser of:

•	the excess of the amount needed on that Distribution Date to pay Class A Monthly Interest, Class A Additional Interest and the Servicing Fee for that Distribution Date or any prior Distribution Date over the sum of the Available Funds, Shared Excess Finance Charge Collections allocated to series 2003-A and amounts available to be withdrawn from the Spread Account available to make those payments; and

•	$126,500,000 minus the sum of the amount of unreimbursed Investor Charge-Offs and unreimbursed Reallocated Principal Collections, in each case as of the last day of the preceding Collection Period, minus the Investor Charge-Offs, if any, for that Distribution Date; provided, however, that this amount may not be less than zero.

Any reduction in the Invested Amount resulting from Reallocated Principal Collections applied on any Distribution Date will be reimbursed on subsequent Distribution Dates to the extent that Available Funds and Shared Excess Finance Charge Collections allocated to series 2003-A are available for that purpose as described in clauses (4) and (10) under “—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement.

The Spread Account

The servicer will establish and maintain with an Eligible Institution, for the benefit of the Class A noteholders, the servicer and the insurer, a segregated trust account designated as the Spread Account. The Spread Account will have an initial balance of $16,500,000. On each Distribution Date, the indenture trustee will deposit Available Funds and Shared Excess Finance Charge Collections allocated to series 2003-A for that Distribution Date into the Spread Account as described in clause (7) under “—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 in this prospectus supplement until the amount on deposit in the Spread Account equals the Required Spread Account Amount for that Distribution Date.

The amount on deposit in the Spread Account will be used, if needed, to make interest payments to the Class A noteholders and to pay the servicing fee to the servicer, in each case to the extent that Available Funds and Shared Excess Finance Charge Collections allocated to series 2003-A are not sufficient to make those payments. In addition, if the Allocable Amount for any Distribution Date is greater than the Available Funds and Shared Excess Finance Charge Collections applied on that Distribution Date to cover the Allocable Amount and, as a result of that deficiency, the Invested Amount would be reduced below the Class A Invested Amount, then the indenture trustee will withdraw from the Spread Account an amount equal to the lesser of:

•	the amount by which the Invested Amount would have been reduced below the Class A Invested Amount to fund that deficiency; and

•	the amount on deposit in the Spread Account on that Distribution Date, after giving effect to any withdrawal from the Spread Account on that Distribution Date to make interest payments to the Class A noteholders and to pay the servicing fee to the servicer;

and such amount will be treated as a portion of Available Principal Collections for that Distribution Date and applied as described under “—Principal Payments” beginning on page S-37 of this prospectus supplement. If the amount of Available Funds, Shared Excess Finance Charge Collections and funds on deposit in the Spread Account that are available to cover the Allocable Amount are not sufficient to cover the Allocable Amount in full on any Distribution Date, then the Invested Amount will be reduced by any portion of that deficiency not covered by a draw on the insurance policy as described under “—Calculation of Allocable Amount; Investor Charge-Offs” beginning on page S-45 of this prospectus supplement and “—The Insurance Policy” beginning on page S-47 of this prospectus supplement.

On the Stated Series Termination Date, the amount on deposit in the Spread Account, after giving effect to any withdrawal used to make interest payments to the Class A noteholders, to pay the servicing fee to the servicer or to cover all or any portion of the Allocable Amount, will be used to fund any shortfall in the payment of the Class A Note Principal Balance.

The servicer or the insurer will direct the indenture trustee to invest amounts on deposit in the Spread Account in Eligible Investments that mature not later than the Business Day preceding the next Distribution Date. On each Distribution Date, all net investment earnings on funds on deposit in the Spread Account received during the preceding Collection Period will be applied as follows:

•	if the amount on deposit in the Spread Account is less than the Required Spread Account Amount for that Distribution Date, the net investment earnings will be retained in the Spread Account to the extent of that deficiency; and

•	if the amount on deposit in the Spread Account equals or exceeds the Required Spread Account Amount for that Distribution Date, the net investment earnings will be withdrawn from the Spread Account and deposited into the Collection Account.

Funds on deposit in the Spread Account on any Distribution Date in excess of the Required Spread Account Amount, after giving effect to all withdrawals from and deposits to the Spread Account on that Distribution Date, will be paid first to the insurer to reimburse the insurer for any amounts owed to the insurer under the insurance agreement and any remaining amount will be distributed to DC Funding.

The Insurance Policy

On or before the Closing Date, the insurer will issue the note guarantee insurance policy pursuant to the provisions of the insurance and indemnity agreement to be dated as of the Closing Date among the insurer, the transferor, the indenture trustee, FNANB, the issuer and the servicer. The insurance policy will irrevocably and unconditionally guarantee to the indenture trustee, for the benefit of the Class A noteholders, the timely payment of interest and the payment of Potential Class A Charge-Offs, if any, on each Distribution Date and the full and ultimate payment of the Class A Note Principal Balance on the Stated Series Termination Date.

If the Available Funds, Shared Excess Finance Charge Collections and Reallocated Principal Collections with respect to any Collection Period and the amount available to be withdrawn from the Spread Account on the following Distribution Date would be insufficient to pay the Class A Monthly Interest for that Distribution Date, the indenture trustee will make a claim for payment on the insurance policy on the third Business Day preceding that Distribution Date in an amount equal to that deficiency.

If a Potential Class A Charge-Off has occurred with respect to any Distribution Date, the indenture trustee will make a claim for payment on the insurance policy on the third Business Day preceding that Distribution Date in an amount equal to the amount of that Potential Class A Charge-Off. In addition, if the Class A Note Principal Balance on the Stated Series Termination Date, after giving effect to all principal payments to be made to the Class A noteholders on that date, would be greater than zero, the indenture trustee will make a claim for payment on the insurance policy on the third Business Day preceding that date in an amount equal to that difference.

Payment of claims on the insurance policy will be made by the insurer not later than the later of 12:00 noon, New York City time, on the related Distribution Date and 12:00 noon, New York City time, on the second Business Day following receipt by the insurer of the appropriate notice for payment. All amounts paid by the insurer under the insurance policy in respect of principal, including any payments in respect of Potential Class A Charge-Offs, will be deposited into the Principal Funding Account.

If payment of any amount guaranteed by the insurer pursuant to the insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the insurer will pay that amount out of its funds on the later of:

•	the date when due to be paid pursuant to the order of the court or other governmental body referred to below; or

•	the fifth Business Day following receipt by the insurer from the indenture trustee of (a) a certified copy of the final nonappealable order of a court or other governmental body having competent jurisdiction ordering the recovery by a receiver, conservator, debtor-in-possession or trustee in bankruptcy as voidable of any preference payment included in a previous distribution of principal of or interest on the Class A notes, (b) a certificate by or on behalf of the indenture trustee or the Class A noteholders that such order has been entered and is not subject to stay, (c) an assignment in such form as is reasonably required by the insurer, duly executed and delivered by the indenture trustee or the Class A noteholders, as applicable, irrevocably assigning to the insurer all rights and claims of the indenture trustee or the Class A noteholders relating to or arising under the Class A notes against the debtor which made such preference payment or otherwise with respect to such preference amount, (d) appropriate instruments to effect, when executed by the affected party, the appointment of the insurer as agent for the indenture trustee and the Class A noteholders in any legal proceeding relating to such preference payment and (e) a notice for payment in the form specified in the insurance policy.

Payments by the insurer in respect of any preference amount will be distributed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or the Class A noteholders directly unless the indenture trustee or the Class A noteholders, as applicable, have deposited principal or interest paid on the Class A notes with such court or other governmental body named in such order, in which case such payment will be distributed to the indenture trustee, subject to the delivery of the items referred to in clauses (a) through (e) above to the insurer and evidence satisfactory to the insurer that payment has been made to such court or other governmental body named in such order; provided, however, that the insurer will not be obligated to make any payment in respect of any preference amount representing a payment of principal on the Class A notes prior to the time the insurer would have been required to make a payment in respect of such principal.

The terms “receipt” and “received,” with respect to the insurance policy, mean actual delivery to the insurer prior to 12:00 noon, New York City time, on a Business Day. Delivery either on a day that is not a Business Day or after 12:00 noon, New York City time on a Business Day, will be deemed to be received on the next succeeding Business Day. If any notice or certificate given under the insurance policy by the indenture trustee is not in proper form, is not properly completed, executed or delivered or is otherwise insufficient for the purpose of making a claim under the policy, it will be deemed not to have been received, and the insurer or the fiscal agent will promptly advise the indenture trustee of the improper form and the indenture trustee may submit an amended notice.

The insurer will be subrogated to the rights of each Class A noteholder to receive any and all amounts due with respect to the Class A notes to the extent of any payment by the insurer under the insurance policy and will be reimbursed in accordance with the payment priorities described in this prospectus supplement.

The insurance policy does not cover shortfalls, if any, attributable to the liability of DC Funding, the certificate trust, the issuer or the indenture trustee for withholding taxes, if any, including interest and penalties with respect to any such withholding taxes.

The insurer’s obligations under the insurance policy in respect of guaranteed distributions will be discharged to the extent funds are transferred to the indenture trustee or otherwise disbursed by the insurer as provided in the insurance policy or deposited into the Collection Account or the Principal Funding Account, whether or not those funds are properly applied by the indenture trustee, and the insurer will have no further obligation under the insurance policy with respect to amounts so deposited.

The terms of the insurance policy cannot be modified, altered or affected by any other agreement or instrument. The insurance policy by its terms may not be cancelled or revoked. The insurance policy is governed by the laws of the State of New York without regard to conflict of law principles. The insurance premium is not refundable for any reason.

The insurance provided by the insurance policy is not covered by the Property Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Unless the insurer is insolvent or has defaulted on its obligations under the insurance policy, it will be deemed to be the holder of the Class A notes for certain purposes, other than with respect to payments on the Class A notes, and will be entitled to exercise all rights, including voting rights, of the Class A noteholders without the consent of the Class A noteholders. In the case of any amendment or waiver that would require the consent of all affected noteholders, the consent of the affected noteholders will be required in addition to the insurer’s consent. In addition, under the insurance agreement, the prior consent of the insurer will be required for specified actions under the master pooling and servicing agreement, the transfer and servicing agreement, the indenture, the series 2003-A indenture supplement and the other transaction documents. In general, any action under the master pooling and servicing agreement, the transfer and servicing agreement, the indenture, the series 2003-A indenture supplement or any other transaction document that is subject to rating agency approval and that does not require the consent of the insurer will also be subject to the condition that each applicable rating agency confirm in writing to the insurer that such action will not result in a reduction or withdrawal of its shadow rating of the Class A notes without giving effect to the availability of the insurance policy.

In the absence of payments under the insurance policy, the Class A noteholders will bear directly the credit and other risks associated with the Class A notes.

Early Amortization Events

An Early Amortization Event will occur with respect to series 2003-A upon the occurrence of any of the events described under “Description of the Notes—Early Amortization Events” beginning on page 30 of the attached prospectus or, upon satisfaction of various notice requirements, if any of the following events occurs:

(1)	DC Funding fails to make any payment or deposit when required under the master pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the series 2003-A indenture supplement or within a five Business Day grace period;

(2)	DC Funding fails to observe or perform in any material respect any of its other covenants or agreements under the master pooling and servicing agreement or the transfer and servicing agreement, that failure continues unremedied for 60 days after written notice of that failure, requiring that it be remedied, is given to DC Funding by the indenture trustee, or to DC Funding and the indenture trustee by the holders of not less than 50% of the then-outstanding principal balance of the series 2003-A notes, and that failure materially and adversely affects the interests of the holders of the series 2003-A notes (which determination will be made without giving effect to the availability of the insurance policy);

(3)	any representation or warranty made by DC Funding in the master pooling and servicing agreement or the transfer and servicing agreement proves to have been incorrect in any material respect when made, that representation or warranty continues to be incorrect in any material respect for 60 days after written notice of that incorrectness, requiring that it be remedied, is given to DC Funding by the indenture trustee, or to DC Funding and the indenture trustee by the holders of not less than 50% of the then-outstanding principal balance of the series 2003-A notes, and that incorrectness materially and adversely affects the interests of the holders of the series 2003-A notes (which determination will be made without giving effect to the availability of the insurance policy); provided, however, that if that representation or warranty relates to a particular receivable or group of receivables, an Early Amortization Event will not occur if DC Funding has accepted reassignment of that receivable or group of receivables during that 60-day period, or during such longer period not to exceed 180 days as the indenture trustee may specify, in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

(4)	a Servicer Default occurs that would have a material adverse effect on the holders of the series 2003-A notes (which determination will be made without giving effect to the availability of the insurance policy);

(5)	DC Funding fails to designate Designated Additional Accounts or cause the Trust to repurchase the securities of other series when required to do so under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

(6)	the average of the Portfolio Yields for any three consecutive Collection Periods is less than the average of the Base Rates for those Collection Periods;

(7)	the receivables purchase agreement is terminated;

(8)	the Class A notes are not paid in full on the Expected Final Distribution Date;

(9)	a draw is made on the insurance policy;

(10)	any amounts payable to the insurer are not paid in full on the Expected Final Distribution Date;

(11)	an event of default under the indenture or the series 2003-A indenture supplement occurs for the series 2003-A notes and their maturity date is accelerated;

(12)	DC Funding appoints a successor servicer without the consent of the insurer or nominates to the Trustee the name of a potential successor servicer without the consent of the insurer; or

(13)	the servicer fails to observe or perform certain covenants under the insurance agreement.

If an event described in clause (1), (2), (3) or (4) above occurs, an Early Amortization Event will be deemed to have occurred with respect to series 2003-A only if the indenture trustee, acting at the direction of or with the consent of the insurer so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, by written notice to DC Funding and the servicer, or the holders of more than 50% of the then-outstanding principal balance of the series 2003-A notes, by written notice to DC Funding, the servicer and the indenture trustee, declare that an Early Amortization Event has occurred. Any such Early Amortization Event will be deemed to have occurred as of the date of that notice.

If an event described in clause (5), (6), (7), (8), (9), (10), (11), (12) or (13) above occurs, an Early Amortization Event will be deemed to have occurred with respect to series 2003-A immediately upon the occurrence of that event without any notice or other action by the indenture trustee or the holders of the series 2003-A notes, unless, so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, such event has been waived by the insurer; provided, however, that the insurer may not waive any event described in clause (5), (6), (7), (8) or (9) above.

Events of Default

Unless the insurer is insolvent or has defaulted on its obligations under the insurance policy, the events of default for series 2003-A will consist of the following events:

(1)	the issuer fails to pay the principal of any Class A note when that principal becomes due and payable on the Stated Series Termination Date;

(2)	the issuer fails to pay any interest on any Class A note when that interest becomes due and payable and that failure continues for a period of two Business Days;

(3)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer; and

(4)	the issuer fails to observe or perform in any material respect any of its other covenants or agreements made in the indenture in respect of series 2003-A, that failure continues for 60 days after written notice of that failure, requiring that it be remedied, is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by the insurer and, as a result, the interests of the series 2003-A noteholders are materially and adversely affected and continue to be materially and adversely affected during that 60-day period (which determination will be made without giving effect to the availability of the insurance policy).

If an event of default involving bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer occurs, the principal amount of the series 2003-A notes automatically will become immediately due and payable. If any other event of default occurs and is continuing with respect to the series 2003-A notes, the indenture trustee, acting at the direction of or with the consent of the insurer so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, may declare the principal amount of the series 2003-A notes to be immediately due and payable. If the series 2003-A notes are accelerated, you may receive principal prior to the expected principal distribution date for the Class A notes.

Upon the occurrence of an event of default and acceleration of the series 2003-A notes, so long as the insurer is not insolvent and has not defaulted on its obligations under the insurance policy, the insurer will have the right, but not the obligation, to cause the indenture trustee to sell Principal Receivables, or interests therein, in an amount equal to the Invested Amount and the related Finance Charge Receivables.

If the insurer is insolvent or has defaulted on its obligations under the insurance policy, the events of default for series 2003-A will consist of the events of default described under, and the indenture trustee and the series 2003-A noteholders will, if an event of default occurs, have the rights and remedies described under, “Description of the Indenture—Events of Default; Rights Upon Event of Default” beginning on page 39 of the attached prospectus.

Servicing Compensation

The servicer receives a monthly servicing fee for its servicing activities under the master pooling and servicing agreement and the transfer and servicing agreement. The share of the monthly servicing fee allocated to series 2003-A for each Distribution Date will equal one-twelfth of the product of 2.00% or, if neither FNANB nor any of its affiliates is the servicer and with the prior written consent of the insurer, a percentage not to exceed 4.00% and the Invested Amount as of the last day of the preceding Collection Period; provided, however, that the monthly servicing fee allocated to series 2003-A for the first Distribution Date will equal $1,008,333.33.

The monthly servicing fee for each Distribution Date will be payable on that Distribution Date only to the extent that funds are available to make that payment. If the monthly servicing fee due on any Distribution Date is not paid in full, the shortfall will be due on the next Distribution Date. The share of the monthly servicing fee not allocated to series 2003-A will be paid by DC Funding or from amounts allocated to other series of securities. In no event will the issuer, the indenture trustee or the holders of the series 2003-A notes be liable for the share of the monthly servicing fee to be paid by DC Funding or from amounts allocated to other series of securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the federal income tax treatment applicable to the Class A notes. See “Material Federal Income Tax Consequences” beginning on page 65 of the attached prospectus for a further discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Class A notes.

This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and published rulings and court decisions in effect as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. Any changes in these provisions, regulations, rulings or decisions could modify or adversely affect the tax consequences summarized below. We will not seek a ruling from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement and cannot assure you that the IRS will not challenge the conclusions reached in this prospectus supplement.

The opinion of McGuireWoods LLP, special tax counsel, described in this prospectus supplement assumes that all relevant parties will comply with the terms of the master pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture, the series 2003-A indenture supplement and all related documents. If the relevant parties fail to comply with the terms of the master pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture, the series

2003-A indenture supplement or any related document, the conclusions of special tax counsel reached in the opinion and the discussion of the federal income tax consequences set forth in this prospectus supplement may not be accurate.

Tax Treatment of the Notes

DC Funding expresses in the master pooling and servicing agreement and the transfer and servicing agreement its intent that, for federal, state and local income and franchise tax purposes, the Class A notes will be indebtedness secured by the receivables in the Trust. DC Funding has agreed, and each noteholder and Note Owner, by acquiring an interest in a Class A note, will be deemed to agree, to treat the Class A notes as indebtedness for federal, state and local income and franchise tax purposes except to the extent that different treatment is explicitly required under state or local tax statutes. Because different criteria are used to determine the non-tax accounting characterization of the transaction contemplated by the master pooling and servicing agreement and the transfer and servicing agreement, DC Funding expects to treat the transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a secured loan.

In general, whether a sale of property constitutes, for federal income tax purposes, a sale of an ownership interest in that property or a loan the repayment of which is secured by that property is a question of fact, the resolution of which is based upon the economic substance of the transaction. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale or a secured loan for federal income tax purposes, the primary factor in making this determination in connection with the transaction contemplated by the master pooling and servicing agreement and the transfer and servicing agreement is whether DC Funding has assumed the risk of loss or other economic burdens relating to the receivables and has retained the benefits of ownership of the receivables.

McGuireWoods LLP, special tax counsel, is of the opinion that, under current law and based on its analysis of the transaction contemplated by the master pooling and servicing agreement and the transfer and servicing agreement, although no transaction closely comparable to that transaction has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Class A notes will be treated as indebtedness for federal income tax purposes.

ERISA CONSIDERATIONS

In general, the Class A notes may be purchased by or on behalf of Plans. Although we cannot assure you in this regard, the notes should be treated as debt, and not as equity interests, for purposes of the Department of Labor’s plan asset regulations because the Class A notes:

•	are expected to be treated as indebtedness under local law and will, in the opinion of special tax counsel, be treated as debt, rather than equity, for federal income tax purposes; and

•	should not be deemed to have any substantial equity features, such as conversion rights and warrants.

If the Class A notes are instead treated as equity interests for purposes of the Department of Labor’s plan asset regulations, the assets of the issuer may be deemed to be assets of any Plan that invests in the Class A notes. In that event, transactions involving the issuer and either parties in interest or disqualified persons with respect to an investing Plan might be prohibited under ERISA and Section 4975 of the Internal Revenue Code and could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities.

Regardless of whether the Class A notes are treated as debt or equity interests, the acquisition and holding of the Class A notes by, on behalf of or with the assets of a Plan could give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code if DC Funding, the certificate trust, the certificate trustee, the issuer, the owner trustee, the indenture trustee, the servicer, the insurer, any underwriter or any of their respective affiliates is or becomes a party in interest, as defined in ERISA, or a disqualified person, as defined in the Internal Revenue Code, with respect to the Plan. In this event, various exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of Class A notes by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to acquire the notes.

Because DC Funding, the certificate trust, the certificate trustee, the issuer, the owner trustee, the indenture trustee, the servicer, the insurer or an underwriter may benefit from a Plan’s investment in the Class A notes, the Class A notes may not be purchased with the assets of a Plan if DC Funding, the certificate trust, the certificate trustee, the issuer, the owner trustee, the indenture trustee, the servicer, the insurer, any underwriter or any of their respective affiliates:

•	has investment or administrative discretion with respect to Plan assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan; or

•	unless PTCE 95-60, PTCE 90-1 or PTCE 91-38 applies, is an employer maintaining or contributing to the Plan.

Each person that acquires a Class A note, by its acceptance of the Class A note, will be deemed to represent that:

•	it is not acquiring the Class A note with the assets of a plan; or

•	it satisfies the requirement in the preceding paragraph and its acquisition and holding of the Class A note are eligible for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption.

Plan fiduciaries or other persons considering an investment in the Class A notes on behalf of or with the assets of a Plan should consult their own counsel regarding the consequences to the plan of that investment. See “ERISA Considerations” beginning on page 71 of the attached prospectus for a further discussion of the material ERISA considerations relating to the purchase and ownership of the Class A notes.

UNDERWRITING

DC Funding has agreed to sell to each underwriter listed below, and that underwriter has agreed to purchase, the principal amount of Class A notes set forth next to that underwriter’s name.

Underwriters	Principal Amount of Class A Notes
Banc of America Securities LLC	$175,752,500
Wachovia Securities, Inc.	175,752,500
Morgan Stanley & Co. Incorporated	50,820,000
SunTrust Capital Markets, Inc.	21,175,000

Total	$423,500,000

The underwriters’ obligation to acquire the Class A notes will be subject to various conditions. The underwriters will offer the Class A notes for sale only if the issuer issues the Class A notes and all conditions to the issuance of the Class A notes are satisfied or waived. The underwriters have agreed to purchase all of the Class A notes if any of the Class A notes is purchased.

The underwriters propose initially to offer the Class A notes to the public at the price set forth on the cover page of this prospectus supplement and to dealers at that price less concessions not in excess of 0.165% of the principal amount of the Class A notes. The underwriters may allow, and dealers may reallow, concessions not in excess of 0.110% of the principal amount of the Class A notes to brokers and dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms applicable to the Class A notes.

The public offering price, the underwriting discounts and commissions and the proceeds to DC Funding, each expressed as a percentage of the principal amount of the Class A notes and as a dollar amount, are as follows:

	Per Class A Note	Total
Public Offering Price	100.000%	$423,500,000
Underwriting Discounts and Commissions	0.275	1,164,625

Proceeds to DC Funding	99.725%	$422,335,375

DC Funding estimates that additional offering expenses will equal $850,000.

DC Funding will indemnify the underwriters against various liabilities, including liabilities under the federal securities laws or will contribute to any amounts the underwriters may be required to pay with respect to those liabilities.

Until the distribution of the Class A notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the Class A notes. As an exception to these rules, the underwriters will be permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A notes in accordance with Regulation M under the Exchange Act. See “Plan of Distribution” beginning on page 73 of the attached prospectus for a further discussion of these transactions and their potential effect on the price of the Class A notes.

Each underwriter has represented and agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the Class A notes will not offer or sell, any Class A notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000;

•	it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any of the Class A notes in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to the certificate trust or the issuer.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with FNANB and its affiliates.

LEGAL MATTERS

Various legal matters relating to the issuance of the Class A notes and various federal income tax matters relating to the certificate trust, the issuer and the Class A notes will be passed upon for DC Funding by McGuireWoods LLP, Richmond, Virginia. Various legal matters relating to the issuance of the Class A notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

GLOSSARY OF DEFINED TERMS

“Accumulation Period” means the period commencing at the close of business on the last day of the April 2005 Collection Period, or such later date on which the Accumulation Period may commence following a postponement of the commencement of the Accumulation Period as described under “Description of the Class A Notes—Postponement of Accumulation Period” beginning on page S-39 of this prospectus supplement or a suspension of the Accumulation Period as described under “Description of the Class A Notes—Suspension of Accumulation Period” beginning on page S-39 of this prospectus supplement, and ending on the earlier of:

•	the commencement of the Early Amortization Period; and

•	the date on which the series 2003-A notes are paid in full.

“Adjusted Invested Amount” means, as of any date, the Invested Amount as of that date plus the amount on deposit in the Principal Funding Account as of that date, excluding any amount paid by the insurer in respect of any Potential Class A Charge-Off or for the purpose of reimbursing Investor Charge-Offs and excluding investment earnings, if any, on amounts on deposit in the Principal Funding Account.

“Adjusted Portfolio Yield” means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum, without duplication, of:

•	the collections of Finance Charge Receivables received during that Collection Period and allocated to series 2003-A, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the series 2003-A indenture supplement; plus

•	the net investment earnings, if any, on funds on deposit in the Spread Account received during that Collection Period to be withdrawn from the Spread Account and applied as Available Funds on that following Distribution Date in accordance with the series 2003-A indenture supplement; minus

•	the portion of the Default Amount for that Collection Period allocated to series 2003-A; minus

•	the portion of the Adjustment Amount for that Collection Period allocated to series 2003-A;

and the denominator of which is the Invested Amount as of the last day of that Collection Period.

“Allocable Amount” means, for any Distribution Date, the sum of the portion of the Default Amount for the preceding Collection Period allocated to series 2003-A plus the portion of the Adjustment Amount for that Collection Period allocated to series 2003-A.

“Available Funds” means, for any Collection Period:

•	the Floating Allocation Percentage of all collections of Finance Charge Receivables received during that Collection Period, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the master pooling and servicing agreement or the indenture, as applicable; plus

•	the net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

•	the amount, if any, to be withdrawn from the Reserve Account and applied as Available Funds on the following Distribution Date in accordance with the series 2003-A indenture supplement; plus

•	the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as Available Funds on the following Distribution Date in accordance with the series 2003-A indenture supplement; plus

•	the net investment earnings, if any, on funds on deposit in the Spread Account received during that Collection Period to be withdrawn from the Spread Account and applied as Available Funds on the following Distribution Date in accordance with the series 2003-A indenture supplement.

“Available Principal Collections” means, for any Distribution Date:

•	in the case of any Distribution Date relating to the Revolving Period, the Floating Allocation Percentage of all collections of Principal Receivables received during the preceding Collection Period; plus

•	in the case of any Distribution Date relating to the Accumulation Period or the Early Amortization Period, the Fixed Allocation Percentage of all collections of Principal Receivables received during the preceding Collection Period; plus

•	any Available Funds or Shared Excess Finance Charge Collections to be treated as Available Principal Collections on that Distribution Date as described under “Description of the Class A Notes—Application of Available Funds and Shared Excess Finance Charge Collections” beginning on page S-43 of this prospectus supplement; plus

•	any Shared Principal Collections allocated to series 2003-A on that Distribution Date; plus

•	any amounts withdrawn from the Spread Account to be treated as Available Principal Collections on that Distribution Date as described under “Description of the Class A Notes—The Spread Account” beginning on page S-46 of this prospectus supplement; plus

•	in the case of any Distribution Date relating to the Accumulation Period, so long as no other series of securities is in early amortization, or the Early Amortization Period, amounts, if any, on deposit in the Excess Funding Account allocated to series 2003-A on that Distribution Date; minus

•	the amount of Reallocated Principal Collections applied on that Distribution Date.

“Average Excess Spread Percentage” means, for any Distribution Date and subject to the series 2003-A indenture supplement, the average of the Excess Spread Percentages for the three consecutive Collection Periods preceding that Distribution Date.

“Base Rate” means, for any Collection Period and subject to the series 2003-A indenture supplement, the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Class A Monthly Interest for the following Distribution Date, the Servicing Fee for that Distribution Date and the monthly premium due on the insurance policy on that Distribution Date, which insurance premium will not exceed 0.40% per annum, and the denominator of which is the Adjusted Invested Amount as of the last day of the Collection Period preceding that Collection Period; provided, however, that, if neither DC Funding nor any of its affiliates owns the Class B notes, the numerator used to calculate the Base Rate for any Collection Period will also include the Class B Monthly Interest for the following Distribution Date.

“Class A Additional Interest” means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class A noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class A interest rate for the preceding Interest Period plus 2.00% per annum.

“Class A Invested Amount” means, as of any date, an amount equal to the Class A Note Principal Balance as of that date minus the amount on deposit in the Principal Funding Account as of that date, excluding the net investment earnings, if any, on that amount.

“Class A Monthly Interest” means, for any Distribution Date, the product of:

•	the Class A interest rate for the preceding Interest Period or, in the case of the first Interest Period, the weighted average of the two Class A interest rates for the first Interest Period;

•	a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

•	the outstanding principal balance of the Class A notes as of the close of business on the preceding Distribution Date or, in the case of the first Distribution Date, as of the Closing Date.

“Class A Note Principal Balance” means, as of any date, an amount equal to the initial outstanding principal balance of the Class A notes minus the aggregate amount of principal payments made to the Class A noteholders prior to that date; provided, however, that the Class A Note Principal Balance may not be reduced below zero.

“Class B Additional Interest” means, for any Distribution Date, interest on any interest amounts that were due but not paid to the Class B noteholders on the preceding Distribution Date, which interest will accrue at a rate equal to the Class B interest rate for the preceding Interest Period plus 2.00% per annum.

“Class B Monthly Interest” means, for any Distribution Date, the product of:

•	the Class B interest rate for the preceding Interest Period;

•	a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360; and

•	the outstanding principal balance of the Class B notes as of the close of business on the preceding Distribution Date or, in the case of the initial Distribution Date, as of the Closing Date.

“Closing Date” means May 29, 2003.

“Collection Period” means each period from and including the first day of a month to and including the last day of that month or, in the case of the initial Collection Period, from and including the Closing Date to and including June 30, 2003.

“Controlled Accumulation Amount” means, for any Distribution Date relating to the Accumulation Period, $35,291,667; provided, however, that if the commencement of the Accumulation Period is postponed as described under “Description of the Class A Notes—Postponement of Accumulation Period” beginning on page S-39 of this prospectus supplement the Controlled Accumulation Amount for any Distribution Date relating to the Accumulation Period will be increased to the amount that causes the amount on deposit in the Principal Funding Account on the Expected Final Distribution Date to equal the Class A Note Principal Balance as of that date.

“Controlled Deposit Amount” means, for any Distribution Date relating to the Accumulation Period, the Controlled Accumulation Amount for that Distribution Date plus any portion of the Controlled Accumulation Amount for any prior Distribution Date not previously deposited into the Principal Funding Account.

“Covered Amount” means, for any Distribution Date relating to the Accumulation Period or the first Distribution Date relating to the Early Amortization Period, the product of the Class A interest rate for the preceding Interest Period, a fraction, the numerator of which is the actual number of days in that preceding Interest Period and the denominator of which is 360, and the amount on deposit in the Principal Funding Account as of the close of business on the preceding Distribution Date.

“Distribution Date” means the 15th day of each Collection Period or, if that day is not a Business Day, the following Business Day, beginning July 15, 2003.

“Early Amortization Event” means an event described under “Description of the Class A Notes—Early Amortization Events” beginning on page S-49 of this prospectus supplement or under “Description of the Notes—Early Amortization Events” beginning on page 30 of the attached prospectus.

“Early Amortization Period” means the period commencing on the date on which an Early Amortization Event occurs and ending on the earlier of the date on which the series 2003-A notes and all amounts payable to the insurer are paid in full and the Stated Series Termination Date.

“Excess Spread Percentage” means, for any Collection Period, the Adjusted Portfolio Yield for that Collection Period minus the Base Rate for that Collection Period.

“Expected Final Distribution Date” means the May 2006 Distribution Date.

“Fixed Allocation Percentage” means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the greater of:

(1)	the aggregate amount of Principal Receivables in the Trust, other than Principal Receivables that have been charged-off, as of the last day of the preceding Collection Period plus the amount on deposit in the Excess Funding Account as of the end of that last day; and

(2)	the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series of certificates, other than the collateral certificate, and all outstanding series of notes;

provided, however, that, for any Collection Period in which Designated Additional Accounts are included in the Trust, the amount calculated pursuant to clause (1) above will be increased, in the manner set forth in the series 2003-A indenture supplement, by the aggregate amount of Principal Receivables in those Designated Additional Accounts; provided further, that the Fixed Allocation Percentage for any Collection Period during or after which the Adjusted Invested Amount is reduced to zero will be zero; and, provided further, that DC Funding may, by written notice to the indenture trustee and the servicer and subject to the series 2003-A indenture supplement, designate a different numerator to be used to calculate the Fixed Allocation Percentage if:

•	the series 2003-A notes are paired with a Companion Series and the Early Amortization Period, as defined in the indenture supplement for that Companion Series, begins; and

•	the numerator designated by DC Funding is not less than the Invested Amount as of the last day of the Revolving Period, as defined in the indenture supplement for that Companion Series.

“Floating Allocation Percentage” means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Collection Period or, in the case of the initial Collection Period applicable to series 2003-A, the Initial Invested Amount and the denominator of which is equal to the greater of:

(1)	the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged-off, in the Trust as of that last day or, in the case of the initial Collection Period applicable to series 2003-A, as of the Closing Date plus the amount on deposit in the Excess Funding Account as of the end of that last day; and

(2)	the sum of the numerators used to calculate the corresponding allocation percentages for all outstanding series of certificates, other than the collateral certificate, and all outstanding series of notes;

provided, however, that, for any Collection Period in which Designated Additional Accounts are included in the Trust, the amount calculated pursuant to clause (1) above will be increased, in the manner set forth in the series 2003-A indenture supplement, by the aggregate amount of Principal Receivables in those Designated Additional Accounts.

“Initial Invested Amount” means $550,000,000.

“Interest Period” means each period from and including a Distribution Date or, in the case of the initial Distribution Date, from and including the Closing Date, to but excluding the following Distribution Date.

“Invested Amount” means, as of any date, the Initial Invested Amount minus the amount on deposit in the Principal Funding Account as of that date, excluding the net investment earnings, if any, on that amount, minus the aggregate amount of principal payments made to the noteholders prior to that date minus, if all amounts payable in respect of the Class A notes have been paid in full, the aggregate amount of collections of Principal Receivables allocated and available on all prior Distribution Dates to fund payments made to the insurer prior to that date, minus the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections for all prior Distribution Dates plus the amount of Available Funds and Shared Excess Finance Charge Collections allocated and available on all prior Distribution Dates to reimburse reductions in the Invested Amount resulting from Investor Charge-Offs and Reallocated Principal Collections plus, without duplication, reductions in the Adjustment Amounts allocated to series 2003-A for all prior Distribution Dates plus any amount paid by the insurer for the purpose of reimbursing Investor Charge-Offs; provided, however, that the Invested Amount may not be less than zero; and, provided further, that the Invested Amount will not be reduced by the amount of principal, if any, paid to the Class A noteholders by the insurer on the Stated Series Termination Date, other than any amount paid in respect of any Potential Class A Charge-Off.

“Investor Charge-Offs” means, for any Distribution Date, the amount of any reduction in the Invested Amount made to fund the Allocable Amount for that Distribution Date as described under “Description of the Class A Notes—Calculation of Allocable Amount; Investor Charge-Offs” beginning on page S-45 of this prospectus supplement.

“LIBOR” means, for any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 A.M., London time, on that date; provided, however, that if that rate does not appear on Telerate Page 3750, LIBOR for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the principal London offices of four major banks in the London interbank market, selected by the servicer, at approximately 11:00 A.M., London time, on that date to prime banks in the London interbank market for a one-month period; provided further, that, if at least two quotations are provided by those major banks, LIBOR for that LIBOR Determination Date will be the arithmetic mean of those quotations; and, provided further, that, if fewer than two quotations are provided by those major banks, LIBOR for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the servicer, at approximately 11:00 A.M., New York City time, on that date for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means:

•	for the period from and including the Closing Date to but excluding June 16, 2003, May 27, 2003;

•	for the period from and including June 16, 2003 to but excluding July 15, 2003, June 12, 2003; and

•	for each subsequent Interest Period, the second Business Day preceding the commencement of that Interest Period;

provided, however, that, for purposes of determining LIBOR, Business Day means a day which is both a Business Day and a day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Portfolio Yield” means, for any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum, without duplication, of:

•	the collections of Finance Charge Receivables received during that Collection Period and allocated to series 2003-A, including the net investment earnings, if any, on funds on deposit in the Excess Funding Account to be treated as collections of Finance Charge Receivables for that Collection Period in accordance with the master pooling and servicing agreement or the indenture, as applicable; plus

•	the amount of Shared Excess Finance Charge Collections allocated to series 2003-A for that Collection Period; plus

•	the net investment earnings, if any, on funds on deposit in the Spread Account received during that Collection Period to be withdrawn from the Spread Account and applied as Available Funds on the following Distribution Date in accordance with the series 2003-A indenture supplement; plus

•	the net investment earnings, if any, on funds on deposit in the Principal Funding Account received during that Collection Period; plus

•	the net investment earnings, if any, on funds on deposit in the Reserve Account received during that Collection Period to be withdrawn from the Reserve Account and applied as Available Funds on that following Distribution Date in accordance with the series 2003-A indenture supplement; plus

•	the amount, if any, to be withdrawn from the Reserve Account and applied as Available Funds on that following Distribution Date in accordance with the series 2003-A indenture supplement; minus

•	the portion of the Default Amount for that Collection Period allocated to series 2003-A; minus

•	the portion of the Adjustment Amount for that Collection Period allocated to series 2003-A;

and the denominator of which is the Adjusted Invested Amount as of the last day of that Collection Period.

“Potential Class A Charge-Off” means the amount by which the Invested Amount would be reduced below the Class A Invested Amount as a result of Investor Charge-Offs and Reallocated Principal Collections if the insurer failed to pay a claim for payment of that amount as described under “Description of the Class A Notes—Calculation of Allocable Amount; Investor Charge-Offs” beginning on page S-45 of this prospectus supplement.

“Qualified Institution” means:

•	a depository institution, which may be the indenture trustee, organized under the laws of the United States or any state or the District of Columbia, or any domestic branch or agency of any foreign bank, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt or certificate of deposit rating of at least A-1 and P-1 by Standard & Poor’s and Moody’s, respectively, and, if rated by Fitch, at least F-1 by Fitch, or has a long-term unsecured debt rating of at least AA or Aa2 by Standard & Poor’s and Moody’s, respectively, and, if rated by Fitch, at least A by Fitch; or

•	a depository institution, which may be the indenture trustee, otherwise acceptable to each rating agency.

“Qualified Maturity Agreement” means:

•	a written agreement between DC Funding and one or more Qualified Institutions under which the Qualified Institutions agree to deposit into the Principal Funding Account on or with respect to the Expected Final Distribution Date an amount equal to the Class A Note Principal Balance as of the Expected Final Distribution Date minus any amounts on deposit in the Principal Funding Account immediately before that deposit; and

•	any other arrangement entered into in connection with the suspension of the commencement of the Accumulation Period otherwise acceptable to each rating agency.

“Reallocated Principal Collections” means collections of Principal Receivables allocated to pay interest on the Class A notes for any Distribution Date or the Servicing Fee for any Distribution Date as described under “Description of the Class A Notes—Reallocation of Principal Collections” beginning on page S-45 of this prospectus supplement.

“Required Reserve Account Amount” means, for any Distribution Date on or after the Reserve Account Funding Date and subject to the series 2003-A indenture supplement, an amount equal to 0.50% of the outstanding principal balance of the Class A notes as of the close of business on the preceding Distribution Date or such other amount as may be designated by DC Funding; provided, however, that DC Funding may not designate a lower amount unless:

•	it receives written confirmation from each rating agency rating the Class A notes that the designation of that lower amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to the Class A notes;

•	it receives the prior written consent of the insurer; and

•	it delivers to the indenture trustee an officer’s certificate confirming that, in the reasonable belief of that officer, that designation will not cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur with respect to series 2003-A.

“Required Spread Account Amount” means, for any Distribution Date and subject to the series 2003-A indenture supplement, an amount equal to the greatest of:

•	the product of the Required Spread Account Percentage for that Distribution Date and the Invested Amount as of the last day of the preceding Collection Period or, if that Distribution Date relates to the Early Amortization Period, as of the last day of the Revolving Period;

•	if the Required Spread Account Percentage for that Distribution Date is equal to or greater than 1.00%, $5,500,000; and

•	such other amount as may be designated by DC Funding;

provided, however, that the Required Spread Account Amount for any Distribution Date will in no event exceed the Class A Note Principal Balance as of the last day of the preceding Collection Period; and, provided further, that the Required Spread Account Amount for any Distribution Date will in any event equal such lesser amount as may be designated by DC Funding with the prior written consent of the insurer.

“Required Spread Account Percentage” means, for any Distribution Date, a percentage determined in accordance with the following table based upon the Average Excess Spread Percentage for that Distribution Date;

Average Excess Spread Percentage	Required Spread Account Percentage
≥ 5.50%	0.00%
≥ 5.00% and < 5.50%	1.00%
≥ 4.00% and < 5.00%	2.00%
≥ 3.00% and < 4.00%	3.00%
≥ 2.00% and < 3.00%	4.00%
< 2.00%	7.50%

provided, however, that the Required Spread Account Percentage will be increased to 3.00% (if the Required Spread Account Percentage then in effect is less than 3.00%) upon a breach by Circuit City of various covenants specified in the insurance agreement and will be increased to 7.50% (if the Required Spread Account Percentage then in effect is less than 7.50%) upon a breach by FNANB, DC Funding, the servicer, the certificate trustee, the indenture trustee, the certificate trust or the issuer of various covenants specified in the transaction documents or upon the occurrence of an Early Amortization Event or a Servicer Default; and, provided further, that the Required Spread Account Percentage will only be reduced if various conditions specified in the series 2003-A indenture supplement are satisfied.

“Reserve Account” means the segregated trust account established by the servicer for the benefit of the Class A noteholders described under “Description of the Class A Notes—The Reserve Account” beginning on page S-40 of this prospectus supplement.

“Reserve Account Funding Date” means the Distribution Date following the Collection Period which begins three months prior to the commencement of the Accumulation Period or such earlier Distribution Date as may be required under the series 2003-A indenture supplement.

“Revolving Period” means the period commencing on the Closing Date and ending on the earlier of the commencement of the Accumulation Period and the commencement of the Early Amortization Period.

“Series Minimum Aggregate Principal Receivables” means, as of any date, with respect to series 2003-A:

•	the numerator used to calculate the allocation percentage for collections of Principal Receivables for the series 2003-A notes for that date; or

•	such lesser amount as may be designated by DC Funding; provided, however, that DC Funding may not designate a lesser amount unless it receives the prior written consent of the insurer and written confirmation from each rating agency that the designation of that lesser amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

“Series Minimum Transferor Interest Percentage” means, with respect to series 2003-A, 0.00% or such higher percentage as may be designated by DC Funding; provided, however, that DC Funding may not designate a higher percentage unless, after giving effect to that designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount.

“Servicing Fee” means, for any Distribution Date, one-twelfth of the product of 2.00% or, if neither FNANB nor any of its affiliates is the servicer and with the prior written consent of the insurer, a percentage not to exceed 4.00% and the Invested Amount as of the last day of the preceding Collection Period; provided, however, that the Servicing Fee for the initial Distribution Date will equal $1,008,333.33.

“Spread Account” means the segregated trust account established by the servicer for the benefit of the Class A noteholders, the servicer and the insurer described under “Description of the Class A Notes—The Spread Account” beginning on page S-46 of this prospectus supplement.

“Stated Series Termination Date” means the May 2011 Distribution Date.

“Telerate Page 3750” means the display page designated as Telerate Page 3750 on the Moneyline Telerate service or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices.

ANNEX I:

PREVIOUSLY ISSUED SERIES

The following table sets forth the principal characteristics of the series of certificates previously issued by the certificate trust and currently outstanding and the series of notes previously issued by the issuer and currently outstanding. You may obtain more specific information with respect to any outstanding series of securities by contacting the servicer at (770) 423-7900.

Series 2001-B (Group One)

Initial Invested Amount	$10,000,000
Maximum Invested Amount	$661,764,706
Expected Invested Amount at End of Series 2003-A Closing Date	$335,000,000
Interest Rate	Floating
Series Minimum Transferor Interest Percentage	0.00%
Series Minimum Aggregate Principal Receivables	Unpaid Invested Amount
Servicing Fee Percentage	2.00% Per Annum
Stated Series Termination Date	November 2006 Distribution Date
Issuance Date	June 1, 2001

Series 2001-C (Group One)

Initial Invested Amount	$0
Maximum Invested Amount	$910,227,273
Expected Invested Amount at End of Series 2003-A Closing Date	$0
Interest Rate	Floating
Series Minimum Transferor Interest Percentage	0.00%
Series Minimum Aggregate Principal Receivables	Unpaid Invested Amount
Servicing Fee Percentage	2.00% Per Annum
Stated Series Termination Date	April 2007 Distribution Date
Issuance Date	December 19, 2001

Series 2002-A (Group One)

1. Class A Notes
Initial Invested Amount	$415,950,000
Invested Amount as of March 31, 2003	$415,950,000
Expected Invested Amount at End of Series 2003-A Closing Date	$415,950,000
Interest Rate	One Month LIBOR + 0.32%
Controlled Accumulation Amount	$34,662,500
Commencement of Accumulation Period	July 1, 2006
Expected Final Distribution Date	July 2007 Distribution Date
Series Minimum Transferor Interest Percentage	0.00%
Series Minimum Aggregate Principal Receivables	Invested Amount
Enhancement	Subordination of Class B Notes, Spread Account and Note Guarantee Insurance Policy
Servicing Fee Percentage	2.00% Per Annum
Stated Series Termination Date	July 2011 Distribution Date
Issuance Date	July 19, 2002

2. Class B Notes
Initial Invested Amount	$54,050,000
Invested Amount as of March 31, 2003	$54,050,000
Expected Invested Amount at End of Series 2003-A Closing Date	$54,050,000

PROSPECTUS

FNANB Credit Card Master Note Trust

Issuer

DC Funding International, Inc.	First North American National Bank
Transferor	Servicer

Asset Backed Notes

The offered notes are highly structured. Before you purchase the offered notes, please consider carefully the risk factors described in the attached prospectus supplement.

The offered notes are not deposits, and none of the offered notes, the accounts or the receivables is insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The offered notes represent interests in the trust only and do not represent interests in or obligations of DC Funding International, Inc., First North American National Bank, Circuit City Stores, Inc. or any of their affiliates.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

The issuer:

•      may from time to time issue asset backed notes in one or more series, each of which may include one or more classes of notes; and

•      will own an interest in the receivables created from time to time in a portfolio of MasterCard® and VISA® credit card accounts originated by First North American National Bank, all monies due or to become due and all amounts received in payment of the receivables and the other property described in this prospectus and the attached prospectus supplement.

The notes:

•      will be paid only from the assets of the issuer;

•      offered through this prospectus and the attached prospectus supplement, which are referred to in this prospectus as the offered notes, will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

•      may benefit from one or more forms of credit enhancement; and

•      will be issued as part of a designated series that may include one or more classes of notes.

The noteholders:

•      will receive interest and principal payments from a varying percentage of the amounts collected on the receivables.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

May 21, 2003

i

ii

OVERVIEW OF THE INFORMATION PROVIDED IN THIS PROSPECTUS

AND THE ATTACHED PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two documents: this prospectus, which provides general information about the issuer and the notes issued by the issuer, some of which may not apply to your series or class of notes, and the attached prospectus supplement, which provides specific information about your series or class of notes, including:

•	information about the receivables;

•	the timing and amount of interest and principal payments for each class of notes;

•	information about the credit enhancement, if any, for each class of notes;

•	the ratings, if any, assigned to each class of notes; and

•	the method for selling the notes.

You must read carefully this prospectus and the attached prospectus supplement in their entirety to understand fully the structure and terms of your series or class of notes. If the general information about the notes issued by the issuer provided in this prospectus varies from the specific information about your series or class of notes provided in the attached prospectus supplement, you should rely on the information provided in the attached prospectus supplement.

You should rely only on the information provided in, or incorporated by reference into, this prospectus and the attached prospectus supplement. We have not authorized anyone to provide you with additional or different information.

We include in this prospectus and the attached prospectus supplement cross-references to captions under which you can find additional, related discussions. The preceding table of contents and the table of contents included in the attached prospectus supplement, as applicable, set forth the pages on which these captions are located.

We include in this prospectus and the attached prospectus supplement capitalized terms that have meanings not evident from their context and that cannot be defined concisely when they are first used. The glossary beginning on page 75 of this prospectus and the glossary included in the attached prospectus supplement, as applicable, contain the definitions of these capitalized terms.

OVERVIEW OF THE NOTES

Each series of notes will be issued by the FNANB Credit Card Master Note Trust, a Delaware statutory business trust referred to in this prospectus and the attached prospectus supplement as the issuer, under an indenture dated as of July 1, 2002 between the issuer and JPMorgan Chase Bank, a New York banking corporation, as indenture trustee, and an indenture supplement that sets forth the terms of that series. Each series of notes will include one or more classes of notes, representing debt of the issuer. Each series and class of notes may differ as to timing and priority of distributions, allocations of losses, interest rates, amounts of distributions in respect of principal or interest and credit enhancement. The details of these timing, priority and other matters will be disclosed in a prospectus supplement for your series.

DESCRIPTION OF THE ISSUER

The issuer operates under a trust agreement dated as of July 1, 2002 between DC Funding International, Inc., a Delaware corporation referred to in this prospectus and the attached prospectus supplement as DC Funding, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee. The issuer will not engage in any activity other than:

•	acquiring and holding the assets which secure the notes and the proceeds of those assets;

•	obtaining one or more forms of credit enhancement for each series of notes;

•	issuing the notes of each series and other interests in the issuer;

•	issuing an exchangeable transferor certificate evidencing an undivided interest in the assets of the issuer not allocated to the noteholders or any other investor or credit enhancement provider;

•	making payments on the notes and other interests in the issuer; and

•	engaging in related activities.

The issuer is not expected to have any need for, or sources of, additional capital resources other than the assets of the issuer.

The issuer’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

Initially, the primary asset of the issuer will be a collateral certificate issued by the certificate trust to DC Funding and transferred by DC Funding to the issuer under a transfer and servicing agreement. The collateral certificate represents a beneficial interest in the assets of the certificate trust.

DESCRIPTION OF THE CERTIFICATE TRUST

The FNANB Credit Card Master Trust, a New York common law trust referred to in this prospectus and the attached prospectus supplement as the certificate trust, was formed to facilitate the securitization of MasterCard and VISA credit card receivables originated by First North American National Bank, a national banking association referred to in this prospectus and the attached prospectus supplement as FNANB. The certificate trust was formed under a master pooling and servicing agreement dated as of October 30, 1997, as amended, between FNANB, as transferor and servicer, and First Union National Bank, a national banking association, as trustee. JPMorgan Chase Bank, a New York banking corporation, succeeded to the rights, duties, powers and obligations of First Union National Bank as trustee under the master pooling and servicing agreement effective as of

March 1, 2002. The trustee of the certificate trust is referred to in this prospectus and the attached prospectus supplement as the certificate trustee.

The certificate trust acquires and holds MasterCard and VISA credit card receivables originated by FNANB and issues securities evidencing undivided interests in those receivables and certain related assets. The certificate trust is a master trust under which multiple series of securities may be issued to investors. The securities issued by the certificate trust to investors, including the collateral certificate held by the issuer, are referred to in this prospectus and the attached prospectus supplement as certificates. Each series of certificates is issued under a supplement to the master pooling and servicing agreement that sets forth the terms of that series. Each supplement to the master pooling and servicing agreement is referred to in this prospectus and the attached prospectus supplement as a series supplement. The certificates and the notes issued by the issuer are referred to collectively in this prospectus and the attached prospectus supplement as the securities and the certificateholders and the noteholders are referred to collectively in this prospectus and the attached prospectus supplement as the securityholders.

CHANGE IN TRANSFER STRUCTURE

The process by which receivables are transferred from FNANB to the certificate trust was restructured as of December 31, 2001 to interpose DC Funding between FNANB and the certificate trust. The master pooling and servicing agreement was amended and restated as of that date to substitute DC Funding for FNANB as transferor, and FNANB and DC Funding entered into a receivables purchase agreement as of that date to provide for the sale of receivables on a daily basis from FNANB to DC Funding. All receivables created prior to December 31, 2001 were transferred by FNANB to the certificate trust under the master pooling and servicing agreement as in effect prior to its amendment and restatement. All receivables created on or after December 31, 2001 are sold by FNANB to DC Funding under the receivables purchase agreement and are transferred by DC Funding to the certificate trust under the master pooling and servicing agreement as in effect after its amendment and restatement. See “Description of the Receivables Purchase Agreement” beginning on page 48 of this prospectus for a further discussion of the receivables purchase agreement.

DESCRIPTION OF THE COLLATERAL CERTIFICATE

The collateral certificate was issued to DC Funding pursuant to a series supplement referred to in this prospectus and the attached prospectus supplement as the collateral series supplement. The collateral certificate evidences an undivided interest in the receivables and other assets of the certificate trust. DC Funding transferred the collateral certificate to the issuer under a transfer and servicing agreement dated as of July 1, 2002 among DC Funding, as transferor, FNANB, as servicer, and the issuer, and the issuer pledged the collateral certificate to the indenture trustee as security for the offered notes and all other series of notes issued by the issuer. After all outstanding series of certificates, other than the collateral certificate, are retired, DC Funding may cause the certificate trust to terminate, at which time all receivables held by the certificate trust immediately prior to that termination will be transferred to the issuer and will be held directly by the issuer as collateral for each series of notes. The collateral certificate will be retired simultaneously with the termination of the certificate trust.

DESCRIPTION OF

FIRST NORTH AMERICAN NATIONAL BANK

FNANB is a federally chartered limited purpose credit card bank headquartered in Kennesaw, Georgia. FNANB engages solely in credit card operations. FNANB does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others and does not accept savings or time deposits of less than $100,000. FNANB may accept deposits of under $100,000 as collateral for extensions of credit. FNANB maintains only one office that accepts deposits and does not engage in the business of making commercial loans.

FNANB was chartered by the Office of the Comptroller of the Currency in October 1990 and commenced operations in November 1990. FNANB is regulated, supervised and examined by the OCC. OCC examinations include, among other procedures, a detailed review of underwriting policies and procedures, compliance with the federal Truth-in-Lending Act and other consumer credit laws, credit reporting, compliance with community reinvestment and other legal requirements, adequacy of financial reporting, adequacy of management, capital and earnings and adequacy of internal control systems.

FNANB is a wholly-owned subsidiary of Circuit City Stores, Inc., a Virginia corporation referred to in this prospectus and the attached prospectus supplement as Circuit City. As of February 28, 2003, FNANB had assets of approximately $133.5 million and equity of approximately $36.7 million. The principal offices of FNANB are located at 225 Chastain Meadows Court, Kennesaw, Georgia 30144.

DESCRIPTION OF DC FUNDING INTERNATIONAL, INC.

DC Funding is a Delaware corporation and a wholly-owned subsidiary of Circuit City. DC Funding was formed on December 13, 2001 for the limited purpose of acquiring, holding and transferring receivables and engaging in related activities. The principal offices of DC Funding are located at 2nd Floor, Suite 288, 2 Reid Street, Hamilton HM 11, Bermuda.

DESCRIPTION OF CIRCUIT CITY STORES, INC.

Circuit City is a leading national retailer of brand-name consumer electronics, personal computers and entertainment software. As of December 31, 2002, the company operated 626 retail locations in 45 states and the District of Columbia. Circuit City uses selection, service and pricing to differentiate itself from its competition. As part of its competitive strategy, the company offers a broad selection of top-quality merchandise that includes 3,500 to 4,500 brand-name items, excluding entertainment software.

DESCRIPTION OF FNANB’S BANK CARD ACTIVITIES

Credit Card Programs

FNANB has offered or currently offers the following types of credit cards:

•	a private label credit card that can be used to purchase merchandise, repair services and service contracts at Circuit City retail stores and to finance credit insurance premiums related to customer accounts; and

•	MasterCard® and VISA®[1] credit cards that can be used to purchase goods or services or to obtain cash advances.

The credit cards currently offered by FNANB include a co-branded VISA credit card referred to as Circuit City Plus™. The Circuit City Plus credit card offers cardholders many of the benefits customarily associated with a private label credit card, including no annual fee and the ability to participate in interest free or reduced interest rate promotions, in addition to the advantages of a traditional VISA credit card, including the ability to participate in programs that reward cardholders for credit card use and the ability to purchase goods or obtain services wherever VISA credit cards are accepted. The receivables transferred to the Trust currently consist solely of receivables created under the MasterCard and VISA credit card programs other than the Circuit City Plus credit card program.

[1]	MasterCard® and VISA® are federally registered service marks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

Each cardholder is subject to an agreement with FNANB governing the terms and conditions of the related MasterCard or VISA credit card account. Pursuant to each such agreement, FNANB reserves the right, subject to such notice to the cardholder as may be required by law, to add to or change the terms, conditions, services or features of its MasterCard or VISA credit card accounts at any time, including increasing or decreasing periodic finance charges, other fees or minimum payment terms. The agreement with each cardholder provides that new or changed terms will become effective at the time stated in such notice and will apply to all outstanding unpaid indebtedness as well as new transactions.

A cardholder may use the FNANB credit card to purchase or lease goods or services wherever the card is honored or to obtain cash advances from any financial institution that accepts the card. In addition, FNANB sends convenience checks to select cardholders. A cardholder may use convenience checks, which are completed and signed by the cardholder in the same way as regular personal checks, to transfer balances from other credit cards, to repay other debt or to purchase or lease goods or services.

New Account Underwriting

Beginning in September 1992, FNANB made its initial offering of MasterCard credit cards solely to certain existing holders of Circuit City private label credit cards. The Circuit City private label credit card portfolio provided a test group of applicants for whom FNANB had already developed a detailed credit profile. This test group allowed FNANB to develop its initial origination strategy using a group of accounts with known credit characteristics.

Beginning in 1993, solicitations were distributed to people outside the existing Circuit City retail customer base. At this time, FNANB began using “HNC” brand modeling software for targeting specific customer segments using third party databases, such as those managed by credit bureaus and third party vendors. As solicitations have moved away from existing private label cardholders, account and charge originations have become less reliant on existing Circuit City customers. During the twelve months ended March 31, 2003, purchases at Circuit City stores charged on FNANB MasterCard or VISA credit cards as a percentage of total FNANB MasterCard or VISA purchases averaged less than 1%. As of March 31, 2003, approximately 7.82% of those individuals who held a FNANB MasterCard or VISA credit card also held a Circuit City private label or Circuit City Plus credit card.

FNANB solicits new bank card applicants through direct mail solicitations and telemarketing. FNANB’s direct mail solicitation process begins with a pre–screening review to identify creditworthy consumers for a credit card account. As part of the pre–screening process, FNANB provides credit history criteria to credit reporting agencies, which in turn generate a list of prospective cardholders with desired attributes. FNANB carefully targets consumers through front–end modeling and aligns offers with targeted customer segments to maximize penetration, response rates and usage. FNANB further refines the prospective cardholder list by applying its internal underwriting criteria. These additional criteria are applied using risk analysis models designed to predict the potential credit risk of prospective cardholders. In general, the credit risk of each prospective cardholder is evaluated in order to assess, based on the information available, the prospective cardholder’s propensity and ability to repay his or her obligations. FNANB’s underwriting criteria for prospective cardholders generally includes previous payment patterns with other creditors, historical delinquencies, longevity of account relationships, credit utilization and certain demographic characteristics.

FNANB sends mass mailings to pre–qualified consumers. A back–end credit bureau report is reviewed for all applicants who respond to the offer to insure that FNANB has the most updated information on the applicant and to determine what credit line to assign. If an applicant no longer meets the original pre–qualification criteria, FNANB is not required to extend the applicant credit. FNANB does not provide applications for its MasterCard or VISA credit card accounts, other than Circuit City Plus credit card accounts, in Circuit City stores.

Customers who do not respond to the direct mail campaign are processed through a response model scorecard to evaluate their propensity to respond to a telemarketing follow–up campaign. Customers scoring high in this model are then solicited via a follow–up call. The telemarketing call is initiated by either a third party representative contracted by FNANB or an employee of FNANB’s internal telemarketing department.

In April 1997, FNANB modified its underwriting criteria using a different modeling methodology. The modified modeling technique has resulted in the extension of pre–qualified offers to individuals with better credit histories than the credit histories of those previously solicited and an increase in the average credit score of new accounts. Because these individuals often receive multiple pre–qualified offers and are more selective in accepting such offers, however, the modified modeling technique has also resulted in a decrease in consumer response rates to new account solicitations and an increase in the cost of acquiring new accounts. As FNANB acquires a statistically significant population of solicitation responders, it will be able to develop a response model that limits solicitations to those individuals most likely to respond, thereby reducing account acquisition costs.

FNANB uses both generic credit bureau risk scores and a customized credit risk monitoring system to develop and manage strategies for credit line adjustments, overlimit charges and delinquent collection actions. These risk management systems evaluate a number of account and credit bureau characteristics, including historical payment history, delinquency, existing credit line utilization and credit bureau risk score. Increases in credit lines are initiated predominantly through the credit risk monitoring system and are only issued if the applicable account has a balance outstanding. The decision to increase a credit line is processed instantly through an automated credit line increase system. An account’s credit bureau score, behavior score, credit utilization and cash utilization factor heavily into the credit line increase decision. The credit line increase system ensures consistency and enables back–end tracking of credit lines. Credit line decreases are based on a combination of factors, including the length of time the account has been opened, days/cycles delinquent, the behavior score and the risk score.

Each cardholder’s credit bureau risk score is purchased a minimum of three times per year to update the cardholder’s scoring information. In addition, FNANB uses computerized query programs, including scorecard analysis software, which monitors portfolio performance by key demographic, account and credit attributes. FNANB management can make immediate adjustments to the credit scoring algorithms based on identified relations between portfolio performance and applicant attributes.

Each extension of credit by FNANB to a cardholder is subject to the terms and conditions contained in the account agreement with FNANB in effect at that time. FNANB reserves the right to change or terminate various terms, conditions, services or features of the account, including increasing or decreasing periodic finance charges, late fees, returned check charges, other fees and charges or minimum payment requirements, subject to the conditions set forth in the account agreement. FNANB may, at any time and without prior notice to the cardholder, elect to preclude or restrict further credit card use by the cardholder, usually as a result of poor payment performance or concern over the cardholder’s creditworthiness. FNANB has the ability to code an account within the credit operating system to prevent the cardholder from using his or her credit card until the reason for the restriction on use has been satisfactorily resolved.

Billing and Payments

FNANB assesses periodic finance charges on an account based on the two cycle average daily balance, including new purchases, method. The average daily balance of an account for a billing cycle is determined by summing the daily balances for the account for each day during the billing cycle and by dividing that sum by the number of the days in the billing cycle.

FNANB charges a non-promotional annual percentage rate on the MasterCard and VISA credit card accounts equal to the sum of the prime rate plus various risk-based pricing margins with a maximum annual percentage rate of 24% and a minimum annual percentage rate of 9.9%. The prime rate used to calculate the annual percentage rate is reset at the beginning of each month, for billing cycles beginning during that month, based on the prime rate quotation published in the money rates section of The Wall Street Journal on the 15th day of the preceding month or, if that day is not a business day, on the following business day. A fixed annual percentage rate of 24% is applied to MasterCard and VISA credit card accounts when the required minimum monthly payment is not made for two consecutive billing cycles. This fixed rate remains in effect until at least the minimum monthly payment has been made for six consecutive billing cycles. FNANB will assess a finance charge on an account except to the extent that interest free promotional terms apply; provided, however, that a finance charge will not be assessed on the purchases feature of an account if the entire new balance shown on the billing statement is zero, is a credit balance or is paid in full within 25 days of the statement closing date.

FNANB assesses a late fee, currently $29, if a cardholder does not remit the minimum payment due before the closing date of the next billing cycle. FNANB also assesses a returned check fee, currently $29, if a financial institution does not honor a check submitted by a cardholder and a telephone check payment fee, currently $10, if, at the request of a cardholder, FNANB initiates a draft on the cardholder’s checking account. FNANB assesses an annual fee, currently $25, an overlimit fee, currently $29, and a cash advance fee, currently equal to the greater of $5 or 3% of the amount of the cash advance, with respect to the MasterCard and VISA credit card accounts.

FNANB may from time to time offer interest free or reduced interest rate promotions under which cardholders are able to purchase goods or services on an interest free or reduced interest rate basis for a specified period. The interest free or reduced interest rate period is usually three to six months, and the cardholder is typically required to make regular monthly principal payments. The use of interest free or reduced interest rate promotions may reduce the amount of finance charge receivables collected by the Trust during the promotional period.

Approximately 70% of the MasterCard and VISA cardholders are required to make minimum monthly payments equal to the greater of $20 or 4% of the account balance. Approximately 30% of the MasterCard and VISA cardholders are required to make minimum monthly payments equal to the greater of $15 or 3% of the account balance.

Delinquencies and Collections

FNANB’s MasterCard and VISA collections department is located in Richmond, Virginia. The bank operates a second collections department in Kennesaw, Georgia that is responsible for collecting credit card accounts originated by FNANB but not included in the Trust and a third collections department in Colonial Heights, Virginia that specializes in the collection of delinquent credit card accounts. Each collections department can be used as a back-up for the others if needed.

FNANB classifies a credit card account as delinquent when the minimum payment due on the account is not received by the closing date specified in the cardholder’s billing statement. The FNANB collections staff is segregated into teams specializing in different delinquency categories. The collections staff initiates collection efforts as early as the second day of delinquency, and no later than the 25th day of delinquency, when collectors attempt to establish telephone contact. FNANB uses behavioral risk scoring of all accounts to adjust its collection efforts based on the potential risk of an account and the dollars at risk. Collection efforts escalate in intensity as an account is cycled into a more advanced delinquency category.

FNANB’s collection strategy begins with an early delinquency calling program using state-of-the-art technology that includes predictive dialing for accounts that are up to 60 days past due and an internally developed collections platform that enables management to segment accounts based on risk assessments. FNANB also uses statement messaging and automatic letter dunning during the first 60 days of delinquency. The FNANB collections staff monitors delinquency levels on a daily basis, and aggregated delinquency information is reported to and reviewed by senior management.

Accounts that are 61-180 days past due are assigned to specific members of the FNANB collections staff for accelerated collection efforts to be worked either in manual queues or on the predictive dialer. Collection strategies include demands for balance in full, settlement strategies based on risk and profitability criteria and assignment to local attorneys for legal action. Correspondence designed to educate the cardholder and encourage prompt payment may also be utilized. The FNANB collections staff pursues aggressive collection activities through the 180th day of delinquency. FNANB charges off an account as uncollectible no later than the earlier of the date on which the account becomes 181 days past due on a contractual basis and 30 days after FNANB receives notice of the death or bankruptcy of the cardholder.

FNANB automatically re-ages delinquent accounts if the cardholder indicates payment of the total amount due is not financially viable, the account has been open for at least nine months, the cardholder is able to make three or fewer consecutive payments totaling 12% of the balance, the account balance is at least $300 and the account has not received an automated re-age once in the last twelve months or twice in the last five years. Accounts that are in a workout program are eligible for an additional re-age once the account enters that program. In general, FNANB will manually re-age a delinquent account only if billing errors, cardholder disputes or other account problems warrant that action. FNANB’s re-age policy complies with the Federal Financial Institutions Examination Council’s Uniform Retail Credit Classification and Account Management Policy.

Customer Service and Account Management

FNANB’s customer service departments are located in Richmond, Virginia, and Kennesaw, Georgia. An automated voice response unit handles a substantial percentage of incoming calls and enables customers to receive account information 24 hours a day. Customers can receive balance, payment and credit information, request documents and make payments over the telephone without having to speak with a customer service representative.

The FNANB customer service representatives are authorized to release information to a customer relating to the customer’s account. Each customer service representative is also authorized to modify and update account data, including customer information such as addresses or telephone numbers, and to record account transactions. The ability to change data on a customer’s file is restricted by established system security protocols. Each customer service representative is assigned access to customer files by an independent systems security administrator. In addition, every transaction performed by a customer service representative, whether the transaction modifies information on the account or merely allows the customer service representative to view a customer’s information without making changes, is automatically logged in a computer file which can be reviewed at a later time. FNANB periodically audits financial transactions and maintenance transactions to confirm that customer service representatives are complying with applicable policies and procedures.

The FNANB customer service areas are equipped with overhead monitors that provide current customer service information. The information provided includes the number of customers who are waiting to speak to a customer service representative, the number of calls that have been answered within time standards established by FNANB, the longest hold time of customers waiting to speak to a representative, the number of representatives active in the system to handle telephone calls and the number of representatives performing follow-up administrative functions to address customer requests.

FNANB has implemented several other systems to increase the efficiency of its customer service areas, including a system that automatically displays the identity of a customer and related account information to a customer service representative based on the telephone number of the inbound call. FNANB also uses a system that allows customer service representatives to increase customer credit lines or decrease customer annual percentage rates within specified underwriting parameters with the push of a keystroke, reducing call handling time and attrition while increasing customer satisfaction.

FNANB uses both a credit bureau risk model developed by an outside consultant and a credit risk monitoring system to adjust credit lines either up or down, as necessary. These systems evaluate credit bureau risk scores and historical experience to develop a composite risk score on each account. Increases in credit lines are usually granted in conjunction with a purchase that is outside of a customer’s line availability. The decision to increase the credit line is currently based on a real time point of sale review of the customer’s creditworthiness through a review of the customer’s past payment behavior and credit bureau risk score.

FNANB.com Website

FNANB has a website at http://www.FNANB.com hosted by Total Systems. The website is focused primarily on providing customer service and allows cardholders to view current and historical transactional information as well as make payments on their FNANB credit card accounts. The website may be modified in the future to allow visitors to download VISA credit card account applications. We cannot assure you that credit card accounts established pursuant to website applications will be of same credit quality as credit card accounts established pursuant to direct mail solicitations.

If customers have questions regarding either their credit card account or the website, they are able to view a database of frequently asked questions. If customers have questions not answered on the website, they may communicate with FNANB customer service representatives through e-mail.

Interchange Fees

FNANB, through its participation in the MasterCard and VISA associations, receives certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accounts for a limited period prior to initial billing. Under the MasterCard and VISA systems, interchange in connection with cardholder charges for goods and services is collected by either the MasterCard or VISA system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although MasterCard and VISA may from time to time change the amount of interchange reimbursed. The interchange paid to FNANB with respect to receivables in the Accounts will be sold by FNANB to DC Funding under the receivables purchase agreement and will be transferred by DC Funding to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable.

Description of Total System Services, Inc.

Total System performs various data processing and ministerial functions associated with the servicing of the MasterCard and VISA credit card accounts on behalf of FNANB from its facilities in Columbus, Georgia. Total System is one of the world’s largest processors of credit, debit, commercial and private label credit cards. Total System provides a variety of data processing services to FNANB, including processing and settlement of transactions, maintenance of individual cardholder accounts, processing of cardholder statements and issuance of plastic cards.

OVERVIEW OF THE ACCOUNTS AND THE RECEIVABLES

The assets of the Trust include all receivables created from time to time in a designated portfolio of MasterCard and VISA credit card accounts originated by FNANB. The accounts were identified as of the Substitution Date in a computer file delivered by FNANB to DC Funding under the receivables purchase agreement and in a computer file delivered on behalf of DC Funding to the certificate trustee under the master pooling and servicing agreement. So long as accounts originated by FNANB are automatically included in the Trust, FNANB will deliver to DC Funding and DC Funding will deliver or cause to be delivered to the certificate trustee or, if the Termination Date has occurred, the owner trustee, on a monthly basis, an updated computer file or microfiche list reflecting the addition of identified accounts or an officer’s certificate stating that the computer file or microfiche list most recently delivered remains true and complete.

The accounts identified in FNANB’s master computer files by one of several specified code numbers or in the computer file or microfiche list most recently delivered to the certificate trustee or the owner trustee are sometimes referred to in this prospectus and the attached prospectus supplement as the Accounts included in the Trust. You should note, however, that the property sold by FNANB to DC Funding under the receivables purchase agreement and transferred by DC Funding to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, includes the receivables created under the Accounts but not the Accounts. FNANB continues to own the Accounts included in the Trust.

As of the date of this prospectus, the Accounts included in the Trust consist solely of MasterCard and VISA credit card accounts. The Accounts included in the Trust fall into one of the following three categories:

•	Accounts designated by FNANB on the Initial Closing Date and included in the Trust as of the Initial Closing Date;
•	Accounts automatically included in the Trust, which Accounts are sometimes referred to in this prospectus and the attached prospectus supplement as Automatic Additional Accounts; and

•	Accounts designated by DC Funding after the Initial Closing Date and included in the Trust as of the date of their designation, which Accounts are sometimes referred to in this prospectus and the attached prospectus supplement as Designated Additional Accounts.

As of the date of this prospectus, the Accounts included in the Trust did not include any Designated Additional Accounts.

Each Account must satisfy the following eligibility criteria to be included in the Trust:

•	the Account must be in existence and owned by FNANB;

•	the Account must be payable in United States dollars;

•	the related credit card must not have been reported lost or stolen or have been designated as fraudulent;

•	the Account must have been created in accordance with, or under standards no less stringent than, the policies and procedures of FNANB relating to the operation of its MasterCard and VISA credit card business;

•	the Account must not have been identified by FNANB in its computer files as having been canceled due to the bankruptcy, insolvency or death of the related obligor;

•	the receivables in the Account must not have been charged off as uncollectible in accordance with the policies and procedures of FNANB relating to the operation of its MasterCard and VISA credit card business;

•	the receivables in the Account must not have been assigned, pledged or sold other than under the receivables purchase agreement or under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

•	the related obligor must have provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address; provided, however, that up to 1% of the Accounts (based on the aggregate outstanding balance of the receivables in the Accounts as a percentage of the aggregate outstanding balance of all receivables) may have an obligor which has provided, as its most recent billing address, an address outside the United States and its territories and possessions which is not a United States military address; and

•	the related obligor must not be DC Funding or an affiliate of DC Funding.

The account eligibility criteria must be satisfied as of the Initial Cut-Off Date, in the case of Accounts designated by FNANB on the Initial Closing Date, as of the related date of creation, in the case of Automatic Additional Accounts, and as of the related Additional Cut-Off Date, in the case of Designated Additional Accounts. See “Description of the Notes—Addition of Accounts” beginning on page 21 of this prospectus for a further discussion of the circumstances under which Automatic Additional Accounts and Designated Additional Accounts will be included in the Trust.

DC Funding has the right to designate accounts previously included in the Trust as Removed Accounts and to cause the receivables in the Removed Accounts to be retransferred to DC Funding under certain limited circumstances. See “Description of the Notes—Removal of Accounts” beginning on page 22 of this prospectus for a further discussion of the circumstances under which DC Funding may designate Removed Accounts.

The receivables included in the Trust fall into one of the following two categories:

•	receivables representing amounts owed by cardholders for goods and services, cash advances and credit insurance premiums, which receivables are sometimes referred to in this prospectus and the attached prospectus supplement as Principal Receivables; or

•	receivables representing amounts owed by cardholders for periodic finance charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges or other fees or charges, other than credit insurance premiums, which receivables are sometimes referred to in this prospectus and the attached prospectus supplement as Finance Charge Receivables;

provided, however, that, an amount equal to the product of the Discount Percentage and the amount of receivables that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables. See “Description of the Notes—Discount Option” beginning on page 23 of this prospectus for a further discussion of the Discount Option.

Each receivable must satisfy the following eligibility criteria to be included in the Trust:

•	the receivable must have been created under an Eligible Account;

•	the receivable must have been created in compliance with all applicable requirements of law and pursuant to an account agreement which complies with all applicable requirements of law, in either case the failure to comply with which would have a material adverse effect upon the securityholders;

•	all material consents, licenses, approvals or authorizations of, or registrations with, any governmental authority requirped to be obtained or given by FNANB in connection with the creation of the receivable or the execution, delivery and performance by FNANB of the related account agreement must have been duly obtained or given and must be in full force and effect as of the date of that creation;

•	the receivable must have been the subject of a valid sale by FNANB to DC Funding of all of FNANB’s right, title and interest in the receivable, and, at the time of the transfer of the receivables to the Trust, the Trust must have had good and marketable title to the receivable, free and clear of all liens other than limited tax or other governmental liens permitted under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

•	the receivable must have been the subject of either a valid transfer and assignment by DC Funding to the Trust of all of DC Funding’s right, title and interest in the receivable or the grant of a first priority perfected security interest in the receivable and in the proceeds of the receivable to the extent set forth in Section 9-315 of the Uniform Commercial Code, effective until the termination of the Trust;

•	the receivable must at all times be the legal, valid and binding payment obligation of the related obligor enforceable against that obligor in accordance with its terms, subject to bankruptcy and equity related exceptions;

•	the receivable must constitute an account under and as defined in Article 9 of the UCC;

•	the receivable, at the time of its transfer to the Trust, must not have been waived or modified other than as permitted under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

•	the receivable, at the time of its transfer to the Trust, must not have been subject to any setoff, right of rescission, counterclaim or other defense, including the defense of usury, other than bankruptcy related defenses;

•	DC Funding must have satisfied all obligations to be fulfilled with respect to the receivable at the time of the transfer of the receivable to the Trust;

•	DC Funding must have done nothing to impair the rights of the Trust or the securityholders in the receivable at the time of the transfer of the receivable to the Trust; and

•	FNANB must have originated the receivable in the ordinary course of business.

DC Funding may be required to accept the retransfer of receivables included in the Trust that were ineligible at the time of their transfer to the Trust, whether those receivables were transferred to the Trust by FNANB or DC Funding. In addition, DC Funding may be required to replace retransferred receivables with Eligible Receivables or to pay the value of retransferred receivables to the Trust. See “Description of the Notes—Representations and Warranties” and “—Addition of Accounts” beginning on page 18 and page 21, respectively, of this prospectus for a discussion of the circumstances under which DC Funding will be required accept the retransfer of ineligible receivables or to replace or pay for ineligible receivables.

The assets of the Trust not allocated to the securityholders will be allocated among the holder of the Exchangeable Transferor Certificate and, to the extent described in the indenture supplement or the series supplement, as applicable, for any series, the provider of any credit enhancement for that series. DC Funding currently holds the Exchangeable Transferor Certificate.

MATURITY CONSIDERATIONS

We expect that each series of notes will include an Accumulation Period, in which case collections of Principal Receivables will be used to make a single principal payment to noteholders on a Scheduled Distribution Date, or an Amortization Period, in which case collections of Principal Receivables will be used to make a series of principal payments to noteholders commencing on a Principal Commencement Date. The attached prospectus supplement describes the structure and material terms of any Accumulation Period or Amortization Period applicable to your series or class of notes.

If a series of notes includes an Accumulation Period, we expect that:

•	all or a portion of the collections of Principal Receivables allocated to that series or any class of that series plus any other amounts specified in the related indenture supplement will be deposited on or before each Distribution Date relating to the Accumulation Period into a Principal Funding Account for that series or class;

•	the amount of each deposit will not exceed a specified amount, in the case of a Controlled Accumulation Period, or will equal the collections of Principal Receivables allocated to that series or class plus any other amounts specified in the related indenture supplement, in the case of a Rapid Accumulation Period; and

•	the amount accumulated in the Principal Funding Account will be used to make a single principal payment to the related noteholders on the Scheduled Distribution Date for that series or class;

provided, however, that, if an Early Amortization Event occurs with respect to that series or if the actual payment rate on the receivables is lower than the payment rate that was assumed in determining the length of the Accumulation Period, noteholders may begin to receive principal payments earlier than the Scheduled Distribution Date or may not be paid in full on the Scheduled Distribution Date. If your series includes an Accumulation Period, the attached prospectus supplement may describe circumstances under which DC Funding may postpone the commencement of that period or suspend that period.

If a series of notes includes an Amortization Period, we expect that:

•	all or a portion of the collections of Principal Receivables allocated to that series or any class of that series plus any other amounts specified in the related indenture supplement will be used to make a series of principal payments to the related noteholders on each Distribution Date commencing on the Principal Commencement Date for that series or class; and

•	the amount of each principal payment will not exceed a specified amount, in the case of a Controlled Amortization Period, or will equal the collections of Principal Receivables allocated to that series or class plus any other amounts specified in the related indenture supplement, in the case of a Principal Amortization Period;

provided, however, that, if an Early Amortization Event occurs with respect to that series or if the actual payment rate on the receivables is lower than the payment rate that was assumed in determining the length of the Amortization Period, the related noteholders may begin to receive principal payments earlier than the Principal Commencement Date for that series or class or may not receive the full amount scheduled to be paid on any Distribution Date.

If a series has more than one class of notes, a different method of making principal payments, or a different Scheduled Distribution Date or Principal Commencement Date, may be assigned to each class. See “Description of the Notes—Application of Collections” beginning on page 25 of this prospectus for a further discussion of the different Accumulation Periods or Amortization Periods that may be used with respect to the notes.

The principal payment structure for a series of notes will provide for the accelerated accumulation or payment of principal upon the occurrence of an Early Amortization Event with respect to that series. If an Early Amortization Event occurs with respect to your notes, you may receive principal payments earlier than expected.

The principal payment structure for a series of notes will be established based upon various assumptions as to the payment rate on the receivables. These assumptions will be based upon a review of historical payment rates and other information relating to FNANB’s portfolio of MasterCard and VISA credit card accounts. The attached prospectus supplement provides historical performance information with respect to the receivables in the Trust, including payment rate information. We cannot assure you, however, that the future payment rate experience for the receivables in the Trust will be similar to the historical payment rates reviewed in structuring the Accumulation Period or the Amortization Period for your notes. The payment rate on the receivables is influenced by a number of factors, including seasonal variations in consumer spending, the availability of competing sources of credit, general economic conditions and the payment habits of individual cardholders. If the actual payment rate on the receivables is lower than the payment rate that was assumed in determining the length of the Accumulation Period or the Amortization Period for your notes, you may receive principal payments later than expected.

USE OF PROCEEDS

The net proceeds from the sale of each series of notes will, in most cases, be paid to DC Funding and used to purchase additional receivables from FNANB and for general corporate purposes, including the repayment of amounts borrowed by DC Funding from Circuit City to finance the purchase of additional receivables. The attached prospectus supplement may provide that all or a portion of the net sale proceeds will be used for other purposes, including the full or partial repayment of other series or the funding of one or more trust accounts.

DESCRIPTION OF THE NOTES

Overview of the Notes

The notes will be issued in series. Each series of notes will be issued by the issuer under the indenture and an indenture supplement related to that series entered into by the issuer and the indenture trustee. The following summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement, the master pooling and servicing agreement and the receivables purchase agreement. We have filed a copy of the master pooling and servicing agreement and the receivables purchase agreement and a form of each of the collateral series supplement, the transfer and servicing agreement, the indenture and the indenture supplement with the SEC as exhibits to the registration statement of which this prospectus is a part. This prospectus describes the material provisions common to each series of notes. The attached prospectus supplement provides additional information specific to your notes.

The notes will be secured by and paid from the assets of the issuer. Each series of notes may include one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. The Invested Amount of a series with more than one class will be allocated among the classes of that series as described in the related prospectus supplement. The notes of each class included in a series may have different terms, including different interest rates, principal payment structures, maturity dates, allocation terms and access to credit enhancement.

Each series of notes may be included in a designated group. Each series of notes included in a designated group will be entitled to share amounts collected on the receivables and allocated to other series of securities in that group to the extent those amounts are not needed to make required deposits or payments with respect to those other series, in each case in the manner and to the extent provided in the indenture supplements or series supplements, as applicable, for those other series.

Each series of notes:

•	will represent the right to receive a varying percentage of the amounts collected on the receivables during each Collection Period;

•	will be allocated a varying percentage of the receivables, if any, charged off as uncollectible during each Collection Period; and

•	will be allocated a varying percentage of any unreimbursed deficiency in the assets of the Trust attributable to downward adjustments in the amount of the receivables made for non-credit reasons during each Collection Period.

Each series of notes:

•	will represent the right to receive interest at a specified rate per annum on each Distribution Date in the manner and to the extent provided in the related indenture supplement;

•	if that series includes an Accumulation Period, will represent the right to receive principal on a Scheduled Distribution Date in the manner and to the extent provided in the related indenture supplement; and

•	if that series includes an Amortization Period, will represent the right to receive principal commencing on a Principal Commencement Date in the manner and to the extent provided in the related indenture supplement.

The indenture supplement for a series may provide that the notes of that series will initially be represented by notes registered in the name of Cede & Co., as nominee of The Depository Trust Company, and that beneficial interests in those notes will be available for purchase in book-entry form only. If the notes of a series are registered in the name of Cede & Co., all references in this prospectus or the attached prospectus supplement to actions taken by noteholders refer to actions taken by DTC, upon instructions from its participants, and all references in this prospectus or the attached prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the notes, as the case may be, for distribution to the Note Owners in accordance with DTC procedures. See “Registration and Transfer of the Notes” beginning on page 50 of this prospectus for a further discussion of the book-entry registration system and the limited circumstances under which Definitive Notes will be issued.

The indenture supplement for a series may specify that application will be made to list the notes of that series, or all or a portion of any class of that series, on the Luxembourg Stock Exchange or any other specified exchange.

Interest Payments

Each series or class of notes will accrue interest from the date specified in the related indenture supplement on the outstanding principal amount of that series or class at the interest rate specified for that series or class in that indenture supplement. Each interest rate may be a fixed rate, a floating rate or any other type of rate specified in the related indenture supplement. Interest will be paid to noteholders on the Distribution Dates specified in the related indenture supplement.

Interest payments for any series or class of notes will be funded on each Distribution Date from collections of Finance Charge Receivables received during the preceding Collection Period and allocated to that series or class plus any other sources specified in the related indenture supplement. If the Distribution Dates for a series or class occur less frequently than monthly, an Interest Funding Account may be established to accumulate the required interest payment amount. If a series includes more than one class of notes, each class of that series may have a separate Interest Funding Account.

Your notes will pay interest on the Distribution Dates and at the interest rate specified in the attached prospectus supplement. If your notes bear interest at a floating rate, the attached prospectus supplement describes the initial interest rate and the method for calculating subsequent interest rates.

Principal Payments

Each series of notes will include a Revolving Period during which principal will not be accumulated for or paid to the noteholders of that series. The Revolving Period for a series will begin on the related closing date and will end on the earlier of the close of business on the day preceding the commencement of the Accumulation Period for that series and the close of business on the day preceding the commencement of the Amortization Period for that series. All collections of Principal Receivables allocated to a series during the Revolving Period for that series will, to the extent specified in the related indenture supplement, be applied as reallocated collections of Principal Receivables, shared with other series, deposited in the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate.

At the end of the Revolving Period for a series, one or more of the following types of Accumulation Periods or Amortization Periods will commence:

•	a Controlled Accumulation Period;

•	a Rapid Accumulation Period;

•	a Controlled Amortization Period;

•	a Principal Amortization Period; or

•	an Early Amortization Period.

The Controlled Accumulation Period, Rapid Accumulation Period, Controlled Amortization Period or Principal Amortization Period, as applicable, for a series will begin on the date specified in or determined in the manner specified in the related indenture supplement. The Early Amortization Period for a series will begin upon the occurrence of an Early Amortization Event with respect to that series.

During the Controlled Accumulation Period or Rapid Accumulation Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement will be used on or before each Distribution Date to make deposits into a Principal Funding Account for that series. At the end of the Accumulation Period, the amount on deposit in the Principal Funding Account will be used to make a single principal payment to the noteholders of that series. The indenture supplement for each series that includes an Accumulation Period will specify the Scheduled Distribution Date for that series and the frequency and amount of the scheduled deposits. The indenture supplement for each series that includes an Accumulation Period may also specify circumstances under which DC Funding may postpone the commencement of the Accumulation Period or suspend the Accumulation Period.

The funds held in any Principal Funding Account for a series may be subject to a guaranteed rate or investment agreement or other arrangement specified in the related indenture supplement intended to assure a minimum rate of return on the investment of those funds. A series or class that includes an Accumulation Period may be subject to a principal guaranty or other similar arrangement specified in the related indenture supplement to enhance the likelihood that the principal amount of that series or class will be paid in full at the end of the Accumulation Period.

During the Controlled Amortization Period or Principal Amortization Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement will be used on each Distribution Date to make principal payments to the noteholders of that series. The indenture supplement for each series that includes a Controlled Amortization Period or a Principal Amortization Period will specify the Principal Commencement Date for that series and the frequency and amount of the scheduled principal payments.

During the Early Amortization Period for a series, collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement will be used each month to make principal payments to the noteholders of that series. The indenture supplement for each series will specify the Early Amortization Events applicable to that series. See “Description of the Notes—Early Amortization Events” beginning on page 30 of this prospectus for a further discussion of the Early Amortization Events applicable to all series.

If your class of notes is subordinated to one or more senior classes, you will receive principal payments only after the more senior classes are paid in full. You may receive principal payments earlier or later than expected. See “Maturity Considerations” beginning on page 12 of this prospectus for a further discussion of the circumstances under which principal payments could be made earlier or later than expected.

Identification of the Receivables

FNANB has indicated in its records, including its computer files, that the receivables have been sold by FNANB to DC Funding and has provided to DC Funding a computer file showing the account number of each related Account as of the Substitution Date. In addition, so long as the receivables in Automatic Additional Accounts are being sold by FNANB to DC Funding under the receivables purchase agreement, FNANB has agreed to deliver to DC Funding, on or before each Distribution Date, a new computer file or microfiche list showing the account number of each Account subject to that agreement as of the last day of the preceding Collection Period or an officer’s certificate stating that the computer file or microfiche list most recently delivered by FNANB to DC Funding remains true and complete.

DC Funding has indicated in its records, including its computer files, that the receivables have been transferred by DC Funding to the Trust and has provided to the certificate trustee a computer file showing the account number of each Account included in the Trust as of the Substitution Date. In addition, so long as Automatic Additional Accounts are being included in the Trust, DC Funding has agreed to deliver to the certificate trustee, or if the Termination Date has occurred, the owner trustee, on or before each Distribution Date, a new computer file or microfiche list showing the account number of each Account included in the Trust as of the last day of the preceding Collection Period or an officer’s certificate stating that the computer file or microfiche list most recently delivered by DC Funding to the certificate trustee or the owner trustee, as applicable remains true and complete.

FNANB, as initial servicer, will retain all other records or agreements relating to the Accounts or the receivables. The records and agreements relating to the Accounts or the receivables will not be segregated from those relating to other credit card accounts or receivables owned or serviced by FNANB and will not be stamped or otherwise marked to reflect the transfer of the receivables to DC Funding or the Trust. The Trustee will have reasonable access to these records and agreements as required by applicable law or to enforce the rights of the securityholders. FNANB has filed UCC financing statements in accordance with Georgia law to perfect the interest of DC Funding in the receivables, and DC Funding has filed UCC financing statements in accordance with Delaware law to perfect the interest of the certificate trust in the receivables. On or before the Termination Date, DC Funding will file UCC financing statements in accordance with Delaware law to perfect the interest of the issuer in the receivables. See “Legal Matters Relating to the Receivables” beginning on page 60 of this prospectus for a discussion of the limited circumstances under which a creditor of FNANB could acquire an interest in the receivables.

Issuing New Series

DC Funding may cause the owner trustee, on behalf of the issuer, to issue one or more new series of notes. DC Funding will specify the principal terms of each new series in the related indenture supplement.

The issuer must notify the indenture trustee at least three Business Days in advance of the date on which it proposes to issue a new series of notes. The issuer must also notify the indenture trustee of the designation of the new series, the initial Invested Amount of the new series or the method for calculating that initial Invested Amount and the interest rates applicable to the new series or the method for allocating interest payments or other cash flows to the new series, if any. Unless the Termination Date has occurred, the interests of all series of notes in the receivables and the other assets of the Trust will be evidenced by a single collateral certificate held by the issuer.

On the date of the issuance of a new series of notes, DC Funding must deliver to the indenture trustee the following:

•	an indenture supplement in form satisfactory to the indenture trustee signed by DC Funding and specifying the terms of the new series;

•	an opinion of counsel to the effect that, unless otherwise specified in the related indenture supplement, notes of the new series, other than any class required to be retained by DC Funding, will be characterized either as indebtedness or an interest in a partnership that is not taxable as a corporation under existing law for federal income tax purposes and that the issuance of the new series will not have a material adverse impact on the federal income tax characterization of any outstanding series of notes that has been the subject of a previous opinion of tax counsel or result in the issuer being taxable as an association or as a publicly traded partnership taxable as a corporation for federal or applicable state tax purposes;

•	any applicable credit enhancement agreement; and

•	written confirmation from each rating agency that the issuance of the new series will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of notes.

In addition, unless the Termination Date has occurred, all of the conditions required for the certificate trust to issue a new series of certificates, as described under “Description of the Master Pooling and Servicing Agreement—Issuing New Series” beginning on page 46 of this prospectus, must be satisfied prior to the issuance of a new series of notes.

DC Funding, the servicer, the indenture trustee and the issuer are not required to obtain, and do not intend to obtain, the consent of any noteholder to the issuance of a new series of notes. The issuance of a new series of notes could affect the timing or amount of payments on your notes.

Representations and Warranties

FNANB has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that:

•	each receivable was an Eligible Receivable as of the Initial Cut-Off Date, in the case of receivables in the initial Accounts, as of the related creation date, in the case of receivables in Automatic Additional Accounts included in the certificate trust prior to the Substitution Date, and as of the related Additional Cut-Off Date, in the case of receivables in Designated Additional Accounts designated prior to the Substitution Date;

•	each computer file or microfiche list of the Accounts delivered by FNANB to the certificate trustee under the master pooling and servicing agreement prior to the Substitution Date was an accurate and complete listing of the Accounts in all material respects as of the Initial Cut-Off Date, in the case of the initial Accounts, as of the related creation date, in the case of Automatic Additional Accounts designated prior to the Substitution Date, and as of the related Additional Cut-Off Date, in the case of Designated Additional Accounts designated prior to the Substitution Date; and

•	no selection procedures believed by FNANB to be adverse to the interests of the certificateholders were used in selecting the Accounts included in the trust prior to the Substitution Date.

DC Funding represents and warrants to the certificate trustee in the master pooling and servicing agreement and, in the case of Designated Additional Accounts, will represent and warrant to the certificate trustee in a separate written assignment, in each case on behalf of the certificate trust, that:

•	each Automatic Additional Account designated on or after the Substitution Date is an Eligible Account as of the date of that designation;

•	each Designated Additional Account designated on or after the Substitution Date is an Eligible Account as of the related Additional Cut-Off Date;

•	no selection procedures believed by DC Funding to be materially adverse to the interests of the certificateholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Substitution Date;

•	each receivable created on or after the Substitution Date is an Eligible Receivable as of the related creation date; and

•	each computer file or microfiche list of the Accounts delivered by DC Funding to the certificate trustee under the master pooling and servicing agreement on or after the Substitution Date is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

DC Funding represents and warrants to the issuer in the transfer and servicing agreement, effective on and after the Termination Date, and, in the case of Designated Additional Accounts designated on or after the Termination Date, will represent and warrant to the issuer in a separate written assignment that:

•	each Automatic Additional Account designated on or after the Termination Date is an Eligible Account as of the date of that designation;

•	each Designated Additional Account designated on or after the Termination Date is an Eligible Account as of the related Additional Cut-Off Date;

•	no selection procedures believed by DC Funding to be materially adverse to the interests of the noteholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Termination Date;

•	each receivable created on or after the Termination Date is an Eligible Receivable as of the related creation date; and

•	each computer file or microfiche list of the Accounts delivered by DC Funding to the owner trustee on or after the Termination Date is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

If any representation and warranty of FNANB or DC Funding described above is breached and, as a result, any receivable is charged off or the Trust’s rights in that receivable or its proceeds are materially impaired or the proceeds of that receivable are not available for any reason to the Trust free and clear of any lien, other than limited tax or other governmental liens permitted under the master pooling and servicing agreement and the transfer and servicing agreement, and that breach continues unremedied for 60 days, or for such longer period as may be agreed to by the Trustee not to exceed an additional 90 days, after DC Funding discovers or receives notice of that breach, then DC Funding will be obligated to accept retransfer of the principal amount of that receivable by directing the servicer to deduct the principal amount of that receivable from the aggregate amount of Principal Receivables in the Trust and to decrease the Transferor Amount by that amount; provided, however, that DC Funding will not be obligated to accept retransfer of the principal amount of a receivable as a result of a breach described above if, within the applicable grace period, the breach is remedied and the related Account is no longer charged off as a result of the breach, the Trust’s rights in the receivable or its proceeds are no longer materially impaired as a result of the breach and the proceeds of the receivable are available to the Trust free and clear of all liens, other than limited tax or other governmental liens permitted under the master pooling and servicing agreement and the transfer and servicing agreement.

If the deduction of the principal amount of any retransferred receivable from the Transferor Amount would cause the Transferor Amount to be reduced below zero, DC Funding will deposit into the Excess Funding Account on the date of the retransfer an amount equal to the amount by which the Transferor Amount would have been reduced below zero. This deposit will be treated as a repayment in full of the related receivable and will be applied as collections in accordance with the master pooling and servicing agreement, each series supplement, the transfer and servicing agreement, the indenture and each indenture supplement. DC Funding will also be obligated to accept retransfer of receivables that are subject to various types of liens immediately upon the discovery or receipt of notice of those liens. If, on any day within 60 days, or such longer period as may be agreed to by the Trustee not to exceed an additional 120 days, after the date on which a receivable is retransferred to DC Funding as described above, the applicable representations and warranties with respect to the receivable are true and correct in all material respects, the receivable is an Eligible Receivable and the Trust’s rights in the receivable or its proceeds are no longer materially impaired as a result of the related breach and the proceeds of the receivable are available to the Trust free and clear of all liens that resulted in the related breach, DC Funding may direct the servicer to include the receivable in the Trust. DC Funding’s obligation to accept retransfer of a receivable is the only remedy available to the securityholders with respect to any breach of a representation or warranty concerning the eligibility of that receivable.

FNANB has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date, as of each closing date prior to the Substitution Date with respect to each series of certificates, that:

•	FNANB was duly organized, validly existing and in good standing under the laws of the United States and had the authority to execute, deliver and perform its obligations under the master pooling and servicing agreement and the related series supplement and to execute and deliver the certificates of that series;

•	the execution, delivery and performance of the master pooling and servicing agreement and the related series supplement by FNANB and the execution and delivery of the certificates of that series and the consummation by FNANB of the transactions provided for in the master pooling and servicing agreement and the related series supplement were duly authorized by FNANB by all necessary action on the part of FNANB;

•	the master pooling and servicing agreement and the related series supplement constituted legal, valid, binding and enforceable obligations of FNANB, subject to bankruptcy and equity related exceptions; and

•	the certificate trust owned or had a first priority perfected security interest in the receivables in existence as of that closing date, subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement.

DC Funding represents and warrants to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement, as of the Substitution Date and as of each closing date on or after the Substitution Date with respect to each series of certificates issued prior to the Termination Date, that:

•	DC Funding is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to execute, deliver and perform its obligations under the master pooling and servicing agreement and the related series supplement and to execute and deliver the certificates of that series;

•	the execution, delivery and performance of the master pooling and servicing agreement and the related series supplement by DC Funding and the execution and delivery of the certificates of that series and the consummation by DC Funding of the transactions provided for in the master pooling and servicing agreement and the related series supplement have been duly authorized by DC Funding by all necessary action on the part of DC Funding;

•	the master pooling and servicing agreement and the related series supplement constitute legal, valid, binding and enforceable obligations of DC Funding, subject to bankruptcy and equity related exceptions; and

•	the certificate trust owns or has a first priority perfected security interest in the receivables subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement.

DC Funding represents and warrants to the issuer in the transfer and servicing agreement, as of each closing date with respect to each series of notes, that:

•	DC Funding is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to execute, deliver and perform its obligations under the transfer and servicing agreement;

•	the execution, delivery and performance of the transfer and servicing agreement by DC Funding and the execution and delivery of the notes of that series and the consummation by DC Funding of the transactions provided for in the transfer and servicing agreement have been duly authorized by DC Funding by all necessary action on the part of DC Funding;

•	the transfer and servicing agreement constitute legal, valid, binding and enforceable obligations of DC Funding, subject to bankruptcy and equity related exceptions; and

•	the issuer owns or has a first priority perfected security interest in the receivables created on or after the Termination Date subject only to limited tax or other governmental liens permitted under the transfer and servicing agreement.

If any representation and warranty of FNANB or DC Funding described above is breached or if a material amount of receivables are not Eligible Receivables and, in either case, that event has a material adverse effect on the securityholders then the Trustee or the holders of securities representing more than 50% of the Aggregate Invested Amount may, in a written notice, direct DC Funding to accept retransfer of all of the receivables in the trust within 60 days of that notice, or within such longer period, not to exceed an additional 90 days, as may be specified in that notice, on a Distribution Date specified by DC Funding occurring within that period by depositing into the Collection Account an amount equal to the Aggregate Invested Amount minus any amount then on deposit in the Excess Funding Account or any Principal Funding Account relating to any series plus all accrued but unpaid interest on the securities of all outstanding series; provided, however, that DC Funding will not be obligated to accept retransfer of all of the receivables in the Trust if, on the Business Day preceding that Distribution Date, the representations and warranties described above are true and correct in all material respects or there is no longer a material amount of receivables that are not Eligible Receivables, as the case may be. Any deposit made in connection with a retransfer of all of the receivables in the Trust will be treated as a prepayment in full of the receivables and will be allocated in the same manner as payments received from cardholders under the Accounts. DC Funding’s obligation to accept retransfer of all of the receivables in the Trust is the only remedy available to the securityholders with respect to any breach of these representations or warranties.

The attached prospectus supplement may specify additional representations and warranties made by DC Funding with respect to your notes. The Trustee is not required to make any initial or periodic examination of the receivables or any records relating to the receivables. The servicer, however, is required to deliver to the Trustee once each year an opinion of counsel as to the validity of the security interest of the Trust in the receivables.

Addition of Accounts

Automatic Additional Accounts

All Eligible Accounts will be automatically included as Accounts upon the identification of those accounts in FNANB’s master computer files by one of several specified code numbers or in a computer file or microfiche list delivered to the Trustee; provided, however, that each Automatic Additional Account must be of a type previously included in the Trust or otherwise consented to in writing by each rating agency and the number of Automatic Additional Accounts that may be included during any calendar quarter or any period of twelve consecutive collection periods is limited. The receivables in the Automatic Additional Accounts will be automatically transferred to the Trust. DC Funding can discontinue the Automatic Additional Account feature at any time and for any reason. The Automatic Additional Account feature allows DC Funding to transfer additional receivables to the Trust more efficiently than through the designation of Designated Additional Accounts.

The noteholders will not incur any costs in connection with the addition of Automatic Additional Accounts. We cannot assure you, however, that the Automatic Additional Accounts will be of the same credit quality as the initial Accounts.

Designated Additional Accounts

DC Funding may from time to time in its discretion designate additional Eligible Accounts to be included as Accounts. In addition, DC Funding is required to designate additional Eligible Accounts to be included as Accounts if, as of the end of any Collection Period, the Transferor Amount is less than the Minimum Transferor Amount or the aggregate amount of Principal Receivables in the Trust is less than the Minimum Aggregate Principal Receivables; provided, however, that DC Funding is not required to designate additional Eligible Accounts if the applicable deficiency as of the end of any Collection Period has been eliminated on or before the Business Day preceding the following Distribution Date through reductions in the Invested Amount of one or more outstanding series or through increases in the amount on deposit in the Excess Funding Account. If the Termination Date has occurred, in addition to the requirement described in the preceding sentence, DC Funding is required to designate additional Eligible Accounts to be included as Accounts if, as of any Distribution Date, the Transferor Amount is less than the Minimum Transferor Amount or the aggregate amount of Principal Receivables in the Trust is less than the Minimum Aggregate Principal Receivables; provided, however, that DC Funding is not required to designate additional Eligible Accounts if the applicable deficiency as of any Distribution Date has been eliminated on or before the last day of the Collection Period in which that Distribution Date occurs through reductions in the Invested Amount of one or more outstanding series or through increases in the amount on deposit in the Excess Funding Account.

DC Funding will transfer the receivables in the new Accounts to the Trust upon satisfaction of various conditions, including the following:

•	DC Funding must deliver to the certificate trustee or, if the Termination Date has occurred, the owner trustee a written assignment and a computer file or microfiche list containing a true and complete list of the new Accounts;

•	DC Funding must represent and warrant that each new Account was an Eligible Account as of the related Additional Cut-Off Date, that no selection procedures believed by DC Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting the new Accounts and that, as of the date of designation of the new accounts, DC Funding is not insolvent and will not be rendered insolvent by the transfer of the receivables in the new Accounts;

•	DC Funding must represent and warrant that the Trust will own or have a first priority perfected security interest in the receivables then existing and thereafter created in each new Account subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement or, if the Termination Date has occurred, the transfer and servicing agreement;

•	DC Funding must deliver to the Trustee and each rating agency an opinion of counsel with respect to the authorization, execution, delivery and enforceability of the written assignment and with respect to various security interest matters, in each case as specified in the master pooling and servicing agreement or, if the Termination Date has occurred, the transfer and servicing agreement;

•	DC Funding must record and file financing statements to the extent necessary to perfect the transfer of the receivables in the new Accounts to the Trust; and

•	DC Funding must deliver prior written notice of the designation of the new Accounts to each rating agency, the Trustee and the servicer and, unless DC Funding is required to designate the new Accounts, must receive written confirmation from each rating agency that the designation of the new Accounts will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

The Designated Additional Account feature requires DC Funding to transfer additional receivables to the Trust if there would otherwise be insufficient receivables to support all outstanding series of securities. If DC Funding fails to designate new Eligible Accounts within the period required by any indenture supplement, an Early Amortization Event will occur with respect to the related series of notes.

The noteholders will not incur any costs in connection with the addition of Designated Additional Accounts. We cannot assure you, however, that the Designated Additional Accounts will be of the same credit quality as the initial Accounts.

Removal of Accounts

DC Funding has the right to designate, from time to time, Accounts the receivables in which will be removed from the Trust. The Trust will retransfer the receivables in Removed Accounts to DC Funding upon satisfaction of various conditions, including the following:

•	DC Funding must deliver to the Trustee a written instrument of reassignment and a computer file or microfiche list containing a true and complete list of the Removed Accounts;

•	DC Funding must represent and warrant that no selection procedures believed by DC Funding to be materially adverse to the interests of the securityholders or any credit enhancement provider were used in selecting the Removed Accounts;

•	the retransfer of the receivables in the Removed Accounts must not, in the reasonable belief of DC Funding, cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur, cause the Transferor Interest Percentage to be less than the Minimum Transferor Interest Percentage, cause the aggregate amount of Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables or result in the failure to make any required payments specified in any series supplement or indenture supplement, as applicable; and

•	DC Funding must deliver prior written notice of the designation of the Removed Accounts to each rating agency and must receive written confirmation from each rating agency that the retransfer of the receivables in the Removed Accounts will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities;

provided, however, that, if DC Funding has designated for removal Accounts with a receivables balance of zero or Accounts the receivables in which have been charged off as uncollectible, the Trust will retransfer the receivables in the Removed Accounts to DC Funding upon delivery by DC Funding to the Trustee of a computer file or microfiche list containing a true and complete list of the Removed Accounts and:

•	in the case of Accounts with a receivables balance of zero, upon delivery by DC Funding to the Trustee and each rating agency of an officer’s certificate stating that the retransfer of the receivables will not, in the reasonable belief of DC Funding, cause an Early Amortization Event to occur; and

•	in the case of Accounts the receivables in which have been charged off as uncollectible, unless the Removed Accounts have been designated in accordance with a procedure approved by the rating agencies, upon receipt by DC Funding of written confirmation from each rating agency that the rating agency approves of the retransfer of the receivables in the Removed Accounts.

Discount Option

DC Funding has exercised its option to cause a specified percentage, which is referred to in this prospectus and the attached prospectus supplement as the Discount Percentage, of receivables in the Trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables. The Discount Percentage is currently 2.0%. DC Funding may only increase, reduce or eliminate the Discount Percentage upon satisfaction of various conditions, including delivery to the Trustee of an officer’s certificate to the effect that DC Funding reasonably believes that the increase, reduction or elimination will not at the time of its occurrence cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur with respect to any series of securities. In addition:

•	DC Funding may not change any existing receivables treated as Finance Charge Receivables as a result of the Discount Option into Principal Receivables;

•	DC Funding may not increase the Discount Percentage during an Early Amortization Period or if such increase would cause the aggregate amount of Principal Receivables in the Trust to be less than the Minimum Aggregate Principal Receivables; and

•	DC Funding may not cause the Discount Percentage to be less than 1.0% or more than 3.0% unless it has received written confirmation from each rating agency that the proposed action will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

DC Funding may use the Discount Option to reduce the likelihood that an Early Amortization Event would occur as a result of a decrease in the yield on the receivables. The use of the Discount Option will increase the likelihood that DC Funding will be required to add Principal Receivables to the Trust.

The Collection Account

The Trustee has established and will maintain with an Eligible Institution, for the benefit of the securityholders, a segregated trust account designated as the Collection Account. Funds on deposit in the

Collection Account will be invested in Eligible Investments selected by the servicer or DC Funding. On each Distribution Date, all net investment earnings on funds on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the holder of the Exchangeable Transferor Certificate. The servicer has the revocable power to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account, in each case in accordance with the master pooling and servicing agreement and any series supplement or the indenture and any indenture supplement, as applicable.

The servicer will deposit all amounts collected on the receivables that are allocated to a series of notes into the Collection Account no later than the second Business Day following the date those collections are processed; provided, however, that the indenture supplement or series supplement for a series of securities may provide that the collections processed during each Collection Period and allocated to that series need to be deposited into the Collection Account only up to a specified amount; and provided further, that, unless otherwise specified in the indenture supplement for a series of notes, the servicer will not be required to deposit collections into the Collection Account until the Business Day before each Distribution Date if FNANB or an affiliate of FNANB is the servicer and:

•	the servicer maintains certain short-term debt ratings required by the rating agencies;

•	the servicer obtains and maintains in force a letter of credit or other surety covering collection risk of the servicer, which letter of credit or other surety is approved in writing by the rating agencies and the holders of 66 2/3% of the Invested Amount of each class of securityholders of any then outstanding series which is not assigned a rating by any rating agency; or

•	the servicer obtains the consent of the holders of 66 2/3% of the Invested Amount of each class of securityholders of any then outstanding series which is not assigned a rating by any rating agency and written confirmation from each rating agency that the monthly deposit of collections will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

If amounts collected on the receivables are deposited into the Collection Account on a monthly basis, the servicer may use those collections for its own purposes until the deposit date, the servicer need not segregate those collections from its other assets until the deposit date and the servicer may invest those collections in investments that mature on or before the deposit date and may retain for its own account any net investment earnings on those collections. We cannot assure you that collections held by the servicer will be available to the noteholders if the servicer becomes insolvent or a receiver or conservator is appointed for the servicer.

The servicer will remit amounts collected on the receivables that are allocated to the Transferor Interest to the holder of the Exchangeable Transferor Certificate on each Business Day. If FNANB or an affiliate of FNANB is the servicer and a Servicer Default shall not have occurred and be continuing, the servicer may make deposits into the Collection Account on any date net of amounts payable to DC Funding or the servicer on that date and may make deposits into the Collection Account on the Business Day before each Distribution Date net of amounts payable to DC Funding or the servicer on that Distribution Date.

Funding Period

The indenture supplement for a series may provide for a Funding Period during which the aggregate amount of Principal Receivables in the Trust that are allocated to that series may be less than the aggregate principal amount of the notes of that series. If a series includes a Funding Period, the amount of that deficiency will be deposited into a Pre-Funding Account pending the transfer of additional receivables to the Trust or the reduction of the Invested Amounts of one or more other series. During the Funding Period, funds on deposit in the Pre-Funding Account will be withdrawn and paid to DC Funding to the extent of any increase in the aggregate amount of Principal Receivables in the Trust. On each Distribution Date during the Funding Period, all net investment earnings on funds on deposit in the Pre-Funding Account will be withdrawn from the Pre-Funding Account and deposited into the Collection Account and will be used to pay interest on the notes of the related series in the manner specified in the related indenture supplement.

The indenture supplement for a series that includes a Funding Period will specify the initial Invested Amount of that series, the initial aggregate principal amount of the notes of that series, the date by which the Invested Amount of that series is expected to equal the initial aggregate principal amount of the notes of that series and the date on which that Funding Period will end. If the Funding Period for a series does not end by the date specified in the related indenture supplement, any amount remaining in the Pre-Funding Account on that date and any other amounts specified in the related indenture supplement will be paid to the related noteholders.

Allocation of Collections

On each Determination Date, the servicer will allocate all amounts collected on the receivables during the preceding Collection Period among each outstanding series of securities, the Transferor Interest and, to the extent provided in the series supplement or indenture supplement, as applicable, for any outstanding series, any provider of credit enhancement for that series. The servicer will allocate these amounts based on the applicable Invested Percentage of each series or the Transferor Percentage. The indenture supplement for each series of notes will specify how the Invested Percentages are calculated for that series. Prior to the Termination Date, the servicer will allocate amounts collected on the receivables to the collateral certificate based on the applicable Invested Percentages for each series of notes and these amounts will be further deposited or applied for the benefit of each series of notes based on those Invested Percentages. No separate allocation of collections will be made to the outstanding series of notes prior to the Termination Date, and each series of notes will only be entitled to receive its applicable Invested Percentage of amounts allocated to the collateral certificate under the master pooling and servicing agreement and the collateral series supplement.

The Invested Percentage for a series of notes may be based on an amount other than the Invested Amount of that series. The servicer will allocate collections processed with respect to any Account first to Finance Charge Receivables, to the extent of the Finance Charge Receivables then outstanding with respect to that Account, and then to Principal Receivables.

Application of Collections

On each Distribution Date, the servicer will apply or cause the indenture trustee to apply all amounts collected on the receivables during the preceding Collection Period and allocated to a series of notes as follows:

•	Finance Charge Receivables During All Periods. All collections of Finance Charge Receivables allocated to a series of notes will be applied as specified in the related indenture supplement;

•	Principal Receivables During the Revolving Period. All collections of Principal Receivables allocated to a series of notes will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement;

•	Principal Receivables During the Controlled Accumulation Period. All collections of Principal Receivables allocated to a series of notes, up to a specified amount, will be deposited into the Principal Funding Account for that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount to be deposited into the Principal Funding Account, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement;

•	Principal Receivables During the Rapid Accumulation Period. All collections of Principal Receivables allocated to a series of notes will be deposited into the Principal Funding Account for that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount remaining to be accumulated with respect to that series, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement;

•	Principal Receivables During the Controlled Amortization Period. All collections of Principal Receivables allocated to a series of notes, up to a specified amount, will be paid to the noteholders of that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount to be paid to noteholders, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement; and

•	Principal Receivables During the Principal Amortization Period or the Early Amortization Period. All collections of Principal Receivables allocated to a series of notes will be paid to the noteholders of that series as specified in the related indenture supplement; provided, however, that, if the available amount exceeds the amount remaining to be paid with respect to that series, that excess will be shared with other series of securities, deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as specified in the related indenture supplement.

If a series of notes includes more than one class, the amounts collected on the receivables and allocated to that series will be applied to each class in the manner and order of priority specified in the related indenture supplement.

Shared Excess Finance Charge Collections

If a series of notes is included in a group, collections of Finance Charge Receivables allocated to that series in excess of the amount needed to make all required deposits or payments with respect to that series may be shared with other series of securities in that group. If only one series of securities in a group requires additional collections of Finance Charge Receivables, that series will have access to all of the excess collections available to the series in that group. If two or more series of securities in a group require additional collections of Finance Charge Receivables, the excess collections available to the series in that group will be allocated among those series pro rata based on the Finance Charge Shortfall for each series. In all cases, any excess collections of Finance Charge Receivables remaining after covering the Finance Charge Shortfalls for all series in a group will be paid to the holder of the Exchangeable Transferor Certificate.

The sharing of excess collections of Finance Charge Receivables may prevent the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in collections of Finance Charge Receivables allocated to one or more series. We cannot assure you, however, that excess collections will exist or be allocated to any particular series on any Distribution Date.

Shared Principal Collections

If a series of notes is included in a group, collections of Principal Receivables allocated to that series in excess of the amount needed to make all required deposits or payments with respect to that series may be shared with other series of securities in that group. If only one series of securities in a group requires additional collections of Principal Receivables, that series will have access to all of the excess collections available to the series in that group. If two or more series of securities in a group require additional collections of Principal Receivables, the excess collections available to the series of notes in that group will be allocated among those series pro rata based on the Principal Shortfall for each series. In all cases, any excess collections of Principal Receivables remaining after covering the Principal Shortfalls for all series in a group will be deposited into the Excess Funding Account or paid to the holder of the Exchangeable Transferor Certificate, in each case as provided in the related series supplement or indenture supplement, as applicable.

The sharing of excess collections of Principal Receivables may prevent the occurrence of an Early Amortization Event that would otherwise occur as a result of a shortfall in collections of Principal Receivables allocated to one or more series. We cannot assure you, however, that excess collections will exist or be allocated to any particular series on any Distribution Date.

The Excess Funding Account

The Trustee has established and will maintain with an Eligible Institution, for the benefit of the securityholders of all series, a segregated trust account designated as the Excess Funding Account. Funds on deposit in the Excess Funding Account will be invested in Eligible Investments selected by the servicer. On each Distribution Date, all net investment earnings on funds on deposit in the Excess Funding Account will be withdrawn from the Excess Funding Account, deposited into the Collection Account and applied as collections of Finance Charge Receivables.

If the Transferor Amount is less than the Minimum Transferor Amount on any Business Day, the servicer will deposit into the Excess Funding Account from any collections of Principal Receivables that would otherwise be distributed to the holder of the Exchangeable Transferor Certificate on that Business Day an amount equal to that deficiency or, if less, the amount of those collections. If the Transferor Amount exceeds the Minimum Transferor Amount on any Business Day, the servicer will instruct the Trustee to withdraw from the Excess Funding Account and pay to the holder of the Exchangeable Transferor Certificate on that Business Day an amount equal to that excess or, if less, the amount then on deposit in the Excess Funding Account.

If the Accumulation Period or the Amortization Period has commenced for a series of notes included in a group, all or a portion of the amount on deposit in the Excess Funding Account may be shared with other series of securities to the extent specified in the related series supplement or indenture supplement, as applicable.

Companion Series

The indenture supplement for a series of notes may provide for that series to be paired with one or more Companion Series. A Companion Series may be used to finance the increase in the Transferor Amount that would otherwise occur as principal is deposited into a Principal Funding Account for another series of notes or paid to the noteholders of another series. As principal is allocated to the series with which the Companion Series is paired, the Invested Amount of the Companion Series will increase and either:

•	an equal amount of funds on deposit in a Pre-Funding Account for the Companion Series will be released to DC Funding; or

•	an interest in a variable funding series that is equal to the principal allocated to the series with which the Companion Series is paired will be sold and the proceeds will be distributed to DC Funding.

If a Companion Series includes a Pre-Funding Account, that account will be funded on the related closing date with the proceeds from the sale of the Companion Series. Any Pre-Funding Account will be held for the benefit of the Companion Series and not for the benefit of any other series of notes.

We cannot assure you that the terms of a Companion Series will not have an adverse impact on the timing or amount of payments allocated to the series of notes with which the Companion Series is paired. If an Early Amortization Event occurs with respect to a Companion Series while the series with which it is paired is outstanding, the percentage of receivables allocated to the series with which the Companion Series is paired may be reduced if the indenture supplement relating to the Companion Series requires that the Companion Series also receive its share of collections of Principal Receivables. In addition, if an Early Amortization Event occurs with respect to the series of notes with which a Companion Series is paired, the percentage of receivables allocated to the Companion Series may be reduced until the series with which the Companion Series is paired is paid in full.

A Companion Series may be issued privately or sold publicly. A Companion Series sold publicly will be registered under the registration statement we have filed with the SEC relating to the notes. The indenture supplement for a Companion Series and the indenture supplement for each series with which a Companion Series is paired will specify the relationship between those series.

Allocation of Default Amount

On each Determination Date, the servicer will calculate the Default Amount for the preceding Collection Period. The Default Amount for any Collection Period represents, in general, the aggregate amount of Principal Receivables charged-off as uncollectible during that Collection Period minus the aggregate amount of recoveries received by the servicer during that Collection Period with respect to charged-off receivables. A receivable will be charged off on the earliest of the date on which the related Account is charged off under the customary and usual servicing procedures of the servicer, the last day of the month in which the related Account becomes 180 days delinquent on a contractual basis and 30 days after receipt of notice by the servicer that the related obligor has died or declared bankruptcy.

On each Determination Date, the servicer will allocate the Default Amount for the preceding Collection Period among each outstanding series of securities, the Transferor Interest and, to the extent provided in the series supplement or indenture supplement, as applicable, for any outstanding series, any provider of credit enhancement for that series. The servicer will allocate the Default Amount based on the applicable Invested Percentage of each series and the Transferor Percentage. Prior to the Termination Date, the servicer will allocate the Default Amount to the collateral certificate based on the applicable Invested Percentages for each series of notes and these amounts will be further allocated to the applicable series of notes based on those Invested Percentages. No separate allocation of the Default Amount will be made to the outstanding series of notes prior to the Termination Date, and each series of notes will only be allocated its applicable Invested Percentage of the Default Amount allocated to the collateral certificate under the master pooling and servicing agreement and the collateral series supplement.

Allocation of Adjustment Amount

On each Determination Date, the servicer will calculate the Adjustment Amount for the preceding Collection Period. The Adjustment Amount for any Collection Period represents, in general, the amount of any deficiency in the assets of the Trust as of the last day of that Collection Period attributable to downward adjustments in the amount of Principal Receivables in the Trust made by the servicer for non-credit reasons. The servicer may adjust downward the amount of a Principal Receivable because of a rebate, refund or billing error or because goods or services were refused, returned or not received by a cardholder. In addition, the servicer will adjust downward the amount of any Principal Receivable which was created through a fraudulent or counterfeit charge or which becomes subject to certain liens arising through or under DC Funding. If the servicer adjusts downward the amount of a Principal Receivable for any of these reasons, or if the servicer makes any other downward adjustment in the amount of a Principal Receivable without collecting the amount of that adjustment or charging off that amount as uncollectible, the aggregate amount of Principal Receivables in the Trust will be reduced by the amount of the adjustment as of the last day of the Collection Period in which the adjustment occurs. If that reduction would cause the Transferor Amount as of that last day to be less than the Minimum Transferor Amount, DC Funding is obligated to pay to the servicer within two Business Days after the adjustment, for deposit into the Excess Funding Account, the amount of that deficiency. If DC Funding fails to make that payment and, as a result of that failure, the Transferor Amount as of the last day of any Collection Period is less than zero, the Adjustment Amount for that Collection Period will equal the amount of that deficiency and any collections of Principal Receivables processed after that date that would otherwise be distributed to DC Funding will, to the extent of any remaining Adjustment Amount, be deposited into the Excess Funding Account.

On each Determination Date, the servicer will allocate the Adjustment Amount for the preceding Collection Period, to the extent that adjustment amount is not otherwise reduced, among each outstanding series of securities and, to the extent provided in the series supplement or indenture supplement, as applicable, for any outstanding series, any provider of credit enhancement for that series. The Adjustment Amount for any Collection Period may be reduced through deposits to the Excess Funding Account, an increase in the aggregate amount of Principal Receivables in the Trust or a reduction, other than as a result of the allocation of an Adjustment Amount, in the Invested Amount of one or more outstanding series. The servicer will allocate the Adjustment Amount based on the applicable Invested Percentage of each series. Prior to the Termination Date, the servicer will allocate the Adjustment Amount to the collateral certificate based on the applicable Invested Percentages for each series of notes and these amounts will be further allocated to the applicable series of notes based on those Invested Percentages. No separate allocation of the Adjustment Amount will be made to the outstanding series of notes prior to the Termination Date, and each series of notes will only be allocated its applicable Invested Percentage of the Adjustment Amount allocated to the collateral certificate under the master pooling and servicing agreement and the collateral series supplement.

Investor Charge-Offs

On each Distribution Date, the servicer will apply all collections of Finance Charge Receivables allocated to each series of notes and any other amounts specified in the related indenture supplement to pay or cover various amounts, including, to the extent specified in that indenture supplement:

•	the interest payable on that series on that Distribution Date;

•	the servicing fee payable to a successor servicer with respect to that series;

•	the Default Amount allocated to that series for the preceding Collection Period;

•	the Adjustment Amount allocated to that series for the preceding Collection Period; and

•	any other required amounts.

If the available funds for any series of notes are insufficient to pay or cover the required amounts for that series, the Invested Amount of that series will be reduced in the manner and to the extent specified in the related indenture supplement. The amount of this reduction on any Distribution Date will be limited to the Default Amount allocated to that series for the preceding Collection Period plus the Adjustment Amount allocated to that series for the preceding Collection Period. The Invested Amount of a series of notes may be increased through reimbursement of Investor Charge-Offs and reductions in Adjustment Amounts, in each case as specified in the related indenture supplement.

If a series of notes includes one or more classes of subordinated notes, the related indenture supplement may provide that all or a portion of any collections otherwise allocable to the subordinated notes are to be allocated to the senior notes to cover any Investor Charge-Offs that would otherwise be applied to the senior notes.

Defeasance

The issuer may terminate its obligations with respect to a series of notes by depositing with the indenture trustee funds adequate to make all remaining scheduled interest and principal payments on that series. The issuer may defease an outstanding series of notes upon satisfaction of various conditions, including the following:

•	the issuer must deliver to the indenture trustee an opinion of counsel that the defeasance will not have a material adverse impact on the federal income tax characterization of any outstanding series of notes that has been the subject of a previous opinion of tax counsel or result in the issuer being taxable as an association for federal or applicable state tax purposes;

•	the issuer must deliver to the indenture trustee an opinion of counsel that the defeasance will not require the issuer to register as an investment company under the Investment Company Act of 1940, as amended;

•	the issuer must deliver to the indenture trustee an officer’s certificate confirming that, in the reasonable opinion of the issuer, the defeasance will not cause an Early Amortization Event or an event which, with the giving of notice or passage of time or both, would constitute an Early Amortization Event to occur with respect to any outstanding series of notes; and

•	the issuer must receive written confirmation from each rating agency that the defeasance will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of notes.

If the issuer terminates its obligations with respect to a defeased series of notes, the noteholders may lose the benefit of any credit enhancement for that series.

Optional Redemption

If specified in the related indenture supplement, the servicer may purchase the notes of any series on any Distribution Date on or after which the outstanding principal balance of that series is reduced to an amount equal to or less than an amount specified in that indenture supplement. The purchase price for any series of notes will equal the outstanding principal balance of that series plus all accrued but unpaid interest on the notes of that series plus such other amounts as may be specified in the related indenture supplement or such other purchase price as may be specified in the related indenture supplement.

Series Termination

The notes of each series will be retired on the earliest of the date on which the Invested Amount of that series is reduced to zero, the Stated Series Termination Date for that series and the date on which the issuer terminates.

Early Amortization Events

An Early Amortization Event will occur with respect to all series of notes if:

•	certain events of bankruptcy, insolvency or receivership occur with respect to Circuit City;

•	certain events of insolvency or receivership occur with respect to FNANB or FNANB becomes unable for any reason to sell receivables to DC Funding in accordance with the receivables purchase agreement;

•	certain events of bankruptcy, insolvency or receivership occur with respect to DC Funding or DC Funding becomes unable for any reason to transfer receivables to the Trust in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable; or

•	the certificate trust or the issuer becomes an investment company within the meaning of the Investment Company Act.

Each series of notes may have additional Early Amortization Events applicable only to that series as specified in the related indenture supplement. If an Early Amortization Event occurs with respect to a series of notes, the Early Amortization Period will begin on the date specified in the related indenture supplement and the noteholders of that series may receive principal payments earlier than expected.

If an insolvency or receivership event occurs with respect to FNANB, FNANB will immediately stop selling receivables to DC Funding under the receivables purchase agreement and DC Funding will be unable to continue to transfer receivables to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. If a bankruptcy, insolvency or receivership event occurs with respect to DC Funding, DC Funding will immediately stop transferring receivables to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. In either case, DC Funding is required promptly to notify the Trustee of the occurrence of that event.

The certificate trustee will publish a notice of any bankruptcy, insolvency or receivership event that occurs with respect to FNANB or DC Funding prior to the Termination Date within 15 days of its receipt of the notice of that event. The notice published by the certificate trustee will state that the certificate trustee intends to liquidate the receivables in the trust in a commercially reasonable manner. The certificate trustee will liquidate the receivables unless instructed to do otherwise by the holders of interests aggregating more than 50% of each class of each outstanding series of securities, each holder of an interest in the Transferor Interest other than DC Funding and any other person specified in any series supplement. The proceeds from a liquidation of the receivables will be treated as collections allocable to the applicable securityholders or other holders of interests in the Trust and will be distributed with respect to each series in the manner specified in the related series supplement. If the proceeds from a liquidation of the receivables distributed with respect to a series of securities are insufficient to pay the Invested Amount of that series in full, the related securityholders will suffer a loss.

If a bankruptcy trustee, receiver or conservator is appointed for FNANB or DC Funding, the bankruptcy trustee, receiver or conservator may have the power to delay or prevent an early liquidation of the receivables.

Additional Defaults and Remedies

The indenture supplement for a series of notes may provide that additional defaults and remedies apply to one or more classes included in that series. The additional defaults applicable to a class may include the failure to pay interest owed to the holders of that class on one or more Distribution Dates, the failure to reimburse Investor Charge-Offs applicable to that class for one or more Distribution Dates or such other defaults as may be specified in the related indenture supplement. The additional remedies applicable to a class may include the right, following the payment in full of all senior notes, to cause the indenture trustee to liquidate an amount of receivables not to exceed a specified percentage of the Invested Amount of that class or such other remedies as may be specified in the related indenture supplement. The attached prospectus supplement describes any additional defaults or remedies applicable to your class of notes.

Indemnification

The servicer will indemnify the certificate trust, for the benefit of the certificateholders, the certificate trustee, the issuer, the indenture trustee and the owner trustee for any losses arising out of or relating to the acceptance by the certificate trustee of the certificate trust, any acts or omissions of the servicer with respect to the issuer or the administration by the owner trustee of the issuer; provided, however, that the servicer will not indemnify the certificate trust, the certificate trustee, the issuer, the owner trustee or the indenture trustee for any losses relating to:

•	the willful misfeasance, bad faith or negligence of the certificate trustee, the owner trustee or the indenture trustee in the performance of its duties under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

•	any action taken by the certificate trustee, the owner trustee or the indenture trustee at the request of the securityholders;

•	any taxes required to be paid by the certificate trust, the issuer, the certificate trustee, the indenture trustee or the securityholders; or

•	the performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks.

The servicer will not be liable to the certificate trust, DC Funding, the certificate trustee, issuer, the owner trustee, the indenture trustee, the securityholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action under the master pooling and servicing agreement or the transfer and servicing agreement except as described above and except for any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the master pooling and servicing agreement or the transfer and servicing agreement or by reason of its reckless disregard of its obligations or duties under the master pooling and servicing agreement or the transfer and servicing agreement.

DC Funding will be liable to each injured party for any losses, other than losses incurred by a securityholder in the capacity of an investor in the securities as a result of the performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks, arising out of or based on the arrangement created by the master pooling and servicing agreement or the actions taken by the servicer under the master pooling and servicing agreement as though the master pooling and servicing agreement created a partnership under the Uniform Partnership Act. In addition, DC Funding will indemnify each securityholder for any of these losses, other than losses incurred by a securityholder in the capacity of an investor in the securities as a result of the performance of the receivables, market fluctuations, a shortfall in credit enhancement or other similar market or investment risks and except to the extent that those losses arise from any action by any securityholder.

DC Funding will be liable under the master pooling and servicing agreement and the transfer and servicing agreement only to the extent of the obligations specifically undertaken by DC Funding under the master pooling and servicing agreement and the transfer and servicing agreement. DC Funding will not be liable to the certificate trust, the servicer, the certificate trustee, the owner trustee, the indenture trustee, the securityholders, any credit enhancement provider or any other person for any action taken or for refraining from the taking of any action under the master pooling and servicing agreement or the transfer and servicing agreement except as described in the preceding sentence and except for any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the master pooling and servicing agreement or the transfer and servicing agreement or by reason of its reckless disregard of its obligations or duties under the master pooling and servicing agreement or the transfer and servicing agreement. Amounts payable by DC Funding under the indemnification provisions will not be paid from the assets of the certificate trust or the issuer and will be paid only to the extent that DC Funding has funds available for that purpose. If DC Funding does not have funds available to make an indemnification payment, no person will be entitled to assert a claim against DC Funding for the unpaid amount.

The Servicer

The servicer will be responsible for servicing and administering the receivables and for collecting payments due under the receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the receivables. The servicer may modify its servicing procedures from time to time. The servicer is required to maintain fidelity bond coverage against losses incurred through wrongdoing of its servicing officers in amounts that the servicer believes to be reasonable from time to time.

The servicer may not resign from its obligations and duties under the master pooling and servicing agreement and the transfer and servicing agreement unless it determines that the performance of those obligations and duties is impermissible under applicable law. Any resignation of the servicer will be effective only when the Trustee or a successor servicer assumes the servicer’s obligations and duties under the master pooling and servicing agreement and the transfer and servicing agreement. The servicer may delegate some of its servicing duties to a person who agrees to perform those duties in accordance with the usual and customary servicing policies and procedures of the servicer, but the servicer will remain liable for the performance of those duties.

Servicer Covenants

The servicer makes various covenants to the securityholders, including that:

•	the servicer will fulfill in all material respects its obligations with respect to each receivable and the related Account;

•	the servicer will maintain in effect all material qualifications required to service properly each receivable and the related Account;

•	the servicer will comply in all material respects with all laws relating to the servicing of each receivable and the related Account the failure to comply with which would have a material adverse effect on the securityholders;

•	the servicer will not permit any rescission or cancellation of a receivable, except pursuant to a court order or in the ordinary course of business and in accordance with its written servicing policies and procedures;

•	the servicer will do nothing to impair the rights of the securityholders or any credit enhancement provider in a receivable;

•	except in connection with the enforcement or collection of an Account, the servicer will not take any action that causes a receivable to be evidenced by an instrument or chattel paper under the UCC; and

•	the servicer will not reschedule, revise, waive or defer payments due on a receivable except in accordance with its written servicing policies and procedures.

If the servicer breaches any of these covenants and that breach:

•	has a material adverse effect on the interests of the securityholders in a receivable; and

•	continues unremedied for 60 days, or for such longer period as may be agreed to by the certificate trustee or the indenture trustee, as applicable, not to exceed an additional 120 days, after the servicer discovers or receives notice of that breach;

then the servicer will be obligated to accept transfer of that receivable by depositing the amount of that receivable into the Collection Account. The servicer will make this deposit prior to the Distribution Date following the Collection Period during which the obligation to make the deposit arises. This deposit will be treated as a repayment in full of the related receivable and will be allocated in the same manner as payments received from cardholders under the Accounts. The servicer’s obligation to accept transfer of a receivable is the only remedy available to the securityholders with respect to any breach of the covenants of the servicer.

Servicing Compensation

The servicer receives a monthly fee for its servicing activities under the master pooling and servicing agreement and the transfer and servicing agreement and as reimbursement for various expenses incurred in servicing the receivables. The servicing fee is allocated among each outstanding series of certificates, other than the collateral certificate, each outstanding series of notes and the Transferor Interest and accrues for each outstanding series of notes in the manner specified in the related indenture supplement. The servicing fee allocated to each series of notes is payable from collections of Finance Charge Receivables allocated to that series. If a series includes multiple classes of notes, each class will be responsible for a portion of the servicing fee allocated to that series. Neither the issuer nor the noteholders are responsible for any servicing fee allocated to the Transferor Interest. The share of the monthly servicing fee to be paid by DC Funding will be paid only to the extent that DC Funding has funds available for that purpose. If DC Funding does not have funds available to pay the monthly servicing fee, the servicer will not be entitled to assert a claim against DC Funding for the unpaid amount.

The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables and the Accounts, including expenses related to enforcement of the receivables, payment of fees and disbursements of the certificate trustee, the indenture trustee, the owner trustee and independent accountants and all other fees and expenses which are not expressly stated in the master pooling and servicing agreement or the transfer and servicing agreement to be payable by the certificate trust or the certificateholders or the issuer or the noteholders, as applicable, other than income or franchise taxes, if any, of the certificate trust or the certificateholders or the issuer or the noteholders, as applicable.

Servicer Defaults

A Servicer Default will occur with respect to all series of securities if any of the following events occurs:

•	the servicer fails to make, or to instruct the Trustee to make, any payment, transfer or deposit under the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, under the transfer and servicing agreement, the indenture or any indenture supplement or fails to give the Trustee notice of any required drawing or payment under any credit enhancement, in each case when required or within a five Business Day grace period;

•	the servicer fails to observe or perform any of its other covenants or agreements under the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, under the transfer and servicing agreement, that failure has a material adverse effect on the securityholders of any outstanding series and continues unremedied for 60 days after written notice of that failure, requiring that it be remedied, is given to the servicer by the Trustee or DC Funding, or to the servicer, DC Funding and the Trustee by the holders of more than 50% or, if the Termination Date has occurred, 25% of the outstanding principal amount of any series of securities adversely affected by that failure, and that failure continues to materially adversely affect the rights of the securityholders of any outstanding series; provided, however, that any such failure that relates to any particular receivable or group of receivables will not constitute a Servicer Default if the servicer has made a deposit into the Collection Account with respect to such failure in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

•	the servicer delegates its duties, except as specifically permitted under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable;

•	any representation, warranty or certification made by the servicer in the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, in the transfer and servicing agreement or in any certificate delivered under those agreements proves to have been incorrect when made, that incorrectness has a material adverse effect on the rights of the securityholders of any outstanding series and that representation or warranty continues to be incorrect in any material respect and to affect materially and adversely the rights of the securityholders of any outstanding series for 60 days after written notice of that incorrectness, requiring that it be remedied, is given to the servicer by the Trustee or DC Funding, or to the servicer, DC Funding and the Trustee by the holders of more than 50% of the outstanding principal amount of any series adversely affected by that incorrectness; or

•	certain events of bankruptcy, insolvency or receivership occur with respect to the servicer;

provided, however, that a Servicer Default will not result from:

•	a failure to make, or to instruct the Trustee to make, any payment, transfer or deposit or to give the Trustee notice of any required drawing or payment under any credit enhancement which continues for a period of 10 Business Days after the applicable grace period; or

•	a failure to observe or perform any other covenant or agreement or a breach of a representation or warranty which, in each case, continues for a period of 60 Business Days after the applicable grace period;

if the failure could not have been prevented by the exercise of reasonable diligence by the servicer and the failure was caused by an act of God or the public enemy, an act of declared or undeclared war, a natural disaster or other similar event. The servicer must still use its best efforts to perform its obligations in a timely manner under the master pooling and servicing agreement or any series supplement or, if the Termination Date has occurred, under the transfer and servicing agreement. The servicer will give prompt notice to the Trustee, DC Funding, the securityholders and any providers of credit enhancement of any failure caused by an act of God or the public enemy, an act of declared or undeclared war, a natural disaster or other similar event and will include with that notice a description of its efforts to remedy that failure.

The servicer will immediately notify the Trustee in writing of any Servicer Default. The holders of notes representing more than 66 2/3% of the Invested Amount of any outstanding series of notes affected by a Servicer

Default may, on behalf of all noteholders of that series, waive that default and its consequences, except a default resulting from a failure to make any required deposit or any required interest or principal payment. If a Servicer Default is waived, that default will be deemed to have been remedied for all purposes of the master pooling and servicing agreement and the transfer and servicing agreement.

If a Servicer Default occurs and is not remedied, the Trustee, DC Funding, or the holders of securities representing more than 50% of the Aggregate Invested Amount may remove the existing servicer. After termination of the servicer, the Trustee will as promptly as possible appoint a successor servicer. DC Funding will have the right to nominate to the Trustee the name of a potential successor servicer, which nomination must be accepted by the Trustee as successor servicer. If a new servicer has not been appointed or has not accepted its appointment by the time the outgoing servicer ceases to act as servicer, the Trustee will become the servicer. If the Trustee is legally unable to act as servicer, the Trustee will petition a court of competent jurisdiction to appoint an established financial institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of charge card or revolving credit card receivables as the successor servicer.

If the Trustee is unable to obtain a new servicer and the outgoing servicer certifies that it cannot in good faith cure the related Servicer Default, the Trustee is required to offer each credit enhancement provider the opportunity to bid on and purchase the receivables. DC Funding will have a right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event for an amount less than:

•	the Aggregate Invested Amount; minus

•	the aggregate principal amount on deposit in the Excess Funding Account and any Principal Funding Account for any series; plus

•	all accrued but unpaid interest on the securities of all outstanding series; plus

•	any other amounts required to be paid under any series supplement or indenture supplement, as applicable.

If a bankruptcy trustee, receiver or conservator is appointed for the servicer, the bankruptcy trustee, receiver or conservator may have the power to prevent the appointment of a successor servicer.

Reports to Noteholders

On each Determination Date, the servicer will deliver to the Trustee a statement setting forth various information about the Trust and the securities of each series. This information will include:

•	the aggregate amount of collections, the aggregate amount of collections of Finance Charge Receivables and the aggregate amount of collections of Principal Receivables processed during the immediately preceding Collection Period;

•	the Invested Percentages for each series of securities for that Collection Period;

•	for each series and class, the total amount to be distributed to securityholders and the amount of that distribution allocable to principal and interest;

•	the receivables in the Trust broken out by delinquency status;

•	the portion of the Default Amount allocated to each series of securities for that Distribution Date;

•	the amount of any Investor Charge-Offs and any reimbursements of Investor Charge-Offs for that Distribution Date;

•	the amount of the servicing fee allocated to each series of securities for that Distribution Date;

•	the aggregate amount of receivables in the Trust at the close of business on the last day of the immediately preceding Collection Period;

•	the Invested Amount of each series of securities as of the close of business on the last day of the immediately preceding Collection Period;

•	the available amount of any credit enhancement for each series;

•	whether an Early Amortization Event has occurred; and

•	information relating to floating interest rates, if applicable, for the immediately preceding Collection Period.

On each Distribution Date, the indenture trustee will deliver or cause to be delivered to each noteholder of each series a statement prepared by the servicer setting forth various information about that series. This information will include the information about that series set forth in the related monthly statement delivered by the servicer to the Trustee and will also include, to the extent specified in the related indenture supplement, the amount, if any, by which the aggregate principal amount of the securities exceeds the Aggregate Invested Amount.

On or before January 31 of each year, the indenture trustee will deliver or cause to be delivered to each person who was a noteholder of record at any time during the preceding calendar year a statement summarizing the distributions made to the related series during that calendar year. This information is intended to help noteholders prepare their tax returns.

If the notes are held in book-entry form, each monthly noteholders statement will be delivered to DTC or its nominee, Cede & Co., as the registered holder of the notes. DTC and its participants will deliver each monthly noteholders statement to the Note Owners in accordance with DTC rules and the rules and policies of the DTC participants.

Evidence as to Compliance

On or before June 30 of each year, the servicer will cause a firm of nationally recognized independent accountants to deliver to the Trustee, the rating agencies and, if required by the related indenture supplement, the provider of any credit enhancement:

•	a report to the effect that, in the opinion of the firm, the monthly statements delivered by the servicer to the Trustee during the preceding fiscal year of the Trust conform in all material respects with the requirements of the master pooling and servicing agreement or, after the Termination Date, the transfer and servicing agreement;

•

a report to the effect that, in connection with their examination of the monthly statements delivered by the servicer to the Trustee during the preceding fiscal year of the Trust, nothing came to the attention of the firm that caused them to believe that the servicer failed to comply with specified terms and conditions of the master pooling and servicing agreement or, after the Termination Date, the transfer and servicing agreement; and

•	a report to the effect that the firm has applied certain procedures agreed upon with the servicer to certain documents and records relating to the administration and servicing of the Accounts.

The report delivered by the accountants in connection with their examination of the monthly statements delivered by the servicer to the Trustee:

•	will be based on a comparison of the mathematical calculations of each amount set forth in those statements with the servicer’s computer reports that were the source of those amounts; and

•	will state that, on the basis of that comparison, the accountants are of the opinion that those amounts are in agreement except for such exceptions as the accountants believe are immaterial and such other exceptions as are set forth in the report.

On or before June 30 of each year, an officer of the servicer will deliver to the Trustee and the rating agencies a certificate stating that, to the best knowledge of the officer, based on a review of the activities of the servicer during the preceding fiscal year of the Trust, the servicer has fully performed its obligations under the master pooling and servicing agreement or, after the Termination Date, the transfer and servicing agreement during that fiscal year or, if an event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred, specifying that event and the nature and status of that event. A noteholder or Note Owner may obtain a copy of this certificate from the indenture trustee upon written request.

Amendments to Transfer and Servicing Agreement

The transfer and servicing agreement may be amended from time to time by the servicer, DC Funding and the issuer, without noteholder consent, to do the following:

•	cure any ambiguity;

•	correct or supplement any provision in the transfer and servicing agreement that may be inconsistent with any other provision in the transfer and servicing agreement;

•	add additional code numbers to those used to identify the Accounts; or

•	add any other provisions with respect to matters or questions arising under the transfer and servicing agreement which are not inconsistent with the provisions of the transfer and servicing agreement;

provided, however, that the proposed amendment may not adversely affect in any material respect the interests of any of the noteholders and may not effect a significant change in the permitted activities of the issuer.

The transfer and servicing agreement may also be amended from time to time by the servicer, DC Funding and the issuer, without noteholder consent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreement or modifying in any manner the rights of the noteholders; provided, however, that:

•	the servicer must deliver to the indenture trustee an opinion of counsel to the effect that the proposed amendment will not materially and adversely affect the interests of the noteholders of any outstanding series, other than the noteholders of any class as to which 100% of the noteholders so affected have consented to the proposed amendment, which opinion may rely on rating agency confirmation of the ratings for any rated series;

•	the servicer must deliver to the indenture trustee an opinion of counsel to the effect that the proposed amendment will not cause any outstanding series of notes as to which a tax opinion was delivered to fail to qualify as debt for federal income tax purposes, cause the issuer to be subject to corporate taxation or have any other materially adverse effect on the federal income characterization of any outstanding series of notes or the federal income taxation of any noteholders; and

•	each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of notes;

and; provided further, that the proposed amendment may not

•	effect a significant change in the permitted activities of the issuer;

•	reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions required to be made on the notes of any series without the consent of the related noteholders;

•	change the definition of or the manner of calculating the interest of the notes of any series without the consent of the related noteholders; or

•	reduce the percentage of the Invested Amount of any series of notes that is required to consent to an amendment to the transfer and servicing agreement without the consent of the related noteholders.

The transfer and servicing agreement may also be amended from time to time by the servicer, DC Funding and the issuer, with the consent of the holders of notes representing not less than 66 2/3% of the aggregate Invested Amount of all series of notes adversely affected by the proposed amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transfer and servicing agreement or modifying in any manner the rights of the noteholders of any outstanding series; provided, however, that the proposed amendment may not:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the notes of any series without the consent of the related noteholders;

•	change the definition of or the manner of calculating the Invested Amount of any series, the Invested Percentage of any series, the amount available under any credit enhancement for any series or the Default Amount allocated to any series without the consent of the related noteholders; or

•	reduce the percentage of the Invested Amount of any series that is required to consent to an amendment to the transfer and servicing agreement without the consent of the related noteholders;

and; provided further, that each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of notes.

The trustee will furnish written notice of the substance of any amendment to the transfer and servicing agreement, other than an amendment not requiring noteholder consent or rating agency confirmation, to each noteholder promptly after the execution of that amendment.

DESCRIPTION OF THE INDENTURE

The following is a summary of the material terms of the indenture. The summary is not complete and is qualified in its entirety by reference to the indenture.

Events of Default; Rights upon Event of Default

An event of default will occur under the indenture with respect to any series of notes upon the occurrence of any of the following events:

(1)	the issuer fails to pay the principal of any note of that series when that principal becomes due and payable on the final maturity date for that series;

(2)	the issuer fails to pay any interest on any note of that series when that interest becomes due and payable and that failure continues for a period of 35 days;

(3)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer;

(4)	the issuer fails to observe or perform in any material respect any other covenant or agreement of the issuer made in the indenture in respect of that series, that failure continues for 60 days after written notice of that failure, requiring that it be remedied, is given to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing at least 25% of the then-outstanding principal balance of the notes of that series and, as a result, the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected during that 60-day period; or

(5)	any additional event specified in the indenture supplement related to that series.

An event of default will not occur with respect to any series of notes solely because the issuer fails to pay the full principal amount of the notes of that series on their expected principal payment date. An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of that series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing with respect to any series of notes, the unpaid principal and interest due on the notes of all series automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

•	the issuer has paid or deposited with the indenture trustee all principal and interest due on the notes of that series and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

•	all events of default have been cured or waived.

If an event of default occurs and is continuing with respect to any series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the noteholders of that series if:

•	the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

•	the indenture trustee determines in good faith that the requested action would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

•	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction.

If an event of default occurs and is continuing with respect to any series of notes, noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series will have the right, subject to those provisions for indemnification provided in the indenture and certain other limitations contained in the indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

After acceleration of a series of notes following an event of default, collections of Principal Receivables and Finance Charge Receivables allocated to the notes of that series will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on the notes of that series.

Upon acceleration of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for the notes of that series for its unpaid fees and expenses that ranks senior to the lien of the notes on the collateral.

In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	noteholders holding at least 25% of the then-outstanding principal balance of the notes of each adversely affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

•	the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of each affected series a direction inconsistent with the request.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders of any affected series, each representing no more than 50% of the then-outstanding principal balance of the notes of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest on that note as principal and interest become due and payable and to institute suit for the enforcement of any payment of principal and interest then due and payable, and those rights may not be impaired without the consent of that noteholder.

If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from the related noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the assets of the Trust that secures the notes of that series and apply distributions on those assets to make payments on the notes to the extent funds are available.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

•	institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

Subject to the conditions described in the following sentence, the indenture trustee also may cause the Trust to sell Principal Receivables, or interests therein, in an amount equal to the Invested Amount of the series of accelerated notes and the related Finance Charge Receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

•	receipt by the indenture trustee of the consent of all noteholders of the affected series;

•	determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee is directed to exercise the remedy by noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series; or

•	determination by the indenture trustee that the assets of the Trust may not continue to provide sufficient funds for the payment of principal of and interest on the accelerated notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

The remedies described above are the exclusive remedies provided to noteholders, and the indenture trustee and each noteholder, by accepting its interest in the notes of any series, expressly waive any other remedy that might have been available under the UCC.

The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuer or the certificate trust any reorganization or other proceeding under any federal or state law.

None of DC Funding, the servicer, the administrator, the owner trustee, the indenture trustee, or the certificate trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by DC Funding, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

Covenants

The indenture provides that the issuer may not consolidate with, merge into, or transfer its properties or assets substantially as an entirety to another entity, unless:

•	the entity, if other than the issuer, formed by or surviving the consolidation or merger or that acquires the issuer’s business:

•	is organized and existing under the laws of the United States or any one of its states;

•	is not subject to regulation as an investment company under the Investment Company Act of 1940;

•	expressly assumes, by supplemental indenture, the issuer’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

•	in the case of a sale of the issuer’s business, expressly agrees, by supplemental indenture, that all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and that it will make all filings with the SEC required by the Exchange Act in connection with the notes; and

•	in the case of a sale of the issuer’s business, expressly agrees to indemnify the issuer from any loss, liability or expense arising under the indenture and the notes;

•	no Early Amortization Event or event of default will exist immediately after the consolidation, merger or sale;

•	each rating agency confirms that the transaction will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes;

•	the issuer receives an opinion of counsel to the effect that for federal income tax purposes:

•	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

•	the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

•	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

•	any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

•	the issuer has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

As long as the notes are outstanding, the issuer will not, among other things:

•	except as expressly permitted by the indenture and the other transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that secure the notes unless directed to do so by the indenture trustee in accordance with the indenture;

•	claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the assets of the issuer that secure the notes;

•	voluntarily dissolve or liquidate in whole or in part; or

•	permit the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, permit any lien or other claim of a third party to be created with respect to the assets of the issuer, or permit the lien of the indenture not to constitute a valid first priority perfected security interest, other than with respect to a tax, mechanics or similar lien, in the assets of the issuer that secure the notes.

The issuer may not engage in any activity other than as specified under “Description of the Issuer” beginning on page 2 of this prospectus. The issuer will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

Modification of the Indenture

The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

•	to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the issuer;

•	to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer;

•	to transfer or pledge any property to the indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939 or any similar federal statute later enacted; or

•	to permit the issuance of one or more new series of notes under the indenture.

The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to terminate any interest rate swap agreement or other credit enhancement or maturity guaranty agreement in accordance with the related indenture supplement upon receipt of written confirmation from each rating agency that the proposed termination will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes.

The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture upon:

•	receipt of written confirmation from each rating agency that the proposed amendment will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes;

•	receipt of an officer’s certificate to the effect that DC Funding reasonably believes that the proposed amendment will not cause an Early Amortization Event or an event of default to occur or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

•	receipt of an opinion of counsel to the effect that for federal income tax purposes:

•	the proposed amendment will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

•	the proposed amendment will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

•	the proposed amendment will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

The issuer and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to qualify as, and to permit an election to be made for the issuer to be treated as, a “financial asset securitization investment trust” under the Internal Revenue Code and to avoid the imposition of state or local income or franchise taxes on the issuer’s property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

•	change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of any note or change any place of payment where, or the currency in which, any note is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate outstanding principal balance of the notes of any series whose consent is required for execution of any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences as provided in the indenture;

•	reduce the percentage of the aggregate outstanding principal balance of the notes required to direct the indenture trustee to sell or liquidate the assets of the Trust if the proceeds of the sale would be insufficient to pay the principal amount and interest due on the notes;

•	decrease the percentage of the aggregate outstanding principal balance of the notes required to amend the sections of the indenture that specify the percentage of the principal balance of the notes of a series necessary to amend the indenture or certain other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, DC Funding or any of their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

The issuer and the indenture trustee may, with receipt of written confirmation from each rating agency that the proposed amendment will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series or class of notes and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

Annual Compliance Statement

The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

List of Noteholders

The holders of notes representing not less than 10% of the outstanding principal balance of any series of notes may request access to the current list of noteholders for the purpose of communicating with other noteholders.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the notes upon delivery to the indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee may resign at any time. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of the notes of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if the indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator will be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders holding more than 50% of the aggregate outstanding principal balance of all the notes may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

Matters Regarding the Administrator

The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.

DESCRIPTION OF THE MASTER POOLING AND SERVICING AGREEMENT

The following is a summary of the terms of the master pooling and servicing agreement not described elsewhere in this prospectus that are material to noteholders. The summary is not complete and is qualified in its entirety by reference to the master pooling and servicing agreement. We have filed a copy of the master pooling and servicing agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Issuing New Series

DC Funding may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates of one or more series, to the certificate trustee in exchange for one or more newly issued series of certificates and a reissued Exchangeable Transferor Certificate. Until the Termination Date, a new series of certificates will be issued by the certificate trust simultaneously with each issuance of notes by the issuer. DC Funding will specify the principal terms of each new series of certificates in the related series supplement. The master pooling and servicing agreement does not limit the number of exchanges that DC Funding may perform.

DC Funding must notify the certificate trustee at least three Business Days in advance of the date on which it proposes to issue a new series of certificates. DC Funding must also notify the certificate trustee of the designation of the new series, the initial Invested Amount of the new series or the method for calculating that initial Invested Amount and the interest rates applicable to the new series or the method for allocating interest payments or other cash flows to the new series, if any. On the date of the issuance of a new series of certificates, DC Funding must deliver to the certificate trustee the following:

•	a series supplement in form satisfactory to the certificate trustee specifying the terms of the new series;

•	an opinion of counsel to the effect that, unless otherwise specified in the related series supplement, certificates of the new series, other than any class required to be retained by DC Funding, will be characterized either as indebtedness or an interest in a partnership that is not taxable as a corporation under existing law for federal income tax purposes and that the issuance of the new series will not have a material adverse impact on the federal income tax characterization of any outstanding series of certificates that has been the subject of a previous opinion of tax counsel or result in the certificate trust being taxable as an association or as a publicly traded partnership taxable as a corporation for federal or applicable state tax purposes;

•	any applicable credit enhancement agreement;

•	written confirmation from each rating agency that the issuance of the new series will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of certificates; and

•	the existing Exchangeable Transferor Certificate and, if applicable, the certificates of the series to be exchanged.

Upon satisfaction of these conditions, the certificate trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchanged series, if applicable, and issue the new series of certificates and a new Exchangeable Transferor Certificate. DC Funding, the servicer, the certificate trustee and the certificate trust are not required to obtain, and do not intend to obtain, the consent of any securityholder to the issuance of a new series of certificates. The issuance of a new series of certificates could affect the timing or amount of payments on your notes.

Amendments

The master pooling and servicing agreement and any series supplement may be amended from time to time by the servicer, DC Funding and the certificate trustee without securityholder consent, to do the following:

•	cure any ambiguity;

•	correct or supplement any provision in the master pooling and servicing agreement or any series supplement that may be inconsistent with any other provision in the master pooling and servicing agreement or that series supplement;

•	add additional code numbers to those used to identify the Accounts;

•	add any other provisions with respect to matters or questions arising under the master pooling and servicing agreement or any series supplement which are not inconsistent with the provisions of the master pooling and servicing agreement or that series supplement; or

•	to add to or change any of the provisions of the master pooling and servicing agreement to accommodate the issuance of certificates in bearer form;

provided, however, that the proposed amendment may not adversely affect in any material respect the interests of any of the certificateholders and may not effect a significant change in the permitted activities of the certificate trust.

The master pooling and servicing agreement and any series supplement may also be amended from time to time by the servicer, DC Funding and the certificate trustee without securityholder consent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master pooling and servicing agreement or that series supplement or modifying in any manner the rights of the certificateholders; provided, however, that:

•	the servicer must deliver to the certificate trustee an opinion of counsel to the effect that the proposed amendment will not materially and adversely affect the interests of the certificateholders of any outstanding series, other than the certificateholders of any class as to which 100% of the certificateholders so affected have consented to the proposed amendment, which opinion may rely on rating agency confirmation of the ratings for any rated series;

•	the servicer must deliver to the certificate trustee an opinion of counsel to the effect that the proposed amendment will not cause any outstanding series of certificates as to which a tax opinion was delivered to fail to qualify as debt for federal income tax purposes, cause the certificate trust to be subject to corporate taxation or have any other materially adverse effect on the federal income characterization of any outstanding series of certificates or the federal income taxation of any certificateholders; and

•	each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of certificates;

and; provided further, that the proposed amendment may not

•	effect a significant change in the permitted activities of the certificate trust;

•	reduce in any manner the amount of, or delay the timing of, or change the priority of, distributions required to be made on the certificates of any series without the consent of the related certificateholders;

•	change the definition of or the manner of calculating the interest of the certificates of any series without the consent of the related certificateholders; or

•	reduce the percentage of the Invested Amount of any series of certificates that is required to consent to an amendment to the master pooling and servicing agreement without the consent of the related certificateholders.

The master pooling and servicing agreement and any series supplement may also be amended from time to time by the servicer, DC Funding and the certificate trustee, with the consent of the holders of certificates representing not less than 66 2/3% of the aggregate Invested Amount of all series of certificates adversely affected by the proposed amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master pooling and servicing agreement or modifying in any manner the rights of the certificateholders of any outstanding series; provided, however, that the proposed amendment may not:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the certificates of any series without the consent of the related certificateholders;

•	change the definition of or the manner of calculating the Invested Amount of any series, the Invested Percentage of any series, the amount available under any credit enhancement for any series or the Default Amount allocated to any series without the consent of the related certificateholders; or

•	reduce the percentage of the Invested Amount of any series that is required to consent to an amendment to the master pooling and servicing agreement or the series supplement for that series without the consent of the related certificateholders;

and; provided further, that each rating agency must confirm in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of certificates.

The certificate trustee will furnish written notice of the substance of any amendment to the master pooling and servicing agreement or any series supplement other than an amendment not requiring certificateholder consent or rating agency confirmation, to each certificateholder promptly after the execution of that amendment.

DESCRIPTION OF

THE RECEIVABLES PURCHASE AGREEMENT

The following is a summary of the terms of the receivables purchase agreement not described elsewhere in this prospectus that are material to noteholders. The summary is not complete and is qualified in its entirety by reference to the receivables purchase agreement. We have filed a copy of the receivables purchase agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Purchase of Receivables

The receivables created on or after the Substitution Date are sold on a daily basis by FNANB to DC Funding under a receivables purchase agreement dated as of December 31, 2001 between FNANB, as seller, and DC Funding, as purchaser. FNANB has sold to DC Funding under the receivables purchase agreement:

•	all right, title and interest of FNANB in and to the receivables created on or after the Substitution Date in the Accounts included in the Trust on the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, and all proceeds of those receivables, including credit insurance proceeds;

•	all right, title and interest of FNANB in and to the receivables in the Automatic Additional Accounts designated on or after the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, and all proceeds of those receivables, including credit insurance proceeds; and

•	all interchange fees paid to FNANB, in its capacity as credit card issuer, with respect to the Accounts included in the Trust on or after the Substitution Date.

FNANB will sell to DC Funding under a separate written assignment all right, title and interest of FNANB in and to the receivables created on or after the related Additional Cut-Off Date in the Designated Additional Accounts designated on or after the Substitution Date, all monies due or to become due and all amounts received in payment of those receivables, including Finance Charge Receivables and recoveries received with respect to charged-off receivables, all proceeds of those receivables, including credit insurance proceeds, and all interchange fees paid to FNANB, in its capacity as credit card issuer, with respect to the Designated Additional Accounts.

DC Funding will immediately transfer to the Trust all receivables and related property purchased from FNANB under the receivables purchase agreement. DC Funding has assigned to the Trust all rights of DC Funding under the receivables purchase agreement.

Representations and Warranties

FNANB represents and warrants to DC Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to DC Funding in a separate written assignment that:

•	each Automatic Additional Account designated on or after the Substitution Date is an Eligible Account as of the date of that designation;

•	each Designated Additional Account designated on or after the Substitution Date is an Eligible Account as of the related Additional Cut-Off Date;

•	no selection procedures believed by FNANB to be materially adverse to the interests of the certificateholders or any credit enhancement provider were used in selecting any Automatic Additional Accounts or Designated Additional Accounts designated on or after the Substitution Date;

•	each receivable created on or after the Substitution Date is an Eligible Receivable as of the related creation date; and

•	each computer file or microfiche list of the Accounts delivered by FNANB to DC Funding under the receivables purchase agreement is an accurate and complete listing of the Accounts in all material respects as of the last day of the preceding Collection Period.

If any representation and warranty of FNANB described above or contained in the master pooling and servicing agreement as in effect prior to the Substitution Date is breached and, as a result, DC Funding is required to accept retransfer of a receivable under the master pooling and servicing agreement, FNANB is required to repurchase that receivable from DC Funding under the receivables purchase agreement. See “Description of the Notes—Representations and Warranties” beginning on page 18 of this prospectus for a further discussion of the representations and warranties made by FNANB in the master pooling and servicing agreement as in effect prior to the Substitution Date.

FNANB represents and warrants to DC Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to DC Funding in a separate written assignment, as of the Substitution Date or the related Designated Additional Account closing date, as applicable, that:

•	FNANB is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the authority to execute, deliver and perform its obligations under the receivables purchase agreement or the separate written assignment, as applicable;

•	the execution, delivery and performance by FNANB of the receivables purchase agreement or the separate written assignment, as applicable, and the consummation by FNANB of the transactions provided for in the receivables purchase agreement or the separate written assignment, as applicable, have been duly authorized by FNANB;

•	the receivables purchase agreement or the separate written assignment, as applicable, constitutes a legal, valid, binding and enforceable obligation of FNANB, subject to bankruptcy and equity related exceptions; and

•	the receivables purchase agreement or the separate written assignment, as applicable, constitutes a valid sale to DC Funding of all right, title and interest of FNANB in and to the receivables created on or after the Substitution Date or the related Additional Cut-Off Date, as applicable, free and clear of any lien of any person claiming through or under FNANB or any of its affiliates subject only to limited tax or other governmental liens permitted under the receivables purchase agreement.

The representations and warranties contained in the receivables purchase agreement will be amended as of the Termination Date to replace references to the certificateholders and the certificate trust with references to the noteholders and the issuer. If any representation and warranty of FNANB described above or contained in the master pooling and servicing agreement as in effect prior to the Substitution Date is breached or if a material amount of receivables are not Eligible Receivables and, in either case, as a result, DC Funding is required to accept retransfer of all of the receivables in the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, FNANB is required to repurchase the receivables from DC Funding under the receivables purchase agreement. See “Description of the Notes—Representations and Warranties” beginning on page 18 of this prospectus for a further discussion of the representations and warranties made by FNANB in the master pooling and servicing agreement as in effect prior to the Substitution Date.

Amendments

The receivables purchase agreement may be amended from time to time by FNANB and DC Funding; provided, however, that no such amendment will be effective unless:

•	FNANB has given prior written notice of the proposed amendment to the certificate trustee and each rating agency;

•	each rating agency has confirmed in writing that the proposed amendment will not result in a reduction or withdrawal of any rating assigned by that rating agency to any outstanding series of certificates, except that this confirmation will not be required if the sole effect of the proposed amendment is to add additional code numbers to those used to identify the Accounts; and

•	FNANB has delivered to DC Funding and the certificate trustee an officer’s certificate stating that FNANB reasonably believes that the proposed amendment will not cause an Early Amortization Event to occur with respect to any series of certificates.

The amendment provisions contained in the receivables purchase agreement will be amended as of the Termination Date to replace references to the certificateholders and the certificate trustee with references to the noteholders and the indenture trustee.

REGISTRATION AND TRANSFER OF THE NOTES

Book-Entry Securities

We expect that the offered notes will initially be issued in book-entry form. If the offered notes are issued in book-entry form, you may hold your notes through DTC in the United States or through Clearstream or Euroclear in Europe.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a clearing agency registered under the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among direct participants, including transfers and pledges of deposited securities, through electronic book-entry changes in direct participants’ accounts, eliminating the need for physical movement of securities. Direct participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its direct participants and the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National

Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The information set forth in this section concerning DTC has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. We make no representations as to the accuracy or completeness of this information.

Clearstream

Clearstream Banking, société anonyme, is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for organizations participating in Clearstream’s book-entry system and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include the underwriters of any series of notes offered through this prospectus. Clearstream customers in the U.S. are limited to securities brokers and dealers and banks. Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 34 currencies, including U.S. dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries similar to the arrangements for cross-market transfers with DTC. The Euroclear system is operated by Euroclear Bank S.A./N.V. under a contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries, and may include the underwriters of any series of notes offered through this prospectus. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts under these terms and conditions only on behalf of Euroclear customers and has no record of or relationship with persons holding through those organizations.

Book-Entry Registration

Cede & Co., as DTC’s nominee, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will in turn hold these positions in customers’ securities accounts in the depositaries’ names on DTC’s books.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. These cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established European time deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers or Euroclear participants may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time-zone differences, credits of notes in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through a Clearstream customer or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

All purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each Note Owner is in turn recorded on the records of the direct participant or, in the case of a purchase made through an indirect participant, on the records of the indirect participant. The Note Owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which they entered into the transaction. Transfers of ownership interests in the notes are accomplished by entries made on the books of direct and indirect participants acting on behalf of the Note Owners.

To facilitate subsequent transfers, all notes deposited with DTC by its direct participants are registered in the name of Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the identity of the Note Owners. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the Note Owners. Direct and indirect participants remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and various banks, the ability of the Note Owners to pledge those notes to persons or entities that do not participate in the DTC system, or otherwise take action relating to the notes, may be limited due to the lack of a physical certificate for the notes.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to noteholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the relevant record date as identified in a listing attached to the omnibus proxy.

Principal and interest payments on the notes will be made to Cede & Co. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from the issuer or its agent on the applicable Distribution Date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to noteholders will be governed by standing instructions and customary practices, as is the case with notes held for the account of customers in bearer form or registered in street name, and will be the responsibility of the relevant DTC participant and not of DTC, the indenture trustee, DC Funding or the servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of principal and interest to DTC will be the responsibility of the indenture trustee, disbursement of these payments to DTC participants will be the responsibility of DTC, and disbursement of these payments to noteholders will be the responsibility of DTC participants and indirect participants. Accordingly, the actual owners of the notes may experience some delay in their receipt of principal and interest payments.

Distributions on notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations as described under “—Material U.S. Federal Income Tax Documentation Requirements” beginning on page 56 of this prospectus and “Material Federal Income Tax Consequences” beginning on page 65 of this prospectus. Clearstream or the operator of the Euroclear system, as applicable, will take any other action permitted to be taken by a noteholder under the transfer and servicing agreement, the indenture or any indenture supplement, as applicable, on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their participants, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

Definitive Notes

If the notes are initially issued in book-entry form, Definitive Notes will not be issued to any party other than DTC or its nominee unless:

•	the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to a series of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;

•	DC Funding, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after the occurrence of a Servicer Default, Note Owners representing beneficial interests aggregating more than 50%, or such other percentage as may be specified in the related indenture supplement, of the Invested Amount of any series of notes advise the indenture trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interests of the Note Owners.

If any of these events occurs, the indenture trustee will notify the Note Owners, through the DTC participants, of the availability of Definitive Notes. Upon surrender by DTC of the physical certificate representing the notes and receipt of instructions for re-registration, the indenture trustee will issue the notes as Definitive Notes. The indenture trustee will recognize the holders of the Definitive Notes as noteholders under the indenture.

Principal and interest payments on the Definitive Notes will be made on each Distribution Date directly to the holders in whose names the Definitive Notes were registered at the close of business on the related Record Date; provided, however, that the final payment on any Definitive Note will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of Definitive Notes for a period of fifteen days before the due date for any payment of the Definitive Notes.

Initial Settlement

Investors who elect to hold notes through DTC will follow the settlement procedures applicable to U. S. corporate debt obligations. The custody accounts of investors who elect to hold notes through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

Investors who elect to hold notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global note and no distribution compliance period. The notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.    Secondary market trading between investors holding notes through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between DTC participants will be settled in same-day funds.

Trading Between Clearstream Customers and/or Euroclear Participants.    Secondary market trading between investors holding notes through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.    When notes are to be transferred from the account of a DTC participant to the account of a Clearstream customer or Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant, as applicable, at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depositary to receive the notes against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the notes. After settlement has been completed, the notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream customer or Euroclear participant. The notes credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the notes will accrue from, the value date which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued as of the actual settlement date.

Clearstream customers and Euroclear participants must make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the notes are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing notes would incur overdraft charges for one day, assuming they cleared the overdraft when the notes were credited to their accounts. Interest on the notes would accrue from the value date. Therefore, in many cases, the investment income on the notes earned during that one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the cost of funds for the related Clearstream customer or Euroclear participant.

Because settlement is taking place during New York business hours, DTC participants can use their usual procedures for sending notes to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Therefore, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream customers or Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant, as applicable, at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to deliver the notes to the DTC participant’s account against payment. Payment will include interest accrued on the notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and the receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account will be back-valued to the value date, which will be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account will be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase notes from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the notes sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

Material U.S. Federal Income Tax Documentation Requirements

A Note Owner holding notes through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons unless:

•	each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between the Note Owner and the U.S. entity required to withhold tax provides a signed statement to the withholding agent accompanied by Form W-8BEN provided by the Note Owner to that same organization or institution; and

•	the Note Owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption For Non-U.S. Persons.    A Note Owner that is a Non-U.S. Person and that meets any of the exceptions to the withholding tax requirement described under “Material Federal Income Tax Consequences —Non-U.S. Note Owners” beginning on page 69 of this prospectus can obtain a complete exemption from the withholding tax by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption For Non-U.S. Persons With Effectively Connected Income.    A Note Owner that is a Non-U.S. Person, including a non-U.S. corporation or non-U.S. bank with a U.S. branch, and for which the related interest income is effectively connected with the conduct of a trade or business in the United States (and, if a permanent establishment clause in a tax treaty applies, is attributable to the Note Owner’s permanent establishment in the United States) can obtain a complete exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States, to obtain an exemption for interest payments that are effectively connected with the conduct of a trade or business in the U.S.

Exemption or Reduced Rate For Non-U.S. Persons Resident in Treaty Countries.    A Note Owner that is a Non-U.S. Person and resides in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the applicable treaty provides only for a reduced rate, withholding tax will be imposed at the 30% rate unless the Note Owner files a Form W-8BEN to claim the benefit of the applicable tax treaty.

Exemption for U.S. Persons.    A Note Owner that is a U.S. Person can obtain a complete exemption from the withholding tax by filing Form W-9, Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure.    A Note Owner or, in the case of a Form W-8ECI or Form W-8BEN filer, its agent files by submitting the appropriate form to the person through whom it holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency. Form W-8ECI and Form W-8BEN are effective for three calendar years.

See the discussion under “Material Federal Income Tax Consequences” beginning on page 65 of this prospectus for additional information. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to Non-U.S. Note Owners. We suggest that each Non-U.S. Note Owner consult its own tax advisors regarding the tax consequences of the purchase, ownership and disposition of the notes.

CREDIT ENHANCEMENT

Each series or class of notes may benefit from one or more forms of credit enhancement available only to that series or class. The indenture trustee will hold each form of credit enhancement only on behalf of the series or class to which that credit enhancement relates. The form of credit enhancement for any series or class may be different from the form of credit enhancement for any other series or class. The attached prospectus supplement describes the structure and material terms of any credit enhancement applicable to your notes and the material provisions of any agreement relating to that credit enhancement.

The structure and terms of the credit enhancement applicable to any series or class of notes will be determined based on several factors, including:

•	the characteristics of the receivables and the Accounts included in the trust as of the closing date for that series or class;

•	the cost of the credit enhancement;

•	the desired rating for the notes of that series or class, and

•	the requirements of each rating agency rating the notes of that series or class.

In most cases, credit enhancement will not provide protection against all risks of loss and will not guarantee the timely payment of interest or repayment of the entire principal amount of the related notes. If losses occur which are not covered by credit enhancement or which exceed the amount covered by credit enhancement, the noteholders will bear their allocable share of those losses.

If your notes benefit from one or more forms of credit enhancement, the attached prospectus supplement may provide information with respect to the provider of that credit enhancement, including:

•	a brief description of its principal business activities;

•	its principal place of business, the jurisdiction of its incorporation or organization and the jurisdictions under which it is licensed to do business;

•	if applicable, the identity of the regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, its stockholders’ equity or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

If any credit enhancement for your notes is available to make principal payments following the occurrence of an Early Amortization Event, the provider of that credit enhancement may hold an interest in amounts collected on the receivables.

The notes issued by the issuer may benefit from one or more of the following forms of credit enhancement. The attached prospectus supplement describes the extent, if any, to which these forms of credit enhancement are applicable to your notes.

Subordination

The notes of one or more classes of a series may be subordinated to the extent necessary to fund payments with respect to the notes of one or more other classes of that series. The rights of the holders of the subordinated notes to receive interest payments or principal payments on any Distribution Date may be subordinated in right and priority to the rights of the holders of the senior notes. The prospectus supplement for any series of notes that includes subordination will provide the following information:

•	the designation and amount of each class of subordinated notes and the circumstances, if any, under which that amount will increase or decrease;

•	the circumstances, if any, under which amounts that would otherwise be paid to the holders of the subordinated notes will instead be paid to the holders of the senior notes; and

•	the circumstances, if any, under which losses that would otherwise be allocated to the holders of the senior notes will instead be allocated to the holders of the subordinated notes.

If collections that would otherwise be paid to the holders of the notes of one series will instead be used as support for the notes of another series, the related prospectus supplement will describe the structure and terms of this cross-support feature.

Letter of Credit

The notes of one or more classes may benefit from one or more letters of credit. The issuer of a letter of credit will be obligated to honor drawings made in accordance with the terms of the letter of credit to the extent of the amount available under the letter of credit. The prospectus supplement for any series of notes that includes a letter of credit will provide the following information:

•	the classes that will benefit from the letter of credit;

•	the initial stated amount of the letter of credit and the circumstances, if any, under which that amount will increase or decrease;

•	the circumstances under which drawings may be submitted under the letter of credit and the manner in which amounts drawn under the letter of credit will be applied; and

•	the expiration date of the letter of credit and the circumstances, if any, under which the letter of credit may be extended or replaced.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

The notes of one or more classes may benefit from:

•	a cash collateral guaranty secured by the deposit of cash or permitted investments in a cash collateral account;

•	a cash collateral account; or

•	excess collateral in the form of an Invested Amount in excess of the initial principal amount of the related series of notes.

The prospectus supplement for any series of notes that includes a cash collateral guaranty, a cash collateral account or excess collateral will provide the following information;

•	the classes that will benefit from the cash collateral guaranty or the cash collateral account;

•	the amount required to be on deposit in the cash collateral account on the closing date for that series and the circumstances, if any, under which the required amount will increase or decrease;

•	the mechanism by which additional amounts, if any, will be deposited in the cash collateral account;

•	the amount available under the cash collateral guaranty or the cash collateral account, which amount will not exceed the amount on deposit in the cash collateral account or such lesser amount as may be specified in the related indenture supplement;

•	the circumstances under which payments will be made under the cash collateral guaranty or from the cash collateral account and the manner in which those payments will be applied;

•	the circumstances, if any, under which the cash collateral guaranty may be replaced; and

•	the amount, if any, by which the Invested Amount exceeds the initial principal amount of the related series of notes.

Surety Bond or Insurance Policy

The notes of one or more classes may benefit from a surety bond or insurance policy. The prospectus supplement for any series of notes that includes a surety bond or an insurance policy will provide the following information:

•	the classes that will benefit from the surety bond or the insurance policy;

•	the initial amount of the surety bond or the insurance policy and the circumstances, if any, under which that amount will increase or decrease;

•	the circumstances under which claims may be submitted under the surety bond or the insurance policy and the manner in which amounts paid under the surety bond or the insurance policy will be applied; and

•	the expiration date, if any, of the surety bond or the insurance policy and the circumstances, if any, under which the surety bond or the insurance policy may be extended or replaced.

Spread Account or Reserve Account

The notes of one or more classes may benefit from a spread account or a reserve account. The prospectus supplement for any series of notes that includes a spread account or a reserve account will provide the following information:

•	the classes that will benefit from the spread account or the reserve account;

•	the amount, if any, required to be on deposit in the spread account or the reserve account on the closing date for that series and the circumstances, if any, under which that amount will increase or decrease;

•	the mechanism by which additional amounts, if any, will be deposited in the spread account or the reserve account;

•	the amount available under the spread account or the reserve account, which amount will not exceed the amount on deposit in that account or such lesser amount as may be specified in the related indenture supplement; and

•	the circumstances under which payments will be made from the spread account or the reserve account and the manner in which those payments will be applied.

NOTE RATINGS

DC Funding will request one or more nationally recognized statistical rating organizations to assign a rating to the offered notes. The offered notes will not be issued unless they are rated in one of the four highest rating categories by at least one rating agency. The attached prospectus supplement sets forth each rating assigned to your notes. A rating agency not requested to rate the offered notes could assign a rating to those notes and that rating could be lower than any rating assigned to those notes at the request of DC Funding.

A note rating indicates the rating agency’s view on the likelihood that noteholders will receive required interest and principal payments and the rating agency’s evaluation of the receivables and the sufficiency of any credit enhancement for the offered notes. A note rating does not address:

•	the likelihood that principal payments will be made on a scheduled date;

•	the likelihood that an Early Amortization Event will occur with respect to the offered notes;

•	the likelihood that a U.S. withholding tax will be imposed on non-U.S. holders of the offered notes;

•	the price of the offered notes;

•	the marketability of the offered notes; or

•	whether the offered notes are an appropriate investment for you.

A note rating is not a recommendation to buy, sell or hold the offered notes. A note rating may be lowered or withdrawn at any time by the related rating agency.

LEGAL MATTERS RELATING TO THE RECEIVABLES

Transfer of Receivables

The transfer of receivables by FNANB to the certificate trust under the master pooling and servicing agreement as in effect prior to the Substitution Date constituted either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constituted the grant of a security interest in the receivables, FNANB has perfected that security interest through the filing of all necessary financing statements under the UCC. FNANB has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect prior to the Substitution Date that the certificate trust has a first priority perfected ownership interest or security interest in the receivables transferred prior to the Substitution Date subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement. If the certificate trust does not have a first priority perfected interest in these receivables, the trust may direct DC Funding to accept retransfer of the receivables in accordance with the master pooling and servicing agreement. See “Description of the Notes—Representations and Warranties” beginning on page 18 of this prospectus for a further discussion of the circumstances under which the trust may direct DC Funding to accept retransfer of the receivables.

The transfer of receivables by FNANB to DC Funding under the receivables purchase agreement is intended to constitute a sale. FNANB represents and warrants to DC Funding in the receivables purchase agreement and, in the case of Designated Additional Accounts, will represent and warrant to DC Funding in a separate written assignment, that each transfer of receivables created on or after the Substitution Date or the related Additional Cut-Off Date, as applicable, constitutes a valid sale of the receivables from FNANB to DC Funding. If DC Funding does not have a first priority perfected ownership interest in these receivables, DC Funding may require FNANB to repurchase the receivables in accordance with the receivables purchase agreement. If the transfer of receivables by FNANB to DC Funding under the receivables purchase agreement constitutes the grant of a security interest in the receivables, FNANB has perfected that security interest through the filing of all necessary financing statements under the UCC. See “Description of the Receivables Purchase Agreement—Representations and Warranties” beginning on page 49 of this prospectus for a further discussion of the circumstances under which DC Funding may require FNANB to repurchase the receivables.

The transfer of receivables by DC Funding to the certificate trust under the master pooling and servicing agreement as in effect on and after the Substitution Date constitutes either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constitutes the grant of a security interest in the receivables, DC Funding has perfected that security interest through the filing of all necessary financing statements under the UCC. DC Funding has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect on and after the Substitution Date that the certificate trust has a first priority perfected ownership interest or security interest in the receivables transferred on or after the Substitution Date subject only to limited tax or other governmental liens permitted under the master pooling and servicing agreement. If the certificate trust does not have a first priority perfected interest in these receivables, the certificate trust may direct DC Funding to accept retransfer of the receivables in accordance with the master pooling and servicing agreement. See “Description of the Notes—Representations and Warranties” beginning on page 18 of this prospectus for a further discussion of the circumstances under which the certificate trust may direct DC Funding to accept retransfer of the receivables.

The transfer of receivables by DC Funding to the issuer under the transfer and servicing agreement on and after the Termination Date will constitute either an absolute sale of the receivables or the grant of a security interest in the receivables. If the transfer constitutes the grant of a security interest in the receivables, DC Funding will have perfected that security interest through the filing of all necessary financing statements under the UCC. DC Funding will represent and warrant to the issuer in the transfer and servicing agreement that the issuer has a first priority perfected ownership interest or security interest in the receivables transferred on or after the Termination Date, subject only to limited tax or other governmental liens permitted under the transfer and servicing agreement. If the issuer does not have a first priority perfected interest in these receivables, the issuer may direct DC Funding to accept retransfer of the receivables in accordance with the transfer and servicing agreement. See “Description of the Notes—Representations and Warranties” beginning on page 18 of this prospectus for a further discussion of the circumstances under which the certificate trust may direct DC Funding to accept retransfer of the receivables.

A tax, governmental or other nonconsensual lien on property of FNANB or DC Funding that arises before the transfer of receivables to the Trust might have priority over the interest of the Trust in those receivables. If the OCC were to appoint the FDIC as receiver or conservator for FNANB, administrative expenses of the receiver or conservator might also have priority over the interest of the Trust in the receivables.

Insolvency Matters Relating to FNANB

FNANB is chartered as a national banking association and is subject to regulation and supervision by the OCC. If FNANB were to become insolvent or be in an unsound condition, or if it were to violate its bylaws or various federal regulations, the OCC would be authorized to appoint the FDIC as receiver or conservator for FNANB.

If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC would be authorized by statute to repudiate any contract of FNANB, including the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement, upon payment of actual direct compensatory damages. An FDIC regulation dealing with the issuance of asset-backed securities indicates, however, that the FDIC would not seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to DC Funding or the Trust if various conditions were met, including that the transfer qualified for sale accounting treatment under GAAP, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud FNANB or its creditors. FNANB believes that the conditions of the FDIC regulation were met in connection with each transfer of receivables by FNANB to the certificate trust and have been, and will be, met in connection with each transfer of receivables by FNANB to DC Funding or the issuer.

If the OCC were to appoint the FDIC as receiver or conservator for FNANB and the conditions of the FDIC regulation were not met in connection with a transfer of receivables by FNANB to DC Funding or the Trust, the

FDIC could seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to DC Funding or the Trust. If the FDIC were successful, the FDIA would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as receiver or conservator for FNANB and payments on your notes could be delayed or reduced. In addition, the FDIC could delay its decision whether to seek to reclaim or recover, or to recharacterize as property of FNANB, receivables transferred to DC Funding or the Trust for a reasonable period following its appointment as receiver or conservator for FNANB, in which case payments on your notes could be delayed or reduced.

If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC could, even if the conditions of the FDIC regulation were met in connection with a transfer of receivables by FNANB to DC Funding or the Trust:

•	repudiate FNANB’s ongoing obligations under the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the receivables;

•	require DC Funding or the Trustee to go through an administrative claims procedure to establish its right to amounts collected on the receivables; or

•	request a stay of proceedings with respect to the claims of DC Funding or the Trust against FNANB.

If the FDIC were to take any of these actions, or if the receivables purchase agreement, the master pooling and servicing agreement or the transfer and servicing agreement or a transfer of receivables by FNANB to DC Funding or the Trust was found to violate the regulatory requirements of the FDIA, payments on your notes could be delayed or reduced.

If FNANB were to become insolvent or a receiver or conservator were to be appointed for FNANB, an Early Amortization Event would occur with respect to all outstanding series of securities and newly created receivables would not be transferred to DC Funding. In addition, unless the Termination Date had occurred, the certificate trustee would proceed to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms unless otherwise instructed by the securityholders or otherwise required by the FDIC. The proceeds from a liquidation of the receivables would be treated as collections on the receivables and would be distributed to securityholders in accordance with the master pooling and servicing agreement and the indenture. See “Description of the Notes—Early Amortization Events” beginning on page 30 of this prospectus for a further discussion of the circumstances under which the securityholders may instruct the certificate trustee not to liquidate the receivables.

If the OCC were to appoint the FDIC as receiver or conservator for FNANB, the FDIC might have the power to:

•	prevent or require the commencement of the Early Amortization Period;

•	prevent or require the early sale of the receivables or termination of the Trust;

•	prohibit the continued transfer of receivables to DC Funding;

•	prevent the appointment of a successor servicer or authorize FNANB to stop servicing the receivables; or

•	increase the amount or priority of the servicing fee due to FNANB or otherwise alter the terms under which FNANB services the receivables.

See “Description of the Notes—Early Amortization Events” beginning on page 30 of this prospectus for a further discussion of the Early Amortization Events applicable to all series of notes and the circumstances under which the receivables may be liquidated. See “Description of the Notes—Servicer Defaults” beginning on page 34 of this prospectus for a discussion of the Servicer Defaults applicable to all series of notes and the circumstances under which a successor servicer may be appointed.

Certain Regulatory Matters

If federal bank regulatory authorities supervising any bank were to find that any obligation of that bank or an affiliate under a securitization or other agreement, or any activity of that bank or an affiliate, constituted an unsafe or unsound practice or violated any law, rule or regulation, or any written condition or agreement, applicable to that bank, these federal bank regulatory authorities would have the power under the FDIA to order that bank or affiliate, among other things, to rescind that contractual obligation or terminate that activity or to take such other action as such authorities deemed appropriate.

Recently, the OCC issued a temporary cease and desist order against a national bank asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation under its securitization agreements. The OCC ordered the bank, among other things, to resign as servicer within 120 days and to withhold funds from collections in an amount sufficient to compensate the bank for its actual costs and expenses of servicing, notwithstanding the priority of payments in the securitization agreements.

Although FNANB has no reason to believe that the OCC or any other federal bank regulatory authority would consider the provisions of the master pooling and servicing agreement relating to FNANB acting as servicer or the amount of the servicing fee paid to FNANB, or any other activity of FNANB or an affiliate under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation, or any written condition or agreement, applicable to FNANB, we cannot assure you that the OCC or such other authority would not conclude otherwise. If the OCC or such other authority were to reach such a conclusion, and were to order FNANB or an affiliate to rescind or amend its securitization agreements, payments on your securities could be delayed or reduced.

Insolvency Matters Relating to Circuit City and DC Funding

Each of Circuit City and DC Funding is subject to the United States Bankruptcy Code and similar state insolvency laws. FNANB has taken steps in structuring the transactions contemplated by the receivables purchase agreement, the master pooling and servicing agreement and the transfer and servicing agreement to reduce the risk that a bankruptcy filing with respect to Circuit City would adversely affect your notes or that DC Funding would become a debtor in a voluntary or involuntary bankruptcy case. We cannot assure you, however, that payments on your notes will not be delayed or reduced as a result of a bankruptcy proceeding.

If Circuit City were to become a debtor in a voluntary or involuntary bankruptcy case, a creditor or trustee-in-bankruptcy of Circuit City, or Circuit City as debtor-in-possession, might take the position that:

•	the transfer of receivables by DC Funding to the Trust under the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, should be characterized as the grant of a security interest in the receivables; and

•	the assets and liabilities of DC Funding, which would include the receivables transferred to the Trust if that transfer were to be characterized as the grant of a security interest, should be substantively consolidated with the assets and liabilities of Circuit City.

The amended and restated certificate of incorporation of DC Funding contains provisions restricting the activities of DC Funding and requiring DC Funding to follow specific operating procedures designed to support its treatment as a separate corporate entity. FNANB has been advised by counsel that the assets and liabilities of DC Funding would not be consolidated with the assets and liabilities of Circuit City if Circuit City were to become a debtor in a voluntary or involuntary case under the United States Bankruptcy Code. This conclusion is based on various assumptions as to factual matters and future events, however, and we cannot assure you that a court would not reach a different conclusion. If a bankruptcy court in such a proceeding were to characterize the transfer of receivables by DC Funding to the Trust as the grant of a security interest and were to order that the assets and liabilities of Circuit City and DC Funding be substantively consolidated, payments on your notes could be delayed or reduced.

Each of the servicer, the certificate trustee and the indenture trustee has agreed in the master pooling and servicing agreement or the transfer and servicing agreement, as applicable, that it will not institute any bankruptcy proceeding against DC Funding prior to the date that is one year and one day after the date on which that agreement is terminated. Each of FNANB and Circuit City has agreed, in the receivables purchase agreement and in a separate loan agreement, respectively, that it will not institute any bankruptcy proceeding against DC Funding prior to the date that is one year and one day after the date on which the certificates, including the collateral certificate, are paid in full. Prior to the Termination Date, the receivables purchase agreement and the loan agreement referred to in the preceding sentence will be amended to include similar agreements by FNANB and Circuit City, as applicable, with respect to the notes. In addition, the amended and restated certificate of incorporation of DC Funding provides that DC Funding will not file a voluntary petition for relief under the United States Bankruptcy Code without the unanimous consent of its directors, including its independent directors, and prohibits DC Funding from incurring third party indebtedness not contemplated by the master pooling and servicing agreement. If, notwithstanding these provisions, DC Funding were to become a debtor in a voluntary or involuntary bankruptcy case, payments on your notes could be delayed or reduced.

If DC Funding were to become a debtor in a voluntary or involuntary bankruptcy case, an Early Amortization Event would occur with respect to all outstanding series of securities and newly created receivables would not be transferred to the Trust. In addition, unless the Termination Date has occurred, the certificate trustee would proceed to liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms unless otherwise instructed by the securityholders or otherwise required by the bankruptcy court. The proceeds from a liquidation of the receivables would be treated as collections on the receivables and would be distributed to securityholders in accordance with the master pooling and servicing agreement and the indenture. See “Description of the Notes—Early Amortization Events” beginning on page 30 of this prospectus for a further discussion of the circumstances under which the securityholders may instruct the certificate trustee not to liquidate the receivables.

Consumer Protection Laws

The relationship between the credit card issuer and the cardholder is extensively regulated by federal and state consumer protection laws. The most significant laws include the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Gramm-Leach-Bliley Act, the USA PATRIOT Act and the Fair Debt Collection Practices Act. These statutes and various state consumer protection laws:

•	impose disclosure requirements when a credit card account is advertised, when an account is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year end;

•	limit cardholder liability for unauthorized use;

•	prohibit unfair, deceptive or discriminatory practices in extending credit;

•	limit the type of account-related charges that may be assessed; and

•	regulate collection practices.

In addition, cardholders are entitled under these laws to have payments and credits applied to their credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

The certificate trust or the issuer may be liable for violations of consumer protection laws that apply to the receivables. In addition, a cardholder may be entitled to assert violations of consumer protection laws as a defense to or by way of set off against his or her obligation to pay outstanding receivables. FNANB has represented and warranted to the certificate trustee in the master pooling and servicing agreement as in effect prior to the Substitution Date that all receivables created prior to the Substitution Date were created in compliance in all material respects with all federal and state consumer protection laws. DC Funding has represented and warranted to the certificate trustee, on behalf of the certificate trust, in the master pooling and servicing agreement as in effect on and after the Substitution Date and will represent and warrant to the issuer in the transfer and servicing agreement that all receivables created on or after the Substitution Date will be created in compliance in all material respects with all federal and state consumer protection laws. In addition, the servicer has agreed in the master pooling and servicing agreement and will agree in the transfer and servicing agreement to indemnify the Trust from and against, among other things, any liability arising from any violation of federal or state consumer protection laws caused by the servicer. If a receivable was not or is not created in compliance in all material respects with the consumer protection laws, the Trust may direct DC Funding to accept retransfer of that receivable in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. See “Description of the Notes—Representations and Warranties” beginning on page 18 of this prospectus for a further discussion of the circumstances under which the Trust may direct DC Funding to accept retransfer of the receivables.

The Soldiers’ and Sailors’ Civil Relief Act of 1940 allows an individual on active duty in the military to require that the interest rate on debts incurred by that individual before the call to active duty be reduced to and capped at 6% per annum for the duration of the military service. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if that individual’s rights would otherwise be prejudiced. If obligors with respect to a material amount of receivables were to be called to active military duty, payments on your notes could be delayed or reduced as a result of the application of this act.

The provisions of the Fair Credit Reporting Act that preempt certain more restrictive state laws do not apply to certain state laws enacted after January 1, 2004 that provide greater protection to consumers. If Congress fails to enact legislation extending these preemption provisions, these state laws could subject FNANB and other consumer credit providers to additional and diverse restrictions on the sharing of credit information. These restrictions could make it more difficult for FNANB to originate new accounts.

The existing consumer protection laws could be amended to impose additional restrictions on the creation and enforcement of consumer loans. In addition, new consumer protection laws could be enacted imposing those additional restrictions. We cannot assure you that any such amendment or new law would not have an adverse impact on the timing or amount of payments on your securities.

There have been numerous attempts at the federal, state and local level to regulate further the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and other fees on credit card accounts. These ceilings are substantially below the rate at which periodic finance charges and other fees are currently assessed on the Accounts. Although the proposed legislation has not been enacted, we cannot assure you that similar legislation will not become law in the future. If ceilings on periodic finance charges or other fees are enacted, the yield on the receivables could be reduced and this reduction could result in the commencement of the Early Amortization Period.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following discussion and the tax discussion in the attached prospectus supplement summarize the material federal income tax consequences of the purchase, ownership and disposition of the offered notes. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated under the Internal Revenue Code and published rulings and court decisions in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. Any changes in these provisions, regulations, rulings or decisions could modify or adversely affect the tax consequences summarized below. We will not seek a ruling from the IRS with respect to any of the federal income tax consequences discussed in this prospectus and cannot assure you that the IRS will not challenge the conclusions reached in this prospectus.

The opinion of McGuireWoods LLP, special tax counsel to FNANB and DC Funding, described in this prospectus assumes that all relevant parties will comply with the terms of the master pooling and servicing agreement and all related documents. If the relevant parties fail to comply with the terms of the master pooling and servicing agreement or any related document, the conclusions of special tax counsel reached in the opinion and the discussion of the federal income tax consequences set forth in this prospectus may not be accurate.

This discussion does not address every aspect of the federal income tax laws that may be relevant to Note Owners in light of their personal investment circumstances or to Note Owners subject to special treatment under the federal income tax laws, such as banks and other financial institutions, insurance companies, dealers in securities, tax-exempt organizations and persons holding offered notes as part of a hedging or conversion transaction. We suggest that each prospective Note Owner consult its own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the offered notes.

This discussion assumes that the offered notes will be issued in registered form, that all payments on the offered notes will be in U.S. dollar denominations, that the offered notes will have a term exceeding one year, that the offered notes’ interest formula meets the requirements for qualified stated interest under Treasury regulations relating to original issue discount and that any OID does not exceed a de minimis amount. This discussion also assumes that the offered notes will be treated as debt for federal income tax purposes. See “—Classification of the Transaction” beginning on page 66 of this prospectus for a further discussion of the possibility that the offered notes would not be treated as debt.

Tax Treatment of the Offered Securities

McGuireWoods LLP, special tax counsel, will render its opinion in the attached prospectus supplement as to the federal income tax treatment applicable to the offered notes.

Tax Treatment of the Trust

McGuireWoods LLP, special tax counsel, is of the opinion that, under current law, that neither the certificate trust nor the issuer will be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Classification of the Transaction

Any opinion of special tax counsel with respect to the federal income tax treatment of the offered notes, the certificate trust or the issuer is not binding on the courts or the IRS. The IRS could assert that, for purposes of the Internal Revenue Code, some or all of the offered notes are not debt obligations for federal income tax purposes and that the proper classification of the legal relationship between DC Funding, any other holders of equity interests in the certificate trust or the issuer and the Note Owners resulting from the transaction contemplated by the master pooling and servicing agreement, the transfer and servicing agreement and the indenture is that of a partnership, a publicly traded partnership taxable as a corporation or an association taxable as a corporation. DC Funding currently does not intend to comply with the federal income tax reporting requirements that would apply if the offered notes were treated as interests in a partnership or corporation unless, as is permitted by the master pooling and servicing agreement or the transfer and servicing agreement, an interest in the certificate trust or the issuer is issued or sold that is intended to be classified as an interest in a partnership.

If the certificate trust or the issuer were treated in whole or in part as a partnership in which some or all Note Owners were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if any of its equity interests are traded on an established securities market or are readily tradable on a secondary market or its substantial equivalent, unless certain exceptions apply. One exception that would apply is if the certificate trust or the issuer, as applicable, is not engaged in a financial business and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a financial business for this purpose, it is unclear whether this exception applies. DC Funding has taken and intends to take measures designed to reduce the risk that either the certificate trust or the issuer could be classified as a publicly traded partnership taxable as a corporation. We cannot assure you, however, that neither the certificate trust nor the issuer will become a publicly traded partnership.

If the transaction contemplated by the transfer and servicing agreement were treated as creating a partnership between DC Funding and the Note Owners whose interests in the issuer were treated as equity, the partnership would not be subject to federal income tax unless it were classified as a publicly traded partnership taxable as a corporation. If the transaction were treated as creating a partnership, the partners of the partnership, including the Note Owners whose interests in the issuer were treated as equity, would be taxed individually on their respective distributive shares of the partnership’s income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Note Owner could differ if the offered notes were held to constitute partnership interests rather than indebtedness. In addition, unless the partnership were treated as engaged in a trade or business, an individual’s share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, would be allowed as deductions only to the extent they exceeded 2% of the individual’s adjusted gross income and would be subject to reduction under Section 68 of the Internal Revenue Code if the individual’s adjusted gross income exceeded certain limits. As a result, an individual might be taxed on a greater amount of income than the stated rate on the offered notes. Finally, if the partnership were classified as a publicly traded partnership that qualifies for exemption from taxation as a corporation, all or a portion of any taxable income allocated to a Note Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, might, under certain circumstances, constitute unrelated business taxable income which in most cases would be taxable to that Note Owner.

If the transaction contemplated by the transfer and servicing agreement were treated as creating an entity classified as an association or as a publicly traded partnership taxable as a corporation, the issuer would be subject to federal income tax at corporate income tax rates on the income it derives from the receivables, which would reduce the amounts available for distribution to the Note Owners, possibly including holders of a series that is treated as indebtedness. That classification might also have adverse state and local tax consequences that would reduce amounts available for distribution to Note Owners. In most cases, cash distributions to the Note Owners, other than the Note Owners of any class not recharacterized as an equity interest in an association, would be treated as dividends for tax purposes to the extent deemed part of the corporation’s earnings and profits and, in the case of Non-U.S. Note Owners, would be subject to withholding tax.

U.S. Note Owners

If the offered notes are treated as debt obligations for federal income tax purposes, interest on the offered notes will be includible in income by a U.S. Note Owner as ordinary income in accordance with its method of tax accounting. In addition, interest received on the offered notes may constitute investment income for purposes of certain limitations of the Internal Revenue Code concerning deductibility of investment interest expense.

Although it is not anticipated that the offered notes will be issued at a greater than de minimis discount, the offered notes may nevertheless be deemed to have been issued with original issue discount under applicable Treasury regulations. This could be the case, for example, if interest payments are not treated as qualified stated interest because the IRS determines that:

•	no reasonable legal remedies exist to compel timely payment; and

•	the offered notes do not have terms and conditions that make the likelihood of late payment, other than a late payment that occurs within a reasonable grace period, or nonpayment a remote contingency.

The applicable Treasury regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency or similar circumstances is ignored. DC Funding intends to take the position that, because nonpayment can occur only as a result of a substantial deterioration in receivable performance, nonpayment is a remote contingency. Based on the foregoing, and on the fact that interest will accrue on the offered notes at a qualified rate, DC Funding intends to take the position that interest payments on the offered notes constitute qualified stated interest. If interest payments on the offered notes were not qualified stated interest, all of the taxable income to be recognized with respect to the offered notes would be includible in income as OID but would not be includible again when the interest payments were actually received.

If the offered notes are issued at a greater than de minimis discount or are treated as having been issued with OID under applicable Treasury regulations, the excess of the stated redemption price at maturity of an offered note over the initial offering price at which a substantial amount of the offered notes are sold to the public will constitute OID. A U.S. Note Owner must include OID in income as interest over the term of the offered security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing that debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing that debt instrument and the actual prepayment experience. If this provision is applied to the offered notes, the amount of OID which will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Under the applicable Treasury regulations, if an offered note is issued with de minimis OID, a U.S. Note Owner must include the OID in income proportionately as principal payments are made. We suggest that each U.S. Note Owner consult its own tax advisors regarding the effect of the OID rules if the offered notes are issued with OID.

A U.S. Note Owner who purchases an offered security at a discount from its adjusted issue price after its original issuance may be subject to the market discount rules of the Internal Revenue Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or upon the sale or other disposition of the offered security and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount offered security.

A U.S. Note Owner who purchases an offered note after its original issuance for an amount in excess of the sum of all amounts payable on the offered note after the purchase date other than payment of qualified stated interest will be considered to have purchased the offered note at a premium. The Note Owner may in most cases elect to amortize the premium, as an offset to interest income, using a constant yield method, over the remaining term of the offered note.

A U.S. Note Owner who purchases an offered note that was issued with OID after its original issuance for an amount less than or equal to the sum of all amounts payable on the offered note after the purchase date other than payment of qualified stated interest but in excess of its adjusted issue price is in most cases permitted to reduce the daily portion of OID otherwise includible in the Note Owner’s taxable income.

Disposition of the Offered Notes

In general, a U.S. Note Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an offered note measured by the difference between:

•	the amount of cash and the fair market value of any property received, other than amounts attributable to, and taxable as, accrued interest; and

•	the U.S. Note Owner’s tax basis in the offered security, which is equal, in general, to the purchase price of the offered note increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to the offered note.

In general, subject to the market discount rules and to the one-year holding requirement for long-term capital gain treatment, any gain or loss will be long-term capital gain; provided, however, that the offered note was held as a capital asset; and, provided further, that, if the rules applicable to prepayable instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income tax rate for individuals, estates and trusts exceeds the maximum long-term capital gains tax rate for those taxpayers. In addition, capital losses may, in general, be used only to offset capital gains.

Non-U.S. Note Owners

This section describes the U.S. federal income tax treatment of Non-U.S. Note Owners if the offered notes are treated as indebtedness.

Interest, including OID, paid to a Non-U.S. Note Owner will be subject to U.S. withholding taxes unless:

•	the income is effectively connected with the conduct by the Non-U.S. Note Owner of a trade or business carried on in the United States and the Non-U.S. Note Owner evidences this fact by delivering an IRS Form W-8ECI; or

•	the Non-U.S. Note Owner and each securities clearing organization, bank or other financial institution that holds the offered notes on behalf of the Non-U.S. Note Owner in the ordinary course of its trade or business in the chain between the Non-U.S. Note Owner and the U.S. person otherwise required to withhold the U.S. tax complies with applicable identification requirements;

•	the Non-U.S. Note Owner does not actually or constructively own 10% or more of the voting stock of DC Funding or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of that interest;

•	the Non-U.S. Note Owner is not a controlled foreign corporation with respect to DC Funding or, upon the issuance of an interest in the trust that is treated as a partnership interest, any holder of that interest;

•	the Non-U.S. Note Owner is not a bank whose receipt of interest on an offered security is described in Section 881(c)(3)(A) of the Internal Revenue Code;

•	the interest is not contingent interest described in Section 871(h)(4) of the Internal Revenue Code; and

•	the Non-U.S. Note Owner does not bear certain relationships to any holder of the Exchangeable Transferor Certificate other than DC Funding or any holder of the notes of any series not properly characterized as debt.

In general, applicable identification requirements will be satisfied if there is delivered to a securities clearing organization:

•	IRS Form W-8BEN signed under penalties of perjury by the Note Owner stating that the Note Owner is not a U.S. Note Owner and providing the Note Owner’s name and address; or

•	IRS Form W-8BEN, signed under penalties of perjury by the Note Owner or the Note Owner’s agent claiming exemption from withholding under an applicable tax treaty;

provided, however, that, in each case, the applicable form must be delivered under applicable procedures and must be properly transmitted to the United States entity otherwise required to withhold tax and none of the entities receiving that form may have actual knowledge that the Note Owner is a U.S. Note Owner.

Recently finalized Treasury regulations affect the procedures to be followed by a Non-U.S. Note Owner in complying with U.S. federal withholding, backup withholding and information reporting rules. We suggest that you consult your own tax advisors regarding the effect, if any, of these regulations on the purchase, ownership and disposition of the offered notes.

If a Non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the offered security is effectively connected with the conduct of that trade or business (and, if a permanent establishment clause in a tax treaty applies, is attributable to the Note Owner’s permanent establishment in the United States), the Non-U.S. Note Owner, although exempt from U.S. withholding tax, will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if the Non-U.S. Note Owner were a U.S. Note Owner. In addition, a Non-U.S. Note Owner that is a foreign corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

A Non-U.S. Note Owner will not be subject to U.S. federal income tax on gain realized upon the sale, exchange or redemption of an offered security if:

•	the gain is not effectively connected with the conduct of a trade or business in the United States;

•	in the case of a Non-U.S. Note Owner that is an individual, the Non-U.S. Note Owner is not present in the United States for 183 days or more during the taxable year in which the sale, exchange or redemption occurs; and

•	in the case of gain representing accrued but unpaid interest, the conditions described with respect to interest and OID are satisfied.

If the interests of a Non-U.S. Note Owner were classified as interests in a partnership, not taxable as a corporation, that classification could cause a Non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. If a Non-U.S. Note Owner were to be treated as engaged in a trade or business in the United States, the Non-U.S. Note Owner would be required to file a U.S. federal income tax return and, in general, would be subject to U.S. federal income tax, including branch profits tax in the case of a Non-U.S. Note Owner that is a corporation, unless eliminated under an applicable tax treaty, on its net income from the partnership. In addition, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of the foreign partner’s distributive share of effectively connected income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against the foreign partner’s U.S. income tax liability.

If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would, in general, be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable tax treaty.

Backup Withholding

A Note Owner may be subject to backup withholding with respect to interest paid on the offered notes if the Note Owner fails to supply the indenture trustee or the Note Owner’s broker with the Note Owner’s taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends or other reportable payments properly or, under certain circumstances, fails to provide the indenture trustee or the Note Owner’s broker with a certified statement that the Note Owner is not subject to backup withholding. Pursuant to the Economic Growth and Tax Reconciliation Act of 2001, a backup withholding rate of 30% is in effect for payments made in the taxable year 2003, is reduced to 29% for payments made in the taxable years 2004 and 2005 and is further reduced to 28% for payments made in the taxable years 2006 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each Note Owner setting forth the amount of interest paid on the offered notes owned by that Note Owner and the amount of tax withheld on those payments.

FASIT Legislation

The “Small Business Job Protection Act of 1996” created a new type of entity for federal income tax purposes called a “financial asset securitization investment trust” or “FASIT.” The Small Business Job Protection Act generally enables certain arrangements similar to a trust that is treated as a partnership to elect to be treated as a FASIT. Under the Small Business Job Protection Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the notes, and those securities would be treated as debt for federal income tax purpose. The indenture will set forth certain conditions which, if satisfied, will permit the issuer to amend the indenture in order to enable all or a portion of the issuer to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the indenture as may be permitted by reason of the making of such an election. However, there can be no assurance that the issuer will or will not cause any permissible FASIT election to be made with respect to the issuer or amend the indenture in connection with any election. Furthermore, any such election will be made only if an opinion of tax counsel is rendered that such election will not have material adverse consequences to any holder of a note. The indenture will provide that the ability of any FASIT to add or remove assets will be limited to the same extent as real estate mortgage investment conduits under applicable federal tax rule and regulations. In addition, if such election is made, holders of the notes that otherwise report income under a cash method of accounting will be required to report income for the notes under an accrual method.

State and Local Tax Consequences

The above discussion does not address the tax consequences of the purchase, ownership or disposition of the offered notes under any state or local tax law. We suggest that you consult your own tax advisors regarding the state and local tax consequences of the purchase, ownership and disposition of the offered notes.

ERISA CONSIDERATIONS

ERISA and the Internal Revenue Code impose requirements on Plans and Plan fiduciaries. A Plan fiduciary considering an investment in the offered notes should determine, among other factors, whether that investment is permitted under the governing Plan, is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent considering the factors discussed in this prospectus and the attached prospectus supplement.

ERISA and the Internal Revenue Code prohibit various transactions involving the assets of a Plan and persons referred to as parties in interest under ERISA or disqualified persons under the Internal Revenue Code. A prohibited transaction could subject disqualified persons to excise taxes and Plan fiduciaries to other liabilities, unless exemptive relief is available under an applicable statutory or administrative exemption. The administrative exemptions include PTCE 96-23, for certain transactions effected by in-house asset managers, PTCE 95-60, for certain transactions involving insurance company general accounts, PTCE 91-38, for certain transactions involving bank collective investment funds, PTCE 90-1, for certain transactions involving insurance company pooled separate accounts, and PTCE 84-14, for certain transactions determined by independent qualified professional asset managers. A Plan fiduciary considering an investment in the offered notes should consider whether that investment might constitute a prohibited transaction under ERISA or the Internal Revenue Code and whether exemptive relief is available.

A number of employee benefit plans, such as foreign plans, governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to the restrictions of ERISA. As a result, assets of these plans may be invested in the offered notes without regard to the ERISA restrictions, subject to the provisions of any other applicable federal or state law. You should note, however, that any governmental plan or church plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

Treatment of Trust Assets as Plan Assets

A transaction involving the operation of the issuer might constitute a prohibited transaction under ERISA and the Internal Revenue Code if assets of the issuer were deemed to be assets of an investing Plan. The United States Department of Labor has issued regulations, called the plan asset regulations, addressing whether the assets of a Plan would include the assets of an entity in which the Plan has invested for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. In general, under the plan asset regulations, when a Plan acquires an equity interest in an entity such as the issuer, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity unless the exceptions set forth in the regulations apply. In general, an equity interest is defined under the plan asset regulations as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and includes a beneficial interest in a trust.

If the assets of the issuer are deemed to be the assets of an investing Plan, any person who has discretionary authority or control with respect to the assets of the issuer, and any person who provides investment advice for a fee with respect to assets of the issuer, will be a fiduciary of the investing Plan. This fiduciary status would increase the scope of activities that would constitute prohibited transactions under ERISA and the Internal Revenue Code.

The treatment of the offered notes under the plan asset regulations is discussed in the attached prospectus supplement. We suggest that Plan fiduciaries or other persons considering an investment in the offered notes on behalf of or with the assets of a Plan consult their own counsel regarding the consequences to the Plan of that investment, including the consequence to the Plan if the assets of the issuer were to become subject to the fiduciary and prohibited transaction rules of ERISA and the Internal Revenue Code.

Additional Considerations for Insurance Company General Accounts

In John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), the United States Supreme Court held that, under some circumstances, assets held in an insurance company’s general account may be deemed to be assets of Plans that were issued policies supported by that general account.

The Small Business Job Protection Act of 1996 added a new section of ERISA relating to the status of the assets of insurance company general accounts under ERISA and the Internal Revenue Code. This new section provides that assets underlying general account policies issued before December 31, 1998 will not be considered assets of a Plan to the extent the criteria set forth in DOL regulations are satisfied. This new section also requires the DOL to issue regulations establishing those criteria. On January 5, 2000, the DOL issued final regulations, called the general account regulations, for this purpose. The general account regulations became generally applicable on July 5, 2001. The general account regulations provide that, if a Plan holds a policy issued by an insurance company on or before December 31, 1998 which is supported by assets of the insurance company’s general account, the assets of the Plan will include the policy but not the underlying assets of the general account to the extent the requirements set forth in the general account regulations are satisfied. The general account regulations do not apply to any general account policies issued after December 31, 1998.

We suggest that Plan fiduciaries or other persons considering an investment in the offered notes on behalf of an insurance company general account consult their own counsel regarding the effect of the John Hancock decision and the general account regulations on that investment.

PLAN OF DISTRIBUTION

DC Funding may sell the offered notes through underwriters or dealers, directly to one or more purchasers or through agents. The attached prospectus supplement sets forth the terms on which your notes are offered, including, without limitation:

•	the names of any underwriters;

•	the purchase price of your notes and the resulting proceeds to DC Funding;

•	any underwriting discounts or other items constituting underwriters’ compensation;

•	the initial public offering price for your notes; and

•	any discounts or commissions allowed or reallowed or paid to dealers.

The underwriters of any underwritten notes will purchase the notes for their own account. The underwriters may sell any notes they purchase in one or more transactions at a fixed public offering price or at varying prices to be determined at the time of sale. The terms of any sale of your notes will be set forth or described in the attached prospectus supplement. If DC Funding sells any notes to dealers as principals, those dealers may re-sell those notes to the public at varying prices set by those dealers from time to time. DC Funding also may sell the notes through agents on a best-efforts basis at varying prices.

Each underwriting agreement will provide that DC Funding, as transferor of the receivables, will indemnify the underwriters against liabilities under the federal securities laws or will contribute to any amounts the underwriters may be required to pay with respect to those liabilities. Dealers and agents may also be entitled to indemnification or contribution with respect to liabilities under the federal securities laws.

Any underwriter will be permitted to engage in the following transactions, to the extent permitted by Regulation M under the Exchange Act:

•	over-allotment transactions, which involve syndicate sales in excess of the offering size creating a syndicate short position;

•	stabilizing transactions, which permit bids to purchase the offered notes so long as the stabilizing bids do not exceed a specified maximum;

•	syndicate covering transactions, which involve purchases of the offered notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, which permit the underwriters to reclaim a selling concession from a syndicate member when the offered notes originally sold by the syndicate member are purchased in a syndicate covering transaction.

Any over allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the offered notes to be higher than they would be in the absence of such transactions. Neither the issuer nor any of the underwriters makes any representation or prediction as to the effect, if any, that these transactions could have on the prices of the offered notes. In addition, neither the issuer nor any of the underwriters represents that the underwriters will engage in any of these transactions or that any of these transactions, once commenced, will not be discontinued without notice.

The underwriters or their affiliates may engage in transactions with, or perform services for, FNANB, DC Funding, Circuit City or their affiliates in the ordinary course of business.

LEGAL MATTERS

We expect that legal matters relating to the issuance of the offered notes will be passed upon for FNANB and DC Funding by McGuireWoods LLP, Richmond, Virginia, and for the underwriters by Mayer, Brown, Rowe & Maw, Chicago, Illinois. We expect that federal income tax matters relating to the certificate trust, the issuer and the offered notes will be passed upon for FNANB and DC Funding by McGuireWoods LLP.

REPORTS TO NOTEHOLDERS

Unless and until the notes are issued in definitive form, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and as registered holder of the notes. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. DC Funding is not required and does not intend to send any of its financial reports to the noteholders or to the owners of beneficial interests in the notes. The servicer will file with the SEC those periodic reports with respect to the certificate trust and the issuer that are required to be filed under the Exchange Act and under the SEC rules and regulations under the Exchange Act. See “Registration and Transfer of the Notes” beginning on page 50 of this prospectus for a further discussion of the circumstances under which the notes will be issued in definitive form.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT THE ISSUER AND THE NOTES

We have filed a registration statement relating to the issuer and the notes with the SEC. The registration statement includes information with respect to the issuer and the notes not included in this prospectus.

The servicer will file with the SEC all required monthly, annual and special SEC reports and all other information about the certificate trust or the issuer required to be filed with the SEC. You may review these filings, without charge, at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Washington, DC 20549. You may obtain copies of these filings, for a fee, at the public reference facility maintained by the SEC in Washington, DC. You may call the SEC at (800) SEC-0330 for further information about the operation of the public reference facilities. You may also view SEC filings with respect to the certificate trust, the issuer and the notes on the SEC website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus information contained in documents we file with the SEC. Any information that we incorporate by reference into this prospectus is considered part of this prospectus. All information that we file later with the SEC will automatically update the information in this prospectus. If the information provided in, or incorporated by reference into, this prospectus or the attached prospectus supplement differs from later information incorporated by reference into this prospectus or the attached prospectus supplement, you should rely on the later information. We incorporate by reference into this prospectus all monthly, annual and special reports and all other information filed with the SEC by or on behalf of the certificate trust or the issuer after the date of this prospectus and before the termination of the offering of the notes.

You may obtain a copy of any document we incorporate by reference into this prospectus, without exhibits unless the exhibits are specifically incorporated by reference, without charge, by writing or calling us at 225 Chastain Meadows Court, Kennesaw, Georgia 30144, Attention: Treasury Department, (770) 423-7900.

GLOSSARY OF DEFINED TERMS

“Account” means a MasterCard or VISA credit card account originated by FNANB and included in the Trust in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable; provided, however, that:

•	an Automatic Additional Account will be included as an Account only from and after the date that account is created;

•	a Designated Additional Account will be included as an Account only from and after the date that account is designated; and

•	a Removed Account will be included as an Account only until the receivables in that Removed Account are retransferred to DC Funding.

“Accumulation Period” means, with respect to any series of notes, a Controlled Accumulation Period, a Rapid Accumulation Period or such other type of accumulation period as may be specified in the related indenture supplement.

“Additional Cut-Off Date” means, with respect to a Designated Additional Account, the related cut-off date.

“Adjustment Amount” means, for any Collection Period, the amount, if any, by which the Transferor Amount is less than zero as of the last day of that Collection Period; provided, however, that this deficiency will only constitute an Adjustment Amount:

•	to the extent attributable to downward adjustments in the amount of Principal Receivables in the Trust made by the servicer for non-credit reasons as described under “Description of the Notes—Allocation of Adjustment Amount” beginning on page 28 of this prospectus; and

•	to the extent DC Funding fails to pay to the servicer, for deposit into the Excess Funding Account, the amount of that deficiency as described under “Description of the Notes—Allocation of Adjustment Amount” beginning on page 28 of this prospectus.

“Aggregate Invested Amount” means the aggregate of the Invested Amounts for all outstanding series of securities, other than the collateral certificate.

“Amortization Period” means, with respect to any series of notes, a Controlled Amortization Period, a Principal Amortization Period, an Early Amortization Period or such other type of amortization period as may be specified in the related indenture supplement.

“Automatic Additional Account” means an Eligible Account automatically included in the Trust as of the date of its creation in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Richmond, Virginia, Atlanta, Georgia or New York, New York, or, with respect to any series of notes, any other city specified in the related indenture supplement, are authorized or obligated by law or executive order to be closed.

“Collection Account” means a segregated trust account established by the Trustee with an Eligible Institution, for the benefit of the securityholders, into which the servicer deposits amounts collected on the receivables.

“Collection Period” means, with respect to any series of notes, the period from and including the first day of a month to and including the last day of that month or such other period as may be specified in the related indenture supplement.

“Companion Series” means a series of notes that is paired with a previously issued series of notes and that has an Invested Amount that increases as the Invested Amount of the previously issued series decreases.

“Controlled Accumulation Period” means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement, up to a specified amount, are deposited on or before each Distribution Date into a Principal Funding Account.

“Controlled Amortization Period” means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement, up to a specified amount, are used on each Distribution Date to make principal payments to the noteholders of that series or any class of that series then scheduled to receive principal payments.

“Definitive Notes” means notes issued in fully registered, certificated form.

“Default Amount” means, for any Collection Period, the aggregate amount of Principal Receivables, other than Principal Receivables that are not Eligible Receivables, in all Accounts that were charged-off during that Collection Period minus all amounts recovered with respect to charged-off Accounts during that Collection Period.

“Designated Additional Account” means an Eligible Account other than an Automatic Additional Account designated by DC Funding after the Initial Closing Date and included in the Trust upon its designation in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable.

“Determination Date” means, with respect to any series of notes, the eighth day of each month, or, if that eighth day is not a Business Day, the next succeeding Business Day, or such other day as may be specified in the related indenture supplement.

“Discount Option” means the option of DC Funding to designate a percentage of receivables in the Trust that would otherwise be treated as Principal Receivables to be treated as Finance Charge Receivables.

“Discount Percentage” means a specified fixed or variable percentage specified by DC Funding in accordance with the master pooling and servicing agreement or the transfer and servicing agreement, as applicable. The Discount Percentage is currently 2.0%.

“Distribution Date” means, with respect to any series of notes, the fifteenth day of each month, or, if that fifteenth day is not a Business Day, the next succeeding Business Day, or such other date specified in the related indenture supplement on which payments are scheduled to be made to the noteholders of that series.

“Early Amortization Event” means, with respect to any series of notes, an event or condition described under “Description of the Notes—Early Amortization Events” beginning on page 30 of this prospectus and any other event identified as an Early Amortization Event in the related prospectus supplement.

“Early Amortization Period” means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement are used on each Distribution Date to make principal payments to the noteholders of that series or any class of that series then scheduled to receive principal payments.

“Eligible Account” means a consumer revolving credit card account that satisfies the eligibility criteria described under “Overview of the Accounts and the Receivables” beginning on page 9 of this prospectus.

“Eligible Institution” means:

•	a depository institution, which may be the certificate trustee or the indenture trustee, organized under the laws of the United States or any state or the District of Columbia, or any domestic branch or agency of any foreign bank, which maintains certain long-term and short-term debt ratings required by the rating agencies and the deposits in which are insured by the FDIC; or

•	a depository institution, which may be the certificate trustee or the indenture trustee, otherwise acceptable to each rating agency.

“Eligible Investments” means:

•	direct obligations of, or obligations fully guaranteed as to timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

•	demand deposits, time deposits, bankers’ acceptances and certificates of deposit of financial institutions having an unsecured short-term debt rating in the highest rating category from each rating agency;

•	commercial paper having a rating in the highest rating category from each rating agency;

•	demand deposits, time deposits and certificates of deposit insured by the FDIC and having a rating in the highest rating category from each rating agency;

•	money market funds having a rating in the highest rating category from each rating agency; and

•	any other investment approved by each rating agency.

“Eligible Receivable” means a receivable that satisfies the eligibility criteria described under “Overview of the Accounts and the Receivables” beginning on page 9 of this prospectus.

“Enhancement Invested Amount” means, with respect to any series or class of securities, the aggregate amount of Principal Receivables in the Trust allocated to the provider of any credit enhancement for that series or class, in each case as specified in the related series supplement or indenture supplement, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Funding Account” means a segregated trust account established by the Trustee with an Eligible Institution, for the benefit of the securityholders, in which collections of Principal Receivables are held as collateral if the Transferor Amount is less than the Minimum Transferor Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchangeable Transferor Certificate” means a certificate evidencing an undivided interest in the assets of the Trust not evidenced by the securities of any outstanding series or, to the extent provided in any series supplement or indenture supplement for any outstanding series, any provider of credit enhancement for that series.

“FDIA” means the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Finance Charge Receivables” means receivables representing amounts owed by cardholders for periodic finance charges, cash advance fees, annual fees, late charges, overlimit charges, returned check charges or other fees or charges, other than credit insurance premiums; provided, however, that an amount equal to the product of the Discount Percentage and the amount of receivables that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables. Collections of Finance Charge Receivables for any Collection

Period will also include recoveries, if any, received during that Collection Period in excess of the Default Amount for that Collection Period, interchange allocated to the Trust for that Collection Period and the net investment earnings, if any, received during that Collection Period on funds on deposit in the Excess Funding Account.

“Finance Charge Shortfall” means, with respect to any series of securities, the amount specified as such in the related series supplement or indenture supplement, as applicable.

“Funding Period” means, with respect to any pre-funded series of notes, a period during which the aggregate amount of Principal Receivables in the Trust allocated to that series may be less than the aggregate principal amount of the notes of that series.

“Initial Closing Date” means October 30, 1997.

“Initial Cut-Off Date” means September 30, 1997.

“Interest Funding Account” means, with respect to any series of notes that provides for the payment of interest less frequently than monthly, a segregated trust account established by the indenture trustee with an Eligible Institution, for the benefit of the noteholders of that series, into which collections of Finance Charge Receivables allocated to that series and any other amounts specified in the related indenture supplement are deposited.

“Invested Amount” means, with respect to any series or class of securities, the aggregate amount of Principal Receivables in the Trust allocated to that series or class, in each case as specified in the related series supplement or indenture supplement, as applicable.

“Invested Percentage” means, with respect to any series or class of securities, the percentage used to allocate collections of Finance Charge Receivables, collections of Principal Receivables or Default Amounts, as applicable, to that series or class, in each case as specified in the related series supplement or indenture supplement, as applicable.

“Investor Charge-Off” means, with respect to any series of notes, a reduction in the Invested Amount of that series resulting from a shortfall in available funds; provided, however, that the amount of that reduction for any series on any Distribution Date may not exceed the Default Amount allocated to that series for the preceding Collection Period.

“Minimum Aggregate Principal Receivables” means the aggregate of the Series Minimum Aggregate Principal Receivables for all outstanding series of securities other than the collateral certificate.

“Minimum Transferor Amount” means, as of any date, the product of the aggregate amount of Principal Receivables in the Trust on that date and the Minimum Transferor Interest Percentage as of that date.

“Minimum Transferor Interest Percentage” means, as of any date, the highest Series Minimum Transferor Interest Percentage for any outstanding series of securities as of that date.

“Non-U.S. Note Owner” means a beneficial owner of a note who is not a U.S. Note Owner.

“Note Owner” means the beneficial owner of a note.

“Plan” means:

•	an employee benefit plan, as defined in Section 3(3) of ERISA, whether or not subject to Title I of ERISA;

•	a plan, as defined in Section 4975(e)(1) of the Internal Revenue Code, whether or not subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans; and

•	an entity whose underlying assets include plan assets by reason of a plan’s investment in that entity, including insurance company general accounts.

“Pre-Funding Account” means, with respect to any series of notes that includes a Funding Period, a segregated trust account established by the servicer with an Eligible Institution, for the benefit of the related noteholders, into which the difference between the aggregate amount of Principal Receivables in the Trust allocated to that series and the aggregate principal amount of the notes of that series, and any other amounts specified in the related indenture supplement, are deposited.

“Principal Amortization Period” means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement are used on each Distribution Date to make principal payments to the noteholders of that series or any class of that series then scheduled to receive principal payments.

“Principal Commencement Date” means, with respect to any series of notes that includes an Amortization Period or any class of that series, the date on which principal payments on the related notes are scheduled to commence.

“Principal Funding Account” means, with respect to any series of notes that includes an Accumulation Period or any class of that series, a segregated trust account established by the servicer with an Eligible Institution, for the benefit of the related noteholders, into which collections of Principal Receivables allocated to that series or class and any other amounts specified in the related indenture supplement are deposited.

“Principal Receivables” means receivables representing amounts owed by cardholders for goods and services, cash advances, credit insurance premiums and service contract charges; provided, however, that an amount equal to the product of the Discount Percentage and the amount of receivables that would otherwise be treated as Principal Receivables will be treated as Finance Charge Receivables.

“Principal Shortfall” means, with respect to any series of securities, the amount specified as such in the related series supplement or indenture supplement, as applicable

“PTCE” means a Prohibited Transaction Class Exemption under ERISA.

“Rapid Accumulation Period” means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series and any other amounts specified in the related indenture supplement are deposited on or before each Distribution Date into a Principal Funding Account.

“Record Date” means, with respect to any Distribution Date for any series of notes, the last Business Day of the preceding month or such other date as may be specified in the related indenture supplement.

“Removed Account” means an Account the receivables in which are to be retransferred to DC Funding.

“Revolving Period” means, with respect to any series of notes, a period during which collections of Principal Receivables allocated to that series are not accumulated for or paid to the noteholders of that series.

“Scheduled Distribution Date” means, with respect to any series of notes that includes an Accumulation Period or any class of that series, the date on which a single principal payment on the related notes is scheduled to occur.

“Series Minimum Aggregate Principal Receivables” means, with respect to any series of securities, the amount specified as the minimum aggregate principal receivables in the related series supplement or indenture supplement, as applicable, which amount is described with respect to the previously issued series of securities that are currently outstanding under “Annex I: Previously Issued Series” in the attached prospectus supplement, or such lesser amount as may be designated by DC Funding; provided, however, that DC Funding may not designate a lesser amount unless it receives written confirmation from each rating agency that the designation of that lesser amount will not result in a reduction or withdrawal of the rating assigned by that rating agency to any outstanding series of securities.

“Series Minimum Transferor Interest Percentage” means, with respect to any series of securities, the percentage specified as such in the related series supplement or indenture supplement, as applicable, which percentage is described with respect to the previously issued series of securities that are currently outstanding under “Annex I: Previously Issued Series” in the attached prospectus supplement, or such higher percentage as may be designated by DC Funding; provided, however, that DC Funding may not designate a higher percentage unless, after giving effect to that designation, the Transferor Amount equals or exceeds the Minimum Transferor Amount.

“Servicer Default” means, with respect to any series of securities, an event or condition described under “Description of the Notes—Servicer Defaults” beginning on page 34 of this prospectus.

“Shared Excess Finance Charge Collections” means collections of Finance Charge Receivables allocated to a series of notes included in a group that are not needed to make required deposits or payments with respect to that series.

“Shared Principal Collections” means collections of Principal Receivables allocated to a series of notes included in a group that are not needed to make required deposits or payments with respect to that series.

“Stated Series Termination Date” means, for any series of notes, the date specified in the related indenture supplement as the last day on which interest and principal will be distributed to the noteholders of that series.

“Substitution Date” means December 31, 2001, the date on which DC Funding was substituted for FNANB as transferor under the master pooling and servicing agreement.

“Termination Date” means the date on which the receivables held by the certificate trust are transferred to the issuer and the certificate trust is terminated.

“Transferor Amount” means, as of any date:

•	the aggregate amount of Principal Receivables, other than Principal Receivables that have been charged off as uncollectible, in the Trust at the end of the day preceding that date; plus

•	the amount on deposit in the Excess Funding Account at the end of the day preceding that date; minus

•	the Aggregate Invested Amount at the end of the day preceding that date; minus

•	without duplication, the aggregate Enhancement Invested Amount, if any, for all outstanding series of securities, other than the collateral certificate, at the end of the day preceding that date.

“Transferor Interest” means the undivided interest in the assets of the trust evidenced by the Exchangeable Transferor Certificate.

“Transferor Percentage” means the percentage used to allocate collections of Finance Charge Receivables, collections of Principal Receivables or Default Amounts, as applicable, to DC Funding, which percentage equals 100% minus the sum of the Invested Percentages for all outstanding series of securities, other than the collateral certificate.

“Trust” means:

•	if the Termination Date has not occurred, the certificate trust; and

•	if the Termination Date has occurred, the issuer.

“Trustee” means:

•	if the Termination Date has not occurred, the certificate trustee; and

•	if the Termination Date has occurred, the indenture trustee.

“U.S. Note Owner” means a beneficial owner of a note that is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the Unites States and the control of a United States person as described in Section 7701(a)(30) of the Internal Revenue Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

“U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any state, unless, in the case of a partnership, Treasury regulations provide otherwise;

•	an estate the income of which is includible in gross income for federal income taxation regardless of its source; or

•	a trust the income of which is subject to federal income taxation regardless of its source, if a United States court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons has authority to control all substantial decisions of the trust.

FNANB Credit Card Master Note Trust

Issuer

DC Funding International, Inc.

Transferor

First North American National Bank

Servicer

$423,500,000 Class A Floating Rate

Asset Backed Notes

SERIES 2003-A

PROSPECTUS SUPPLEMENT

Dated May 21, 2003

Underwriters of the Class A Notes

Banc of America Securities LLC	Wachovia Securities

Morgan Stanley

SunTrust Robinson Humphrey

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the class A notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the class A notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the class A notes will deliver a prospectus supplement and prospectus until August 27, 2003.